UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

Fulton Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
[X]	No fee required
[ ]	Fee paid previously with preliminary materials
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. Box 4887
One Penn Square
Lancaster, Pennsylvania 17604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD

TUESDAY, MAY 17, 2022 AT 10:00 A.M. EASTERN TIME

TO THE SHAREHOLDERS OF FULTON FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors (the “Board”), the 2022 Annual Meeting (the “Annual Meeting”) of the shareholders of FULTON FINANCIAL CORPORATION (“Fulton”) will be held on Tuesday, May 17, 2022, at 10:00 A.M. Eastern Time, at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania 17603, for the purpose of considering and voting upon the following matters:

1.	ELECTION OF DIRECTORS. The election of 13 director nominees to serve for a one-year term;

2.	EXECUTIVE COMPENSATION PROPOSAL. A non-binding say on pay (“say-on-pay”) proposal to approve the compensation of the named executive officers (the “NEOs”);

3.	APPROVAL OF THE 2022 AMENDED AND RESTATED EQUITY AND CASH INCENTIVE COMPENSATION PLAN. A proposal to approve Fulton’s 2022 Amended and Restated Equity and Cash Incentive Compensation Plan (the “2022 Plan”);

4.	RATIFICATION OF INDEPENDENT AUDITOR. The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2022; and

5.	OTHER BUSINESS. Such other business as may properly be brought before the Annual Meeting and any adjournments thereof.

Only those shareholders of record at the close of business on March 1, 2022 (the “Record Date”) shall be entitled to be given notice of, to attend and to vote at, the Annual Meeting. Please take a moment to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or, alternatively, if you received paper copies of the proxy statement (the “Proxy Statement”) and proxy card, then complete, sign and date the proxy card and return it in the postage-paid envelope. Shareholders attending the Annual Meeting may vote during the meeting in person or online by using the control number that appears on the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting (the “Notice”) even if they previously voted by proxy.

Voting via the Internet or by telephone prior to the meeting is fast and convenient, and your vote is immediately tabulated and confirmed. Your proxy is revocable and may be withdrawn at any time before it is voted at the Annual Meeting. You are cordially invited to attend the Annual Meeting on May 17, 2022 at 10:00 A.M. Eastern Time. If you plan on attending the Annual Meeting in person, please see the instructions contained in this Proxy Statement.

A copy of Fulton’s 2021 Annual Report on Form 10-K (the “Annual Report”) accompanies this Proxy Statement.

Sincerely,

April 1, 2022	Natasha R. Luddington Senior Executive Vice President, Chief Legal Officer and Corporate Secretary

PROXY STATEMENT

Dated and To Be Mailed on or about: April 1, 2022

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2022 AT 10:00 A.M. EASTERN TIME

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2022 ANNUAL MEETING SUMMARY

When and where	The Annual Meeting will be held at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania 17603, on Tuesday, May 17, 2022, at 10:00 A.M. Eastern Time. To vote prior to the Annual Meeting please go to the link that can be found at www.proxyvote.com. To vote at, or attend, the Annual Meeting, you will need the control number included on your proxy card or voting instruction form. Please refer to the “Date, Time and Place of the Annual Meeting” section of this Proxy Statement for more details about attending the Annual Meeting in person and requesting an admission ticket if you wish to attend the Annual Meeting in person.
Matters to be Voted on and Vote Recommendations	Proposal One (Page 9) The election of 13 director nominees to serve for a one-year term.		Proposal Two (Page 46) The approval of a non-binding say-on-pay proposal to approve the compensation of the NEOs.
	Proposal Three (Page 47) A proposal to approve the 2022 Plan.		Proposal Four (Page 56) The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2022.

Board Recommendations

The Board recommends that shareholders vote: (i) FOR the election of each of the 13 director nominees; (ii) FOR the approval of the non-binding say-on-pay proposal to approve the compensation of the NEOs; (iii) FOR the approval of the 2022 Plan and (iv) FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2022.

How to Vote Your Shares	You can vote your shares via the Internet by visiting www.proxyvote.com and entering your control number.	You can vote your shares by telephone by calling 1-800-690-6903 and using your control number.	If you received a paper copy of the Proxy Statement, you can vote your shares by signing and returning your proxy card by U.S. mail.	You can vote at the Annual Meeting with your control number (See How to Vote on Page 4 for more information).
Electronic Delivery

If you would like to save paper and reduce the costs incurred by Fulton in printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Annual Reports on Form 10-K electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com and have your proxy card and control number when you access the website, then follow the instructions at www.proxyvote.com to obtain your records and create an electronic voting instruction form. Follow the instructions for voting online and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

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The following table provides summary information about each Annual Meeting director nominee and their current Fulton committee assignments:

Director Nominee	Age	Fulton Director Since	Independent Director	Audit Committee	Executive Committee	Human Resources Committee	Nominating & Corporate Governance Committee	Risk Committee
Jennifer Craighead Carey	53	2019	-	-	-	-	-	Vice Chair
Lisa Crutchfield	59	2014	Yes	-	Member	Member	Chair since 2017	-
Denise L. Devine	66	2012	Yes	Vice Chair	-	Vice Chair	-	-
Steven S. Etter	68	2019	Yes	Member		Member	-	-
George W. Hodges	71	2001	Yes	Member	-	Member	-	-
George K. Martin	68	2021	Yes	-	-	-	-	Member
James R. Moxley III	61	2015	Yes	-	Lead Director and Chair since 2018	Member	Member	-
Curtis J. Myers *	53	2019	-	-	-	-	-	Member (Ex-officio)
Antoinette M. Pergolin	58	-	Yes	-	-	-	-	-
Scott A. Snyder	56	2016	Yes	-	Member	-	Vice Chair	Chair since 2019
Ronald H. Spair	66	2015	Yes	Chair since 2017	Vice Chair	Member	-	-
Mark F. Strauss	70	2016	Yes	-	Member	Chair since 2021	Member	-
E. Philip Wenger **	64	2009	-	-	Member	-	-	Member (Ex-officio)

*	President and Chief Operating Officer
**	Chairman and Chief Executive Officer

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GENERAL INFORMATION

Date, Time and Place of the Annual Meeting

You are cordially invited to attend the Annual Meeting. The Annual Meeting will be held Tuesday, May 17, 2022, at 10:00 A.M. Eastern Time at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania 17603. To vote at, or attend, the Annual Meeting, please go to the link at www.proxyvote.com.

Registered and beneficial shareholders must request an admission ticket on or before May 15, 2022 to attend the Annual Meeting in person. Shareholders can RSVP and print their admission tickets by accessing “Shareholder Meeting Registration” at www.proxyvote.com and following the instructions provided. You will need the 16-digit control number included on your proxy card, voter instruction form or the Notice sent to you. Each person attending the Annual Meeting must bring their printed ticket and a valid photo identification such as a driver’s license or passport. Failure to follow these admission procedures may delay your entry into, or prevent you from being admitted to, the Annual Meeting.

If you received the Notice, or if you requested proxy materials be provided to you by email, please go to the link that can be found at www.proxyvote.com. You will need to enter the control number that appears on the Notice.

Shareholders Entitled to Vote at and Attend the Annual Meeting

Attendance at the Annual Meeting will be limited to shareholders of record at the close of business on the Record Date. Only those shareholders as of the Record Date shall be entitled to receive notice of and attend the Annual Meeting.

Purpose of the Annual Meeting

Fulton shareholders will be asked to consider and vote upon the following matters at the Annual Meeting: (i) the election of 13 director nominees to serve for a one-year term; (ii) a non-binding say-on-pay proposal to approve the compensation of the NEOs; (iii) the approval of the 2022 Plan; (iv) the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2022 and (v) such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies. Fulton is making this solicitation and will pay the cost of preparing, assembling, printing, mailing and distributing proxy materials and soliciting votes for the Annual Meeting. The solicitation of proxies or votes may be made in person, by mail, telephone or by electronic communication by Fulton’s directors, officers and employees who will not receive any compensation for such solicitation activities. Fulton has engaged Alliance Advisors to aid in the solicitation of proxies. The fee for such services is estimated at $7,000, plus reimbursement for reasonable research, distribution and mailing costs.

Fulton pays the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and employees of Fulton or its subsidiaries telephonically, electronically or by other means of communication. These directors, officers and employees receive no additional compensation for their services. Fulton will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials in accordance with applicable laws.

Revocability and Voting of Proxies

The execution and return of the enclosed proxy card, or voting by another method, will not affect a shareholder’s right to attend, and vote at, the Annual Meeting. A shareholder may revoke any proxy by: (i) delivering written notice to the Corporate Secretary; (ii) sending a new proxy card before the shares are voted at the Annual Meeting or (iii) voting by another method before the deadline set forth on the proxy card. Unless revoked, any proxy given pursuant to this solicitation will be voted at the Annual Meeting in accordance with the written instructions of the shareholder.

In the absence of specific voting instructions, all proxies will be voted:
● FOR the election of 13 director nominees to serve for a one-year term
● FOR the approval of the non-binding say-on-pay proposal to approve the compensation of the NEOs
● FOR the approval of the 2022 Plan
● FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor

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The Board knows of no other business to be presented at the Annual Meeting. In the event that any other matters are properly brought before the Annual Meeting, and for which Fulton did not receive notice at least 45 days prior to the date of mailing of this Proxy Statement, any proxy given pursuant to this solicitation will be voted in the discretion of the proxyholders named on the proxy card, as permitted by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If you are a registered shareholder of record who holds stock in certificates or in book entry with Fulton’s transfer agent and you do not cast your vote, no votes will be cast on your behalf at the Annual Meeting.

Shares held for the account of shareholders who participate in Fulton’s: (i) Dividend Reinvestment and Stock Purchase Plan, and (ii) Employee Stock Purchase Plan (the “ESPP”) will be voted in accordance with the instructions of each shareholder. If a shareholder who participates in these plans does not return a proxy, the shares held for the shareholder’s account will not be voted.

Shares held for the account of Fulton employees and former employees who participate in the Fulton 401(k) Retirement Plan (the “401(k) Plan”) will be voted by the plan trustee (“Plan Trustee”) in accordance with the instructions of each 401(k) Plan participant. The voting instructions of the 401(k) Plan participants must be received by May 12, 2022. If no direction is given, then the 401(k) Plan shares will not be voted by the Plan Trustee. The Plan Trustee has established procedures that are designed to safeguard the confidentiality of information about each 401(k) Plan participant’s purchase, holding, sale and voting of the common stock. If a 401(k) Plan participant has questions about these procedures or concerns about the confidentiality of this information, please contact the Retirement Plan Administrative Committee and direct the inquiry to Fulton Financial Corporation, Attention: RPAC – Benefits, P.O. Box 4887, One Penn Square, Lancaster, PA 17604.

How to Vote

There are several ways for you to vote your shares:

●	By mail. If you received printed proxy materials, you may submit your proxy card by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Proxy cards submitted by mail must be received no later than May 16, 2022 to be voted at the Annual Meeting;

●	By telephone. Instructions are shown on your proxy card or Notice;

●	Via the Internet. Instructions are shown on your proxy card or Notice; and

●	At the Annual Meeting. You may vote your shares at the Annual Meeting by casting a ballot or voting online by following the instructions on the proxy materials sent to you.

If you are a beneficial owner of Fulton common stock, you should receive the Notice or voting instructions from your broker or other nominee holding your shares with instructions how to vote your shares. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), Fulton is furnishing proxy materials to certain of Fulton’s shareholders on the Internet at www.proxyvote.com in lieu of mailing paper copies of the materials unless the shareholders elected to receive paper copies of Fulton’s proxy materials. As a result, certain shareholders will receive the Notice and other shareholders will receive paper copies. Electronic delivery expedites the receipt of proxy materials and significantly lowers costs to conserve natural resources.

This Proxy Statement and Fulton’s Annual Report are available in the Investor Relations section of Fulton’s website at www.fultonbank.com. The contents of Fulton’s website are not incorporated into this Proxy Statement by provision of this link or other links in this Proxy Statement.

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Voting Shares Held in Street Name

If you hold shares in “street name” or “nominee name” with a bank or broker, then you should instruct your bank or broker how to vote your shares, and follow the voting procedures required by your bank or broker to vote your shares.

Voting of Shares and Principal Holders Thereof

At the close of business on the Record Date, Fulton had 160,590,000 shares of common stock outstanding and entitled to vote. There is no other class of capital stock outstanding entitled to vote at the Annual Meeting.

As of the Record Date, 3,592,800 shares of Fulton common stock were held by Fulton Financial Advisors (“FFA”), a division of Fulton Bank, N.A. (“Fulton Bank”) as the Plan Trustee, or in a fiduciary capacity for fiduciary accounts. The shares held in this manner, in the aggregate, represent approximately 2.24% of the total shares outstanding. Shares held by FFA, as Plan Trustee, are voted by the beneficiaries of the 401(k) Plan. Shares for which FFA serves as a co-fiduciary will be voted by the co-fiduciary, unless the co-fiduciary declines to accept voting responsibility, in which case, FFA will vote to abstain on all proposals. Shares for which FFA serves as sole trustee of a revocable trust, shares for which FFA acts as agent for an investment management account, and shares for which FFA acts as custodian for a custodial account, are voted by the settlor of the revocable trust and the principal of the agency or custodial account unless the governing document provides for FFA to vote the shares, in which case FFA will vote to abstain on all proposals. Shares for which FFA is acting as sole trustee of an irrevocable trust or as guardian of the estate of a minor or an incompetent person are voted by FFA, and in such cases, FFA will vote to abstain on all proposals.

The holders of a majority of Fulton’s outstanding shares of common stock must be present in person, or by proxy, at the Annual Meeting to constitute a quorum for the conduct of business. Abstentions and broker non-votes (i.e., proxies from banks, brokers or other nominees indicating that such entities have not received instructions from the beneficial owners or other persons entitled to vote as to a matter which such bank, broker or other nominee does not have discretionary power to vote) will also be counted as being present for purposes of determining a quorum if such shares have been voted on any matter other than a procedural matter. Proxies returned without voting instructions will not be counted for purposes of determining a quorum.

Each share is entitled to one vote on all matters submitted to a vote of the shareholders. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, except for the election of directors, where the 13 nominees receiving the highest number of votes shall be elected, or in cases where the vote of a greater number of shares is required by law or under Fulton’s Articles of Incorporation or Bylaws.

In the election of directors, the 13 nominees receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors for terms of one year. However, Fulton’s Governance Guidelines (defined below) require a director nominee who does not receive the affirmative vote of a majority of the votes cast in an uncontested election (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) to offer his or her resignation. See Page 7 “Selection of Directors” – “Majority Vote Standard,” below.

The proposals being considered at the Annual Meeting are as follows:

	Proposal	Vote Requirement	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of Directors	Highest number of votes cast	No effect	No effect
2.	Advisory Vote on Executive Compensation	Affirmative vote of a majority of the votes cast	No effect	No effect
3.	2022 Amended and Restated Equity and Cash Incentive Compensation Plan	Affirmative vote of a majority of the votes cast	No effect	No effect
4.	Ratification of the appointment of Fulton’s independent auditor	Affirmative vote of a majority of the votes cast	No effect	No effect

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Recommendation of the Board

The Board recommends that Fulton shareholders vote as follows:

Proposal		Vote Recommendation
1.	Election of Directors	FOR the election of each of the 13 director nominees
2.	Advisory Vote on Executive Compensation	FOR the approval of the non-binding say-on-pay proposal to approve the compensation of the NEOs
3.	2022 Amended and Restated Equity and Cash Incentive Compensation Plan	FOR the approval of the 2022 Plan
4.	Ratification of the appointment of Fulton’s independent auditor	FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor

Shareholder Proposals

Shareholder proposals intended to be considered for inclusion in Fulton’s Proxy Statement and form of proxy for the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) must be received by Fulton’s Corporate Secretary at the principal executive offices of Fulton at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604 no later than December 2, 2022 and must satisfy the other requirements of Rule 14-8 under the Exchange Act. Any shareholder proposal not received by February 15, 2023, will be considered untimely. To comply with the universal proxy rules once effective, shareholders who intend to solicit proxies in support of director nominees other than Fulton’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2022.

Contacting the Board

A Fulton shareholder can contact the Board by writing to: Board of Directors, Fulton Financial Corporation, Attention: Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604. The Chair of the Executive Committee of the Board will determine further distribution of written communications based on the communication.

Our Current Governance Best Practices

Fulton’s current governance best practices include:
● Board-designated lead director (the “Lead Director”)
● Regular executive sessions chaired by the Lead Director
● All key committees composed entirely of independent directors
● A majority of Fulton directors are independent
● Officer and director stock ownership guidelines
● Annual Board and committee self-evaluations
● Anti-hedging and pledging prohibitions
● Clawback policy

Code of Conduct

Fulton’s Code of Conduct (the “Code of Conduct”) governs the conduct of its directors, officers and employees. A current copy of the Code of Conduct can be obtained, without cost, by writing to the Corporate Secretary at: Fulton Financial Corporation, Attention: Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604. The current Code of Conduct is available on Fulton’s website at www.fultonbank.com.

Corporate Governance Guidelines

Fulton’s Corporate Governance Guidelines (the “Governance Guidelines”) address, among other matters, the following: (i) the size of the Board; (ii) director qualifications; (iii) a majority vote standard; (iv) service on other boards and director change in status; (v) meeting attendance and review of meeting materials; (vi) director access

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to management and independent advisors; (vii) designation of a Lead Director; (viii) executive sessions; (ix) Chief Executive Officer (“CEO”) evaluation and succession planning; (x) Board and committee evaluations; (xi) stock ownership guidelines; (xii) communications by interested parties; (xiii) Board and committee minutes; (xiv) Code of Conduct and (xv) disclosure and update of the Governance Guidelines.

The current Governance Guidelines can be obtained, without cost, by writing to the Corporate Secretary at: Fulton Financial Corporation, Attention: Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604. The Governance Guidelines are available on Fulton’s website at www.fultonbank.com.

SELECTION OF DIRECTORS

General Information

The Board is currently comprised of 14 directors, all of whom were elected at the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”). A majority of the Board may increase or decrease the number of directors. Any vacancy occurring in the Board may be filled by appointment by the remaining directors. Any director who is appointed to fill a Board vacancy shall hold office until the next annual meeting of the shareholders and until a successor is elected and qualified. Two directors elected at the 2021 Annual Meeting are retiring, and the Board has, by resolution in January 2022, fixed the number of members of the Board at 13 as of the Annual Meeting.

Pursuant to Fulton’s Bylaws, no person may be nominated for election if he or she will be 72 years old on or before the date of the annual meeting of shareholders at which they would stand for election.

Majority Vote Standard

Fulton’s Nominating and Corporate Governance Committee (the “NCG Committee”) recommended, and the Board adopted, a majority vote standard for uncontested director elections, which is incorporated into the Governance Guidelines and acts as a voluntary resignation policy. In an uncontested election, any nominee for director who does not receive a majority of the votes cast is required to promptly tender his or her resignation following certification of the shareholder vote. As further described in the Governance Guidelines, the NCG Committee shall consider the tendered resignation and recommend to the Board of Directors whether to accept it.

Procedure for Shareholder Nominations

Shareholder nominations of director candidates must be made in writing and delivered or mailed to the Chairman of the Board or the Corporate Secretary not less than the earlier of: (i) one hundred twenty (120) days prior to any meeting of shareholders called for the election of directors or (ii) the deadline for submitting shareholder proposals for inclusion in a proxy statement as calculated under Rule 14a-8(e) of the Exchange Act. For the 2023 Annual Meeting, this deadline date is December 2, 2022. The required notice of a shareholder nomination must set forth: (i) the name and address of the shareholder who intends to make the nomination and a representation that the shareholder is a holder of record of stock of Fulton entitled to vote at such meeting and intends to be present in person or by proxy at such meeting to nominate the person or persons to be nominated; (ii) the name, age, business address and residence address of each nominee proposed in such notice; (iii) the principal occupation or employment of each such nominee; (iv) the number of shares of capital stock of Fulton that are beneficially owned by each such nominee; (v) a statement of qualifications of the proposed nominee and a letter from the nominee affirming that he or she will agree to serve as a director of Fulton, if elected by the shareholders; (vi) a description of all arrangements or understandings between the shareholder submitting the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and (vii) such other information regarding the nominee proposed by the shareholder as would be required in the proxy statement soliciting proxies for the election of the director nominee under the rules of the SEC. Shareholder director nominees are subject to the same standard of review as director nominees of Fulton’s Board or its NCG Committee.

Director Qualifications and Board Diversity

In considering a director nominee, Fulton considers a variety of factors, namely: (i) if the candidate is recommended by executive management; (ii) the individual’s professional and personal qualifications, including business experience, education and community and charitable activities; (iii) the individual’s familiarity with one or more of the communities in which Fulton is located or is seeking to locate and (iv) the diversity the individual may provide to the Board and its committees. Fulton does not have a separate written policy regarding how diversity is to be considered in the director nominating process.

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Fulton’s Governance Guidelines provide that Fulton’s Board should be sufficient in size to achieve diversity in business experience, community service and other qualifications among non-employee directors while still facilitating substantive discussions in which each director can participate meaningfully. The NCG Committee is responsible for the Governance Guidelines and for recommending director nominees to the Board. The NCG Committee also considers nominees for director that are recommended by various persons or entities, including, but not limited to, non-management directors, Fulton’s Chief Executive Officer, other senior officers and third parties. Information on the experience, qualifications, attributes and skills of Fulton’s director nominees is described under “Director Nominees” below.

The NCG Committee believes there is a balance between seasoned directors with knowledge of and insight into Fulton and Fulton Bank, and new directors who contribute fresh ideas, perspectives and viewpoints to the Board’s deliberations. The NCG Committee members and the Board are focused on attracting and maintaining directors that provide increasing contributions to Fulton over time and have routinely considered candidates who first served on the board of directors of one of Fulton’s subsidiary banks. The NCG Committee reviews the composition of the Board at least annually to ensure that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity.

The nominees for election to the Board at the Annual Meeting have a gender diversity ratio of 30.8%, a racial diversity ratio of 23.1%, and an average tenure on the Board of seven years, with five nominees having served five or less years, six nominees having served from six to ten years and two nominees having served eleven or more years on the Board. The following is a summary of the gender diversity, racial diversity and average tenure of the Annual Meeting director nominees:

Gender Diversity 30.8%	Racial Diversity 23.1%	Average Nominee Tenure 7 Years

Nasdaq Board Diversity Matrix

The following matrix, as required by Nasdaq listing rules, includes Messrs. Graupera and Waters who are retiring in May 2022 at the Annual Meeting. It does not include the Annual Meeting director nominee who was not on the Board as of December 31, 2021.

Board Diversity Matrix (As of December 31, 2021)
Total Number of Directors	14
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	11	0	0
Part II: Demographic Background
African American or Black	2	2	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	8	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

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ELECTION OF DIRECTORS – PROPOSAL ONE

General Information

The Board nominates the following 13 director nominees for election to the Board for a term of one year:

2022 Director Nominees

Jennifer Craighead Carey Steven S. Etter James R. Moxley III Scott A. Snyder E. Philip Wenger	Lisa Crutchfield George W. Hodges Curtis J. Myers Ronald H. Spair	Denise L. Devine George K. Martin Antoinette M. Pergolin Mark F. Strauss

Except for Ms. Pergolin, each of the above director nominees is presently a director of Fulton, and all director nominee serves on the Fulton Bank Board of Directors (the “Bank Board”). The NCG Committee recommended, and the Board approved, the nomination of the above individuals. The Board has no reason to believe that any of its director nominees will be unable to accept nomination or to serve as a director if elected at the Annual Meeting.

Vote Required

The 13 candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board. Abstentions and broker non-votes will be counted as present at the Annual Meeting if they are voted on at least one non-procedural matter, but abstentions and broker non-votes will not be counted as votes cast in the election of directors.

Recommendation of the Board

The Board recommends that shareholders vote FOR the election of each of the 13 director nominees.

Information about Nominees, Directors and Independence Standards

The experience, qualifications, attributes and skills of the 13 director nominees, including whether they were determined by the Board to be independent for purposes of the Nasdaq listing standards, are set forth below.

Fulton is a Nasdaq listed company and follows the Nasdaq listing standards for Board and committee independence. The Board determined that ten of Fulton’s 13 director nominees are independent. Specifically, the Board determined that director nominees Crutchfield, Devine, Etter, Hodges, Martin, Moxley, Pergolin, Snyder, Spair and Strauss met the definition of independent director in the Nasdaq listing standards. Each of these ten director nominees is free of relationships that would be deemed under the Nasdaq listing standards to interfere with his or her individual exercise of independent judgment.

The current members of the Audit Committee, the Human Resources Committee (the “HR Committee”) and the NCG Committee of the Board meet the requirements for independence under the Nasdaq listing standards, and the rules and regulations of the SEC for service on the Audit Committee, the HR Committee and the NCG Committee. In reviewing director independence, the Board considered the relationships and other arrangements, if any, of each director nominee. The relationships and transactions reviewed and considered are more fully described in “Related Person Transactions” on Page 23.

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Director Nominees Biographical Information

JENNIFER CRAIGHEAD CAREY - Age: 53 ● Fulton Director since 2019 and Fulton Bank Director since 2012 ● 2021 – 2022 Fulton Committees: Risk – Vice Chair

Ms. Craighead Carey has been a partner at Barley Snyder LLP since 2001, and she chaired the firm’s Employment Law group from 2005 to 2019. She concentrates her practice in the areas of labor and employment law as well as school law. She regularly provides advice to employers on a myriad of employment issues and has handled numerous labor arbitrations both in the public and private sector.

She has handled cases at both the administrative level and routinely handles litigation in the Federal District Courts in both the Eastern and Middle Districts of Pennsylvania. Ms. Craighead Carey regularly practices before the Pennsylvania Human Relations Commission and the Equal Employment Opportunity Commission as well as administrative agencies throughout the country, handling all manner of discrimination and retaliation claims. Ms. Craighead Carey is a graduate of Dickinson School of Law, with a J.D., cum laude, a comment writer for the Dickinson Law Review, a member of the Woolsack Honor Society recognizing superior academic achievement, and a member of Minority Law Students Association. She has received the designation of being a “Pennsylvania Super Lawyer” from 2010 through 2021.

Ms. Craighead Carey is active in the community, and she is currently a board member of the Lancaster City Alliance and a member of the WellSpan Diversity, Equity and Inclusion Steering Committee. She is a former board member of the Lancaster Chamber of Commerce & Industry and a past chair of the United Way of Lancaster County. She has been a director of Fulton Bank since 2012, and she has over 20 years of legal, risk management, and employment experience. In addition, she is familiar with the markets in which Fulton operates.

LISA CRUTCHFIELD - Age: 59 ● Independent ● Fulton Director since 2014 and Fulton Bank Director since 2019 ● 2021 – 2022 Fulton Committees: Executive – Member; NCG – Chair; and Human Resources – Member

Ms. Crutchfield is the managing principal of Hudson Strategic Advisers, LLC, an economic analysis and strategic advisory firm serving the energy industry since 2016. She has served as a consultant to the energy industry since 2012. Prior to her entrepreneurial ventures, Ms. Crutchfield served as executive vice president and chief regulatory, risk and compliance officer for National Grid USA from 2008 to 2011. In this role, Ms. Crutchfield also served as an executive director on the board of National Grid USA. She also has served in executive leadership roles at Exelon Corporation (PECO), TIAA-CREF and Duke Energy Corporation. Ms. Crutchfield led the efforts to liberalize the electric generation and gas markets in Pennsylvania when she served as a utility regulator. Ms. Crutchfield currently serves on the board of directors of Unitil Corporation (NYSE: UTL) since 2012, Vistra Energy (NYSE: VST) since 2020 and on the private company board of Buckeye Partners LP since 2020.

Ms. Crutchfield brings more than 20 years of experience leading corporate teams and has extensive knowledge of the financial services industry, and she began her career as a commercial and investment banker. Moreover, she brings expertise in risk management, regulation and compliance. She earned the designation by the National Association of Corporate Directors (“NACD”) as a Governance Leadership Fellow since 2019. Ms. Crutchfield is a graduate of Yale University with a B.A. in economics and political science. She also earned an M.B.A. from Harvard Business School, with a distinction in Finance.

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DENISE L. DEVINE - Age: 66

●      Independent

●      Fulton Director since 2012 and Fulton Bank Director since 2019

●      2021 – 2022 Fulton Committees: Audit – Vice Chair and financial expert; and Human Resources – Vice Chair

Ms. Devine is the founder and since 2014 has served as the Chief Executive Officer of FNB Holdings, LLC, a company dedicated to initiatives in the health and wellness space. Ms. Devine was also founder and Chief Executive Officer of Nutripharm, Inc., a company that has generated a portfolio of composition and process patents to create innovative natural food, beverage, pharmaceutical and nutraceutical products that facilitate nutrition and lifelong health. Ms. Devine, a certified public accountant, also previously served as Chief Financial Officer for Energy Solutions International and in financial management positions for Campbell Soup Company. Ms. Devine has served as Chair of the Pennsylvania State Board of Accountancy and on the Board of Directors of the American Institute of Certified Public Accountants. Ms. Devine was a member of the Board of Trustees of Villanova University from 2005 to 2015, where she was the Chair of the Audit and Risk Committee. She has served on the Board of Directors of Ben Franklin Technology Partners of Southeastern Pennsylvania since 2016 and was appointed to the Board of Directors of Ben Franklin Technology Development Authority in 2018. Ms. Devine has been a director of AgroFresh Solutions, Inc. (Nasdaq: AGFS) since 2018 and a director of SelectQuote (NYSE: SLQT) since 2020. From 2019 to 2021 she served as a director of Cubic Corporation (NYSE: CUB).

Ms. Devine has substantial management, business and finance experience that adds valuable outside experience to Fulton’s Board and its committees. She has completed courses and was recognized by NACD as a Board Leadership Fellow since 2016. She received an M.B.A. from the Wharton School of the University of Pennsylvania, an M.S. in Taxation from Villanova Law School, and a B.S. in Accounting from Villanova University, where she graduated first in her class.

STEVEN S. ETTER - Age: 68

●      Independent

●      Fulton Director since 2019 and Fulton Bank Director since 2012

●      2021 – 2022 Fulton Committees: Audit – Member and financial expert; and Human Resources – Member

Mr. Etter retired as an executive officer of Harrisburg News Company in 2020, after serving as the President and CEO of Harrisburg News Company, a division of Hudson News Distributors LLC (“Hudson News”) a regional magazine, book and newspaper wholesale distribution company since 2014. Prior to its consolidation with Hudson News, Mr. Etter served from 1998 to 2014 as the President and CEO of Harrisburg News Company when it was an independent company. From 1975 to 1997, he held other management positions at Harrisburg News Company and was active in various trade organizations, including the past President of the Council for Periodical Distribution Association, President of the Atlantic Coast Executive Society, and past Secretary and Treasurer of the Atlantic Coast Independent Distributors Association.

A graduate of the University of Miami with a B.A. in finance and marketing, he is a member of its President’s Council that is comprised of a select advisory group of prominent alumni. Mr. Etter also is an Emeritus Director of the Whitaker Center for Science and the Arts, a nonprofit center for the arts, education, entertainment and cultural enrichment, located in Harrisburg, Pennsylvania. Mr. Etter has been active in numerous business endeavors, professional associations, charitable and community organizations during his career, including serving as a former board member of WITF, a public radio and television station that broadcasts in central Pennsylvania.

As a chief executive officer and successful business owner, Mr. Etter brings extensive business skills, financial expertise and regional market knowledge to Fulton’s Board. Mr. Etter has been a director of Fulton Bank since 2012. He was also a long-time member of Fulton Bank’s Harrisburg advisory board.

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GEORGE W. HODGES - Age: 71

●      Independent

●      Fulton Director since 2001 and Fulton Bank Director since 2012

●      2021 – 2022 Fulton Committees: Audit – Member and financial expert; and Human Resources – Member

Mr. Hodges has been a director of Fulton since 2001, and he served as Fulton’s Lead Director from 2010 until June 2018. Mr. Hodges served as a director of Fulton Bank since 2012 and was a director of Drovers & Mechanics Bank, until it was merged into Fulton Bank in 2001.

He has been a director of York Water Company (Nasdaq: YORW) from 2000 to present and served as Chairman of York Water Company from 2011 until May 2021. He was a director of The Wolf Organization, Inc., a regional distributor and sourcing company of kitchen and bath products and specialty building products, from 2008 to 2015, and he served as non-executive Chairman from 2008 to 2009, and prior to that as a member of the Office of the President from 1986 to 2008. Mr. Hodges was a director of Burnham Holdings, Inc. from 2006 to 2021. Burnham Holdings, Inc., is the parent company of 14 subsidiaries that are leading domestic manufacturers of boilers and related HVAC products and accessories including furnaces, radiators and air conditioning systems, for residential, commercial and industrial applications, and he served on the boards of various for profit, non-profit and community organizations.

Mr. Hodges brings considerable financial expertise and business knowledge to the Fulton Board, both through his business experience and service on other boards. Mr. Hodges completed the requirements for the NACD Board Leadership Fellow Program since 2011.

GEORGE K. MARTIN - Age: 68 ● Independent ● Fulton Director since 2021 and Fulton Bank Director since 2016 ● 2021 – 2022 Fulton Committees: Risk Committee – Member

Mr. Martin is a senior partner of the Richmond, Virginia office of McGuireWoods LLP (“McGuire Woods”). From 2009 to 2021 he served as the managing partner McGuire Woods largest office for over 12 years. He has been a partner with the firm since 1990 and practices construction and commercial real estate law, and he was previously involved in firm management in various capacities, including service on the recruiting committee, advisory board and pension committees. He also served as head of the construction transactions team. He has represented public and private entities on numerous real estate projects, including public private partnerships.

He is a graduate of the Howard University School of Law, where he was a member and managing editor of the Howard Law Journal. He received a B.A. from the University of Virginia. He is an attorney with over 40 years’ experience, and he is admitted to practice in the Virginia Supreme Court, U.S. Tax Court and the U.S. Supreme Court.

Mr. Martin is active in the Richmond, Virginia and the Washington, D.C. metro communities. He is currently an adjunct professor at the University of Virginia School of Law. He also serves on the Jefferson Scholars Foundation Board and Executive Committee and the Governing Council and Executive Committee at the University of Virginia’s Miller Center. He is a member of the University of Virginia School of Architecture Foundation Board. Since 1991, he has served on the Housing and Development Law Institute Board in Washington, D.C. He previously served as a member of the Virginia Board of Bar Examiners, the Virginia Bar Association Board of Governors, and the 2019 Commemoration Executive Committee. He previously served as Vice-Rector then Rector at the University of Virginia.

Mr. Martin brings to the Fulton Board extensive senior leadership, legal, real estate and risk management experience. He has been a director of Fulton Bank since 2016, and prior to joining the Fulton Bank board he was a member of Fulton Bank’s Central Virginia Advisory Board.

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JAMES R. MOXLEY III (Independent Lead Director) - Age: 61

●      Independent

●      Fulton Director since 2015, Fulton Bank Director since 2019 and The Columbia Bank Director from 1999 to 2019

●      2021 – 2022 Fulton Committees: Executive – Chair; NCG – Member; and Human Resources – Member

Mr. Moxley currently serves as Fulton’s Lead Director. Prior to joining the Fulton Bank board in 2019, Mr. Moxley was a director of The Columbia Bank since 1999. He is admitted and licensed to practice law in Maryland, and he is a former real estate attorney with Venable, Baetjer and Howard, now known as Venable LLP. Since 1992, Mr. Moxley has served as a Principal of Security Development Corporation, a Washington-Baltimore real estate land development company engaged primarily in retail and multifamily projects.

He serves as a member of the Duke University Library Advisory Board and the Board of Visitors of Duke Law School. Mr. Moxley is a Trustee Emeritus of the Glenelg Country School, having served as a trustee since 1996 and as the board chair. He has also served as a trustee of the Howard County General Hospital from 2021 to present, as a trustee of the Howard Hospital Foundation from 2014 to present, as a Founding Director of the Real Estate Charitable Foundation of Maryland from 2015 to present, and he is active on numerous civic boards and committees in Maryland.

Mr. Moxley received a J.D. degree and A.B. in Economics, magna cum laude, from Duke University. Since 2017, he completed the requirements and is recognized by the NACD as a Board Leadership Fellow. Mr. Moxley brings banking expertise to Fulton’s Board that he gained as a director of The Columbia Bank. He also has extensive business, tax, and legal experience related to the acquisition, financing, and development of commercial and residential real estate. Mr. Moxley’s longstanding board service at Fulton Bank and its predecessors in Maryland also provides Fulton’s Bord with corporate governance and supervisory skills.

CURTIS J. MYERS (President and COO of Fulton) - Age: 53 ● Fulton Director since 2019 and Fulton Bank Director since 2009 ● 2021 – 2022 Fulton Committees: None

Since January 1, 2018, Mr. Myers has been the President and Chief Operating Officer of Fulton. He became an executive officer of Fulton in July 2013 and has held a number of executive positions with Fulton Bank since 1990.

He is also the Chairman, Chief Executive Officer, Chief Operating Officer and President of Fulton Bank. He was promoted to Chairman and Chief Executive Officer in May 2018 and became the President and Chief Operating Officer of Fulton Bank in 2009. He has served as a director of Fulton Bank since 2009.

Mr. Myers has participated in a number of industry organizations and has been active in the local community for many years. He has been involved with the Pennsylvania Bankers Association, is a past chair of the American Heart Association of Lancaster County, a past board member of the YMCA of Lancaster County, and a past board member of the United Way of Lancaster County. He served as the Treasurer of the Fulton Theatre Company from 2011 to 2020, a director of TEC Centro since 2017, and he is the current chair of the Salvation Army (Lancaster) and has been a director of this local non-profit since 1995. In 2019, Mr. Myers joined the Operation HOPE Northeast Advisory Board and the ABA Stonier Graduate School of Banking Advisory Board. In 2021 he joined the board of the Economic Development Company of Lancaster County.

Mr. Myers brings a depth of banking experience, knowledge, executive leadership, financial expertise and other valuable skills to Fulton’s Board. He holds a Bachelor of Science in Business Administration from Shippensburg University and a Master’s degree in Business Administration from Saint Joseph’s University. He is a graduate of the Stonier Graduate School of Banking.

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ANTOINETTE M. PERGOLIN - Age: 58 ● Independent ● Fulton Bank Director since 2012 ● 2021 – 2022 Fulton Committees: None

Since 2004, Ms. Pergolin has served as President and CEO of Bancroft, a New Jersey non-profit. Bancroft is a leading regional non-profit provider of programs and services for individuals with autism, intellectual and developmental disabilities and those in need of neurological rehabilitation. Under her leadership, Bancroft has expanded its services. Prior to joining Bancroft, Ms. Pergolin worked at the University of Pennsylvania Health System for 14 years in various positions, including Chief Financial Officer for Pennsylvania Hospital, and during this time she maintained a CPA license that is now inactive. She received her undergraduate degree in Accounting from Pennsylvania State University and her Master’s in Health Administration from Saint Joseph’s University.

Ms. Pergolin is actively involved in the Metro Philadelphia and New Jersey communities and welcomes opportunities to help others with important missions. She has extensive board experience, including serving as director of Fulton Bank since 2012, and she served on the boards of other organizations, both for profit and nonprofit, over the past decade. She is currently the Chairwoman of the Peirce College Board of Trustees where she has been a trustee since 2016. In April 2021, she was appointed to the Inspira Health Network, Inc. Board of Trustees.

She brings extensive experience in senior leadership, governance, investment, human resources, accounting, and financial expertise to Fulton’s Board.

SCOTT A. SNYDER, PhD - Age: 56 ● Independent ● Fulton Director since 2016 and Fulton Bank Director since 2019 ● 2021 – 2022 Fulton Committees: Executive – Member; NCG – Vice Chair; and Risk – Chair

Dr. Snyder is currently the Chief Digital Officer at EVERSANA, a leading provider of global commercial services to the life sciences industry. Dr. Snyder was previously the President of Breakthru Advisors, which is focused on helping enterprises leverage digital and other emerging technologies to accelerate innovation and new venture creation. Prior to that, he was the Global Head of Digital and Innovation at Heidrick Consulting between April 2018 and September 2020 and the Senior Vice President, Managing Director, and Chief Technology and Innovation Officer for Safeguard Scientifics, Inc. (NYSE: SFE), a provider of capital and relevant expertise to fuel the growth of technology-driven businesses in healthcare, financial services and digital media from August 2016 until March 2018. From 2011 until August of 2016, he served as the President and Chief Strategy Officer of Mobiquity, Inc., a mobile technology company that focuses on digital strategy and engineering enhanced mobile experiences that was recently acquired by Hexaware Technologies Ltd. Since 2016, he has served as the Chair of the Mobiquity advisory board.

Dr. Snyder is a Senior Fellow in the Management Department at the Wharton School, and an adjunct faculty member in the School of Engineering and Applied Science at the University of Pennsylvania. Dr. Snyder has lectured at MIT, Babson, Duke, Georgia Tech and INSEAD on digital innovation, decision-making, business and IT strategy, emerging technologies, product design and development, and big data/analytics since 2002. He received his B.S., M.S., and Ph.D. in Systems Engineering from the University of Pennsylvania.

Dr. Snyder brings over 30 years of business acumen, experience in the technology sector and leadership in digital innovation to the Fulton Board. Dr. Snyder has extensive expertise in the development of digital solutions, mobile business strategy and mobile security. In 2017, Dr. Snyder successfully completed the NACD Cyber-Risk Oversight Program and earned a CERT Certificate in Cybersecurity Oversight issued by the Software Engineering Institute at Carnegie Mellon University.

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RONALD H. SPAIR - Age: 66

●      Independent

●      Fulton Director since 2015 and Fulton Bank Director since 2019

●      2021 – 2022 Fulton Committees: Audit – Chair and financial expert; Executive – Vice Chair; and Human Resources – Member

Since September 2006, Mr. Spair served as the Chief Financial Officer, Chief Operating Officer and a member of the Board of Directors of OraSure Technologies, Inc. (Nasdaq:OSUR), a diagnostic and medical device company headquartered in Bethlehem, Pennsylvania, and since 2001 he has served as Executive Vice President and Chief Financial Officer. In June 2018, he retired from the Board of Directors and as an officer of OraSure Technologies, Inc.

From 2013 to May 2018, Mr. Spair served on the board of Life Science – PA, which was formerly known as Pennsylvania Biotechnology Association, a state trade association for the life sciences community in the Commonwealth of Pennsylvania. He is a certified public accountant, a chartered global management accountant, and he holds an M.B.A. from Rider College.

Mr. Spair brings his public company executive experience and financial expertise to Fulton’s Board. Mr. Spair also has extensive experience negotiating mergers and acquisitions, development and licensing transactions as well as corporate financings.

MARK F. STRAUSS - Age: 70

●      Independent

●      Fulton Director since 2016, Fulton Bank Director since 2019 and Fulton Bank of New Jersey from 2011 to 2019

●      2021 – 2022 Fulton Committees: Executive – Member; Human Resources – Chair; and NCG – Member

Since 2019, Mr. Strauss has served as director of Fulton Bank, a director of Fulton Bank of New Jersey from 2011 to 2019, and a director of Skylands Community Bank prior to its merger with Fulton Bank of New Jersey in 2011. From October 2010 to his retirement in December 2017, he served as Senior Vice President of Corporate Strategy and Business Development at American Water Works Company, Inc. (NYSE: AWK) (“American Water”), the largest and most geographically diverse publicly-traded U.S. water and wastewater utility company, where he was responsible for working with the senior management team to link overall strategy and major growth efforts for American Water’s regulated and competitive operations.

From December 2006 to September 2010, Mr. Strauss served as President of American Water Enterprises, which owns and operates several of American Water’s market-based businesses. In this role, Mr. Strauss oversaw American Water’s non-regulated business units that offer operations and maintenance contract services across the United States and Canada, including water and wastewater management for military bases, service-line protection programs, design, construction and operation of community onsite water and wastewater systems and other innovative solutions that address a variety of challenges facing the industry.

Mr. Strauss has legal and executive skills and, prior to his retirement from American Water, he was also an attorney licensed to practice law in New Jersey.

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E. PHILIP WENGER (Chairman of the Board and CEO of Fulton) - Age: 64

●      Fulton Director since 2009 and Fulton Bank Director since 2019, and from 2003 to 2009

●      2021 – 2022 Fulton Committees: Executive – Member

Mr. Wenger became Chairman of the Board and Chief Executive Officer of Fulton on January 1, 2013. He also served as President from 2008 to 2017, and Chief Operating Officer of Fulton from 2008 to 2012. Mr. Wenger was a director of Fulton Bank from 2003 to 2009, Chairman of Fulton Bank from 2006 to 2009 and has been employed by Fulton in a number of positions since 1979. He rejoined the Fulton Bank board as a director in 2019.

Mr. Wenger currently serves on the Board of Directors of the Pennsylvania Chamber of Commerce and is a member of the Penn State Harrisburg Board of Advisers. Mr. Wenger is also a member of the Operation HOPE Global Board of Advisors, a global financial dignity and economic empowerment nonprofit corporation. He is a past chair of the Lancaster Chamber of Commerce, past chair of the Advisory Board of Stonier Graduate School of Banking, past member of the American Bankers Association Board of Directors, past chair of the Economic Development Company of Lancaster County, a former Board member of the Lancaster County YMCA Foundation and Crispus Attucks Community Center. Since 2019, he has been a director of Burnham Holdings, Inc., the parent company of 14 subsidiaries that are leading domestic manufacturers of boilers and related HVAC products and accessories, including furnaces, radiators and air conditioning systems, for residential, commercial and industrial applications.

Mr. Wenger possesses an extensive knowledge of banking operations through more than thirty years of experience in the financial services industry. He has gained valuable insight through his experience in different banking areas, including retail banking, commercial banking and bank operations and systems.

Directors Retiring from Fulton

Messrs. Graupera and Waters will not stand for re-election at the Annual Meeting and will retire from both the Board and Bank Board as both directors have reached Fulton’s mandatory retirement age.

Fulton’s Board thanks Directors Graupera and Waters for their many years of dedicated service.

CARLOS E. GRAUPERA	ERNEST J. WATERS

Fulton Director since 2019 Fulton Bank Director since 2006	Fulton Director since 2012 Fulton Bank Director since 2011

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Security Ownership of Directors, Nominees, Management and Certain Beneficial Owners

Directors, Director Nominees and NEOs:

The following table sets forth the number of shares of common stock beneficially owned as of the Record Date by: (i) each director; (ii) each director nominee; (iii) the NEOs and (iv) executive officers as a group. Unless otherwise indicated in a footnote, shares shown as beneficially owned by each director, each director nominee and each NEO are held individually by the person.

Director, Director Nominee and Management Beneficial Owners	Title	Total Shares Beneficially Owned	1 2	Total Shares and Director Stock Units	[3]	% of Class

Jennifer Craighead Carey	Director and Nominee	4,407		13,890		*
Lisa Crutchfield	Director and Nominee	11,938		25,685		*
Denise L. Devine	Director and Nominee	21,317	[4]	35,064		*
Steven S. Etter	Director and Nominee	314,232		323,715		*
Carlos E. Graupera	Director	16,524		26,008		*
George W. Hodges	Director and Nominee	42,922	[5]	56,669		*
George K. Martin	Director and Nominee	9,007	[6]	15,773		*
James R. Moxley III	Director and Nominee	158,194	[7]	161,749		*
Antoinette M. Pergolin	Nominee	2,022		8,196		*
Scott A. Snyder	Director and Nominee	6,540		20,287		*
Ronald H. Spair	Director and Nominee	19,072	[8]	32,819		*
Mark F. Strauss	Director and Nominee	25,859	[9]	39,606		*
Ernest J. Waters	Director	31,968	[10]	45,715		*
E. Philip Wenger	Director, Nominee, Chairman of the Board and Chief Executive Officer	429,162	[11]	429,162		*
Curtis J. Myers	Director, Nominee, President and Chief Operating Officer	152,083	[12]	152,083		*
Mark R. McCollom	Senior Executive Vice President and Chief Financial Officer	23,135		23,135		*
Angela M. Snyder	Senior Executive Vice President and Chief Banking Officer	31,018		31,018		*
Meg R. Mueller	Senior Executive Vice President and Head of Commercial Business	92,282	[13]	92,282		*
Total Ownership	Directors, Director Nominees, NEOs and executive officers as a Group (23 Persons)	1,610,212		1,751,386		1.00%

* Represents less than one percent of the outstanding shares of Fulton’s common stock calculated in accordance with Rule 13d-3 of the Exchange Act.

1 Beneficial ownership is determined in accordance with SEC Rule 13d-3 that provides that a person is deemed to own any stock for which that person has or shares: (i) voting power; (ii) investment power; or (iii) the right to acquire beneficial ownership within 60 days after the Record Date.

2 Includes 67,498 shares issuable upon the exercise of vested stock options, which have been treated, in all cases, as outstanding shares for purposes of calculating the percentage of outstanding shares owned by each individual and as a group.

3 Includes a total of 42,068 unvested director stock units awarded in 2021 to the twelve non-employee directors that served from 2021 to 2022, including Directors Graupera and Waters. The director stock units awarded to each of the directors will vest on June 1, 2022 unless the director has elected to defer vesting until retirement or departure from the Fulton Board.

4 Ms. Devine’s ownership includes 1,000 shares held jointly with her spouse.

5 Mr. Hodges’ ownership includes 21,430 shares held in a 401(k) plan, 300 shares held an irrevocable trust for his children and 21,192 shares held by The Hodges Family Foundation, Inc. Mr. Hodges has disclaimed beneficial ownership of the shares held by The Hodges Family Foundation, Inc.

6 Mr. Martin’s ownership includes 4,155 shares held in an individual retirement account and 125 shares held jointly with his spouse.

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7 Mr. Moxley’s ownership includes: (i) 39,115 shares held by The Moxley Family Trust; (ii) 1,227 shares held solely by his spouse; (iii) 18,411 shares held by Mr. Moxley as custodian for his children and (iv) 28,000 shares held in a 401(k) plan.

8 Mr. Spair’s ownership includes 10,000 shares held jointly with his spouse.

9 Mr. Strauss’ ownership includes 4,930 shares held jointly with his spouse and 6,426 shares held in an individual retirement account.

10Mr. Waters’ ownership includes 13,895 shares held in an individual retirement account.

11 Mr. Wenger’s ownership includes 144,297 shares held jointly with his spouse and 92,795 shares held in the 401(k) Plan. Also includes 3,564 shares held in the 401(k) Plan by his spouse and 389 shares held by Mr. Wenger as custodian for his children.

12Mr. Myers’ ownership includes 52,662 shares held in his 401(k) Plan, 22,140 shares which may be acquired pursuant to the exercise of vested stock options and 14,109 shares held jointly with his spouse.

13Ms. Mueller’s ownership includes 22,954 shares which may be acquired pursuant to the exercise of vested stock options and 10 shares held jointly with her spouse.

Owners of More Than Five Percent:

The following table sets forth the number of shares of common stock owned as of the Record Date. Other than the beneficial owners listed below, based on public filings, no person or entity owned, of record or beneficially, on the Record Date more than 5% of Fulton outstanding common stock.

Beneficial Owners Holding More than 5%	Total Shares Beneficially Owned	% of Class
BlackRock, Inc.[1] 55 East 52nd Street New York, NY 10055	20,589,089	12.8%
The Vanguard Group[2] 100 Vanguard Blvd. Malvern, PA 19355	15,826,174	9.81%
Dimensional Fund Advisors LP3 Building One 6300 Bee Cave Road Austin, TX 78746	10,617,622	6.6%
State Street Corporation[4] State Street Financial Center 1 Lincoln Street Boston, MA 02111	8,209,865	5.09%

1 This information is based solely on a Schedule 13G/A filed with the SEC January 27, 2022 by BlackRock, Inc., that reported sole voting power as to 19,897,642 shares and sole dispositive power as to 20,589,089 shares as of December 31, 2021.

2 This information is based solely on a Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group, which reported sole voting power as to 0 shares and sole dispositive power as to 15,545,348 shares, shared voting power as to 141,766 shares and shared dispositive power as to 280,826 shares as of December 31, 2021.

3 This information is based solely on a Schedule 13G/A filed with the SEC on February 8, 2022 by Dimensional Fund Advisors LP, which reported sole voting power as to 10,383,945 shares and sole dispositive power as to 10,617,622 shares, as of December 31, 2021.

4 This information is based solely on a Schedule 13G/A filed with the SEC on February 11, 2022 by State Street Corporation, which reported sole voting power as to 0 shares and sole dispositive power as to 0 shares, shared voting power as to 7,894,144 shares and shared dispositive power of 8,209,865 shares as of December 31, 2021.

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INFORMATION CONCERNING THE BOARD

Meetings and Committees of the Board

In 2021, there were eight regular and six special meetings of the Board and a total of 52 meetings of the committees of the Board during 2021. No director attended fewer than 75% of: (i) all meetings of the Board; (ii) all of the meetings of the committees of the Board on which a director served or (iii) the aggregate number of meetings of the Board and of the committees of the Board on which he or she served in 2021.

The Board of Fulton has the following five regular standing committees: Audit, Executive, Human Resources, NCG and Risk. The following table represents the membership on each Fulton committee as of the date of this Proxy Statement:

Current Directors 2021 - 2022 Fulton Committee Members	Audit	Executive	Human Resources	NCG	Risk
Jennifer Craighead Carey					Vice Chair
Lisa Crutchfield		Member	Member	Chair
Denise L. Devine	Vice Chair		Vice Chair
Steven S. Etter	Member		Member
Carlos E. Graupera				Member	Member
George W. Hodges	Member		Member
George K. Martin					Member
James R. Moxley III		Chair	Member	Member
Curtis J. Myers					Member *
Scott A. Snyder		Member		Vice Chair	Chair
Ronald H. Spair	Chair	Vice Chair	Member
Mark F. Strauss		Member	Chair	Member
Ernest J. Waters	Member				Member
E. Philip Wenger		Member			Member *

* Ex-officio member per bylaws.

HR Committee Interlocks and Insider Participation

HR Committee. All members of the HR Committee meet the Nasdaq independence requirements. More information regarding the HR Committee can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on Page 26. There are no interlocking relationships involving members of the HR Committee. The HR Committee is responsible for: (i) approving or recommending to the Board compensation for the CEO and other NEOs; (ii) administration of Fulton’s cash and equity-based incentive compensation plans, including the ESPP and the 401(k) Plan; (iii) approving employment agreements for the NEOs and other Fulton and Fulton Bank officers and (iv) fulfilling other broad-based compensation, benefits and human resources duties. The HR Committee met a total of nine times in 2021. The HR Committee is governed by a formal charter, last amended in July 2021, that is available on Fulton’s website at www.fultonbank.com.

Other Board Committees

Audit Committee. All members of the Audit Committee meet the Nasdaq independence requirements, and the rules and regulations of the SEC for membership on audit committees. Each of the Audit Committee members qualifies and been designated by the Board as an Audit Committee “financial expert” as defined by SEC regulations. The Audit Committee met 12 times during 2021.

The Audit Committee is governed by a formal charter, last amended in July 2021, that is available on Fulton’s website at www.fultonbank.com. The Audit Committee is responsible for the following matters: (i) pre-approval of audit and non-audit services; (ii) sole authority to appoint, evaluate, retain, or terminate the independent auditor; (iii) direct responsibility for the compensation and oversight of the work of the independent auditor; (iv) oversight of the overall relationship with the independent auditor; (v) meeting with the independent auditor to review the scope of audit services; (vi) reviewing and discussing with management and the independent auditor annual and quarterly financial statements and related disclosures; (viii) overseeing the internal audit function, including hiring and replacing the chief audit executive; (ix) reviewing related person transactions; (x) establishing procedures and

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handling complaints concerning accounting, internal accounting controls, or auditing matters and (xi) those risk management matters outlined in the Audit Committee Charter. In addition, with respect to any bank subsidiary that has not established its own independent audit committee, it is intended that Fulton’s Audit Committee will satisfy the obligations imposed on such bank subsidiary relating to the establishment and duties of an independent audit committee as set forth in Section 36 of the Federal Deposit Insurance Act and its implementing regulations. Currently, Fulton Bank is the only such subsidiary.

NCG Committee. All members of the NCG Committee meet the Nasdaq independence requirements. The NCG Committee met eight times during 2021. The NCG Committee is responsible for, among other things: (i) recommending to the Board nominees for election to the Board; (ii) assisting the Board with corporate governance matters, including the review and approval of all changes to the Code of Conduct; (iii) Governance Guidelines and (iv) the responsibility for guidelines and creating procedures to be used by directors in completing Board evaluations used in monitoring and evaluating the performance of the Board and committees. The NCG Committee is also responsible for determining whether Fulton’s directors and NEOs are in compliance with Fulton’s stock ownership guidelines.

In 2021, the Board designated the NCG Committee to be the Board level committee responsible to provide oversight of Fulton’s environmental, social and governance strategy, and Fulton’s corporate social responsibility reporting. The NCG Committee is governed by a formal charter, last amended in July 2021, that is available on Fulton’s website at www.fultonbank.com.

Executive Committee. The Executive Committee did not meet during 2021. Except for the powers expressly excluded in Section 5 of Article III of the Bylaws, the Executive Committee exercises the powers of the Board between board meetings.

Risk Committee. Fulton’s Risk Committee met nine times during 2021. The Risk Committee is responsible for providing oversight of Fulton’s risk management functions and practices, including assisting the Board with its oversight of Fulton’s policies, procedures and practices relating to assessment and management of Fulton’s enterprise-wide risks, including those risks identified in Fulton’s Enterprise Risk Management Policy, which currently include strategic risk, reputation risk, credit risk, market risk, liquidity risk, operational risk, legal risk and compliance and regulatory risk. The Risk Committee Chair is an independent director and was determined by Fulton’s Board to possess the requisite experience in identifying, assessing and managing risk exposures at large, complex firms. The Risk Committee is governed by a formal charter, last amended in July 2021, that is available on Fulton’s website at www.fultonbank.com.

Board’s Role in Risk Oversight

While each of Fulton’s committees is responsible for overseeing the management of certain risks that are germane to their committee responsibilities outlined in their charters, Fulton’s Risk Committee is primarily responsible for overseeing the management of enterprise risk for Fulton, and the entire Board is regularly informed about such risks through committee reports and review of board committee meeting minutes. The Board and Risk Committee regularly review information regarding Fulton’s exposure to strategic risk, reputation risk, credit risk, market risk, liquidity risk, operational risk, legal risk and compliance and regulatory risk, as well as Fulton’s strategies to monitor, control and mitigate its exposure to these risks. In addition, the HR Committee is responsible for overseeing the management of risks relating to all of Fulton’s compensation plans. The Audit Committee shares with the Risk Committee a general oversight role in Fulton’s risk management process in the context of the Audit Committee’s responsibility for financial reporting and its evaluation and assessment of the adequacy of Fulton’s internal control structure. The NCG Committee manages risks associated with the independence of the Board, potential conflicts of interest and governance matters.

The Board also relies upon Fulton’s Chief Risk Officer and other members of Fulton’s Enterprise Risk Management Committee, which is Fulton’s officer-level risk management committee, to oversee existing and emerging risks and serve as a primary review forum prior to escalation to the Risk Committee and the Board. This officer-level risk management committee provides management-level oversight for Fulton’s risk management and compliance programs. In addition, annually, Fulton’s Board adopts a formal Risk Appetite Statement that sets forth both the qualitative and quantitative parameters within which Fulton executes its business strategies, and outlines the general framework within which Fulton manages risk in the context of Fulton’s core values and its management philosophy, which seeks to balance the risk it assumes in serving its customers and communities with the return it earns for its shareholders.

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Fulton’s framework for enterprise risk management consists of three “lines of defense:” (i) lines of business, bank operations, shared services operations and certain corporate functions (collectively known as front line units) have primary responsibility for risk management and compliance, and they each drive process deployment, risk identification and management, policies and procedures, training and communication and reporting; (ii) independent risk management units (consisting of risk management, compliance, loan review, vendor risk management, fraud risk management, Bank Secrecy Act compliance, corporate information security office and other risk management units) have oversight responsibility and define governance requirements for risk management and compliance, and these units educate, advise and monitor front line unit risk and compliance activities in discrete areas and (iii) Fulton’s internal audit function independently validates the effectiveness of internal controls and risk management activities within front line units and independent risk management units in those areas, and periodically reports results to management and the Board.

Fulton’s risk appetite is centered on Fulton’s objective to consistently increase and enhance shareholder value while managing risk at an acceptable level. Fulton’s Board, and the committees that monitor risk, assess and oversee the management of risk, including the establishment, tracking and reporting of key risk indicators within the primary risk categories of strategic, reputation, credit, market, liquidity, operational, legal, compliance and regulatory. Fulton also engages in continuing risk assessments, capital management and stress testing to ensure that Fulton has adequate capital to absorb potential losses under various stress scenarios.

Board’s Role in Cybersecurity Risk

Cybersecurity risk is a key consideration in the operational risk management capabilities at Fulton. Under the direction of its Chief Information Security Officer, Fulton maintains a formal information security management program that is subject to oversight by, and reports to, the Board’s Risk Committee. Given the nature of Fulton’s operations and business, including Fulton’s reliance on relationships with various third-party providers in the delivery of financial services, cybersecurity risk may manifest itself through various business activities and channels, and it is, therefore, considered an enterprise-wide risk and subject to control and monitoring at various levels of management throughout the business. In accordance with its charter, the Board’s Risk Committee oversees and reviews reports on significant matters of actual, threatened or potential breaches of corporate security, including cybersecurity.

Board’s Role in Consumer Financial Protection

Fulton maintains a compliance management system with particular focus on compliance with federal consumer financial protection laws, rules and regulations. Under the direction of Fulton’s Chief Compliance Officer, Fulton maintains a consumer compliance program, which is subject to oversight by, and reporting to, the Risk Committee of the Board. The compliance program includes regular risk assessments, policy updates, compliance monitoring, compliance officer involvement in new product and significant project initiatives across the company, regulatory change management, independent audit testing, and a compliance training program administered by Fulton’s Center for Learning and Talent Development. Compliance courses are mandatory and assigned based upon an individual’s role in the company, which enables Fulton to develop a compliance mindset at all levels of the company. Fulton’s compliance management system also includes monitoring of customer feedback and complaints. By leveraging Fulton’s customer advocacy group, Fulton is able to give timely and full resolution of customers’ expressions of dissatisfaction. Fulton’s compliance management system is subject to review and examination by various regulatory agencies including the Office of the Comptroller of the Currency and the Consumer Financial Protection Bureau.

Board’s Role in Environmental and Social Responsibility

In 2021 the Board designated the NCG Committee to be the Board level committee responsible to provide oversight of Fulton’s environmental, social and governance (“ESG”) strategy, and Fulton’s corporate social responsibility reporting. In 2021, Fulton formed a cross-functional management committee to coordinate and communicate with respect to Fulton’s ESG initiatives. Information on our various ESG-related activities will be available on our website at www.fultonbank.com. The ESG and other information posted on our web site is not part of or incorporated by reference into this Proxy Statement.

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Lead Director and Fulton’s Leadership Structure

Since June 2018, Director Moxley has served as Fulton’s Lead Director and independent Executive Committee Chair. He is also a member of the NCG Committee and HR Committee. The Board has determined that a structure that includes a Lead Director and a combined Chairman/CEO is appropriate for Fulton. Pursuant to the Governance Guidelines, the Board designates for a term of at least one year, and discloses in Fulton’s Proxy Statement, the independent non-employee director who will lead the non-employee directors’ executive sessions and preside at all meetings of the Board at which the Chairman is not present. The Governance Guidelines also require that the Lead Director shall, as appropriate: (i) serve as a liaison between the Chairman and the independent directors; (ii) approve information sent to the Board; (iii) approve meeting schedules to assure that there is sufficient time for discussion of all agenda items and (iv) and have the authority to call meetings of the independent directors.

The leadership structure of Fulton combines the positions of Chairman and CEO. This structure permits the CEO to manage Fulton’s daily operations and provides a single voice for Fulton when needed. Fulton believes that separation of these roles is not necessary because the Lead Director acts to counterbalance the combined Chairman and CEO positions. As of December 31, 2021, approximately 79% of Fulton’s directors (11 out of 14) were determined to be independent under applicable Nasdaq standards, which provides an appropriate level of independent oversight at Board meetings and executive sessions. In addition, Fulton’s HR Committee, NCG Committee and Audit Committee are all currently, and will continue to be, comprised solely of independent directors. With respect to the director nominees for the Annual Meeting, approximately 77% of Fulton’s directors (10 out of 13) were determined to be independent under applicable Nasdaq standards.

Executive Sessions

In 2021, the Fulton independent directors met four times in executive session. Fulton’s Lead Director conducted these executive sessions of the independent directors.

Annual Meeting Attendance

Fulton expects directors to attend the Annual Meeting unless their absence is excused. All members of the Board attended the 2021 Annual Meeting.

Shareholder Engagement

Fulton’s Board and management consistently engage with shareholders and hopes to meet with shareholders that attend the Annual Meeting. Fulton seeks to engage with institutional shareholders at various investor events during the year.

Director Education and Board Development

Fulton encourages its directors to attend seminars and educational programs as part of its corporate governance and general board education process. These educational opportunities are in addition to the education and development presentations that are provided during Fulton Board meetings and seminars. For example, third parties are periodically asked to provide the Board with presentations on governance, the economy, regulatory, compliance and a variety of other topics of interest. Each of directors Crutchfield, Devine, Hodges and Moxley has completed the requirements for the NACD Board Leadership Fellow Program for 2021 and prior years. In order to become NACD Board Leadership Fellows, individuals must demonstrate their knowledge of the leading trends and practices that define exemplary corporate governance and commit to developing professional insights through a sophisticated course of ongoing study. In 2017, Dr. Snyder also successfully completed the NACD Cyber-Risk Oversight Program and earned a CERT Certificate in Cybersecurity Oversight issued by the Software Engineering Institute at Carnegie Mellon University. With the oversight of the NCG Committee, Fulton will continue to promote board development and ensure directors are kept current with respect to timely board and governance topics.

Legal Proceedings

There are no material legal proceedings in which any director, officer, nominee, affiliate or principal shareholder, or any associate thereof, is a party adverse to Fulton, or in which any such person has a material interest adverse to Fulton.

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Related Person Transactions

Financial Products and Services: In 2021, certain directors and executive officers of Fulton, including the NEOs, their family members and the companies with which they are associated, were customers of, and/or had banking transactions with, Fulton’s bank subsidiaries during 2021. These transactions included deposit accounts, trust relationships, loans and other financial products and services provided in the ordinary course of business by Fulton’s bank subsidiaries. All loans and commitments to lend made to such persons and to the companies with which they are associated were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than a normal risk of collectability or present other unfavorable features. It is anticipated that similar transactions will be entered into in the future. By using Fulton’s products and services, directors and executive officers have the opportunity to become familiar with the wide array of products and services offered by Fulton’s bank subsidiaries to customers.

Other Transactions: Applicable SEC regulations require Fulton to disclose transactions with certain related persons where the annual amount involved exceeds $120,000. However, a person who has a position or relationship with a firm, corporation, or other entity that engages in a transaction with Fulton is not deemed to have a material interest in a transaction where the interest arises only from such person’s position as a director of the firm, corporation or other entity and/or arises only from the ownership by such person in the firm, corporation or other entity if that ownership is under 10%, excluding partnerships. Amounts paid to entities in which a related person does not have a material interest or that were obtained by a low bid pursuant to a formal request for proposal to provide services are not required to be disclosed. Fulton may have engaged in various transactions on customary terms with companies where directors, nominees or officers and immediate family members may be directors, officers, partners, or employees, and it is possible that Fulton’s directors, nominees and executive officers may not have knowledge of those transactions.

In 2021, the only related person transactions Fulton had which were in excess of $120,000 and require specific disclosure were for the direct payment of fees to Barley Snyder LLP in the amount of $1.858 million, and donations and other payments to the Spanish American Civic Association for Equality, Inc., and related entities (“SACA”) in the amount of $205,000. Jennifer Craighead Carey is a director nominee for the Annual Meeting and was a partner with less than a 10% interest in the law firm of Barley Snyder LLP during 2021. The payment to Barley Snyder LLP represents the total direct amount paid for all invoices processed by Fulton and its subsidiaries during 2021. Ms. Craighead Carey was not directly engaged as counsel for any Fulton matter, nor did she bill any hours on Fulton engagements during 2021. Fulton anticipates engaging Barley Snyder LLP for legal services in the future. Carlos E. Graupera is retiring as a director at the Annual Meeting, and he and his spouse were officers of SACA and its related entities during 2021. SACA is a Latino founded and managed community-based organization whose mission is to enable the community it serves to integrate itself into the social, economic, and political mainstream of life in Lancaster County, Pennsylvania. Amounts paid include contributions to SACA and its affiliates for the Neighborhood Assistance Project and other activities to advance their mission in the Lancaster, Pennsylvania community. Some of the contributions to SACA qualify as Pennsylvania tax credits for Fulton. The total payments and contributions to SACA by Fulton were less than 5% of total revenues reported by SACA in its 2021 Annual Report. Fulton anticipates providing future support for SACA and other community organizations in the future.

Fulton considered the transactions between Fulton and members of the Board and executive officers that do not require specific disclosure, when it made the determinations that 10 of Fulton’s 13 director nominees, or approximately 77% of the director nominees who are standing for election at the Annual Meeting, are independent in accordance with the Nasdaq listing standards. See “Information about Nominees, Directors and Independence Standards” on Page 9 for more information.

Family Relationships: SEC regulations generally require disclosure of any employment relationship or transaction with a related person in which the amount involved exceeds $120,000. In fiscal year 2021, there were no family relationships requiring disclosure among any of the members of the Board, board nominees and executive officers of Fulton. Fulton employees participate in compensation, benefit and incentive plans on the same basis as other similarly situated employees.

Related Person Transaction Policy and Procedures: Fulton does not have a separate policy specific to related person transactions. Under the Code of Conduct, however, employees and directors are expected to recognize and avoid those situations in which personal interest or relationships might interfere, or appear to interfere, with their

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responsibilities to Fulton. The Code of Conduct also requires thoughtful attention to the problem of conflicts and the exercise of the highest degree of good judgment. Under the Code of Conduct, directors must provide prompt notice to Fulton of all new or changed business activities, related person relationships and board directorships as they arise.

In addition, Fulton and Fulton Bank are subject to Federal Reserve Regulation O, which governs loans by federally regulated banks to certain insiders, including an executive officer, director or 10% controlling shareholder of the applicable bank or bank holding company, or an entity controlled by such executive officer, director or controlling shareholder (an “Insider”). Fulton Bank is required to follow a Regulation O policy that prohibits Fulton Bank from making loans to an Insider unless the loan: (i) is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and (ii) does not involve more than the normal risk of repayment or present other unfavorable features. Fulton and Fulton Bank are examined periodically by bank regulators and Fulton’s Internal Audit Department for compliance with Regulation O to ensure that internal controls exist within Fulton to monitor Fulton’s compliance with Regulation O.

In accordance with Fulton’s Audit Committee Charter and Nasdaq listing standards, the Audit Committee is charged with the responsibility to conduct, at least annually, an appropriate review and oversight of all transactions with related persons as defined in applicable SEC regulations. This responsibility in the Audit Committee Charter includes reviewing an annual report regarding the related person transactions, if any, with each member of Fulton’s Board, the NEOs and other relevant related persons during the prior year. In the event of a potentially significant related person transaction arises, Fulton’s Chief Legal Officer will review the facts and circumstances with the Committee at an interim date. At a meeting in February 2022, the Audit Committee reviewed and approved a report of all potential related person transactions identified during 2021.

Delinquent Section 16(a) Reports

Based solely on Fulton’s review of: (i) Forms 3 and 4 and amendments furnished to Fulton during the 2021 fiscal year; (ii) Form 5 and amendments thereto furnished to Fulton and (iii) written representations from Fulton’s directors, the NEOs and Fulton’s other executive officers, Fulton believes that all Section 16(a) Reports were timely filed in 2021.

Board and Committee Evaluations

The NCG Committee reviews and recommends to the Board guidelines and procedures to be used by directors in monitoring and evaluating the performance of the Board and its committees. The Board and its committees, except the Executive Committee, conduct an annual self-evaluation of the performance of the Board and committees. Anonymous board and committee evaluation questionnaires were last completed in the fourth quarter of 2021. The results were compiled by Fulton’s in-house corporate counsel and presented to the NCG Committee in December 2021 and the members of each committee also received a summary report of the results of that committee’s questionnaire. The NCG Committee reported the results to the Board at its December 2021 regular meeting, and the Board and each of the committees discussed the summary of its respective annual evaluations.

Director Compensation

Non-employee directors serving as a member of the Board currently receive a combination of a cash retainer and equity compensation for service on the Board and its committees. Fulton directors do not receive individual meeting fees or any third-party compensation for their Fulton board service. In 2021, Fulton granted to non-employee directors equity awards pursuant to the Amended and Restated Directors’ Equity Participation Plan (the “2019 Director Equity Plan”) in the form of shares of Fulton restricted stock units that fully vest one year after the grant date.

Salaried officers of Fulton do not receive additional compensation for service on the Board. Accordingly, Messrs. Wenger and Myers did not receive director fees. The Board reviews Fulton’s non-employee director compensation annually with the assistance of the HR Committee.

Fulton reimburses directors for Board-related expenses and provides non-employee directors with a $50,000 term life insurance policy. Certain directors have elected to participate in the Fulton Deferred Compensation Plan, pursuant to which a director may elect to defer a portion of his or her cash director fees. The current Fulton non-employee directors who have established accounts are Fulton directors Devine, Freer and Spair. Members of the

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Board serving on the Bank Board do not receive any additional compensation. The following is a summary of the structure and amounts of compensation paid to non-employee directors for service on the Board and its committees as of January 1, 2022:

Non-employee Director Fees	Amount
Quarterly director retainer	$17,500 in cash
Additional quarterly retainer paid to the Lead Director	$7,500 in cash
Additional quarterly retainer paid to committee chairs [1]	$3,125 in cash
Annual equity retainer [2]	Fulton restricted stock units equivalent to $70,000

1 A quarterly retainer is not paid to the chair of the Executive Committee.

2 Non-employee directors elected at the Annual Meeting will receive a 2022 annual equity retainer in restricted stock units (“DSU Awards”) in the amount of $70,000. This amount was increased by $10,000 for 2022. The number of restricted stock units comprising the DSU Awards will be based on the closing price of Fulton’s common stock on the grant date, or the prior trading day, if the grant date is not a trading day, rounded up to the next whole share. Until the DSU Awards are fully vested, settled and paid in Fulton common stock, the equity award will accrue “dividend equivalents”. The DSU Awards fully vest after one year of service, or, if earlier, the date of the next annual meeting of shareholders.

The following table details the compensation paid to each Fulton non-employee director who served during 2021:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards [2] ($)	All Other Compensation [3] ($)	Total ($)
Jennifer Craighead Carey	70,000	60,013	0	130,013
Lisa Crutchfield	82,500	60,013	0	142,513
Denise L. Devine	74,688	60,013	0	134,701
Steven S. Etter	70,000	60,013	0	130,013
Patrick J. Freer[1]	29,167	0	0	29,167
Carlos E. Graupera	70,000	60,013	0	130,013
George W. Hodges	70,000	60,013	0	130,013
George K. Martin	46,667	60,013	12,500 [4]	119,180
James R. Moxley III	100,000	60,013	0	160,013
Scott A. Snyder	82,500	60,013	0	142,513
Ronald H. Spair	82,500	60,013	0	142,513
Mark F. Strauss	77,813	60,013	0	137,826
Ernest J. Waters	70,000	60,013	0	130,013

1 Director Freer retired at the 2021 Annual Meeting.

2 The amounts in this column consist of a $60,000 stock award granted on June 1, 2021 consisting of 3,451 stock units having a grant date fair value of $17.39 per share (the closing price of Fulton common stock on June 1, 2021). These stock awards are expected to vest June 1, 2022, and the amount shown does not reflect the value of any dividend equivalents accrued during 2021 on vested or unvested director awards.

3 The amount excludes perquisites and other personal benefits with an aggregate value of less than $10,000.

4 This amount represents Mr. Martin’s director fees for service on the Bank Board prior to his election to the Board at the 2021 Annual Meeting.

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INFORMATION CONCERNING EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the Proxy Statement explains the design and operation of Fulton’s 2021 executive compensation program with respect to the compensation paid to Fulton’s NEOs. Below are the 2021 and 2020 base salary, cash incentive and long-term incentive components for Fulton’s NEOs. You can find more complete information about all elements of compensation for the NEOs in the following discussion and in the Summary Compensation Table that appears on Page 37.

NEOs	Year	Salary [2]	Annual Cash Incentive [3]	Long-Term Incentive [4]	Total Direct Compensation [5]
E. Philip Wenger Chairman and Chief Executive Officer	2021	$1,048,822	$1,741,045	$1,305,528	$4,095,395
	2020	$1,048,822	$630,735	$1,292,385	$2,971,942
	% Change	0.00%	176.03%	1.02%	37.80%
	$ Change	$0	$1,110,310	$13,143	$1,123,453
Curtis J. Myers President and Chief Operating Officer	2021	$571,788	$806,793	$558,644	$1,937,225
	2020	$561,000	$277,835	$555,828	$1,394,663
	% Change	1.92%	190.39%	0.51%	38.90%
	$ Change	$10,788	$528,958	$2,816	$542,562
Mark R. McCollom Senior Executive Vice President and Chief Financial Officer	2021	$444,002	$515,931	$433,784	$1,393,717
	2020	$435,625	$215,743	$431,603	$1,082,971
	% Change	1.92%	139.14%	0.51%	28.69%
	$ Change	$8,377	$300,188	$2,181	$310,746
Angela M. Snyder Senior Executive Vice President and Head of Consumer Banking [1]	2021	$402,214	$333,838	$294,713	$1,030,765
	2020	$394,625	$139,599	$295,703	$829,927
	% Change	1.92%	139.14%	(0.33%)	24.20%
	$ Change	$7,589	$194,239	($990)	$200,838
Meg R. Mueller Senior Executive Vice President and Head of Commercial Business	2021	$402,214	$333,838	$294,713	$1,030,765
	2020	$394,625	$139,599	$295,703	$829,927
	% Change	1.92%	139.14%	(0.33%)	24.20%
	$ Change	$7,589	$194,239	($990)	$200,838

(1) Ms. Snyder was promoted to Senior Executive Vice President and Chief Banking Officer effective January 1, 2022.

(2) Salary received in calendar year and reported in the Summary Compensation Table that appears on Page 37.

(3) Annual cash incentive paid for calendar year and reported in the Summary Compensation Table on Page 37 in the column titled “Non-Equity Incentive Plan Compensation.”

(4) The grant date value of the performance stock units in the Summary Compensation Table appears on Page 37. This amount is not necessarily the value the Executive will realize upon vesting.

(5) The amounts in this column for 2021 and 2020 exclude the amounts appearing in the Summary Compensation Table on Page 37 in the column titled “All Other Compensation.”

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Executive Summary

Fulton’s HR Committee is responsible for establishing and overseeing the NEOs’ compensation program in alignment with Fulton’s compensation philosophy. Fulton believes that the compensation of the NEOs should reflect Fulton’s overall performance as well as the contributions of the NEOs to that performance. Annual cash incentive compensation awards (“VCP Awards”) and long-term equity awards in the form of performance shares (“Performance Shares”) earned by the NEOs under Fulton’s Amended and Restated Equity and Cash Incentive Compensation Plan (the “2013 Plan”) are determined based on predetermined performance goals and the HR Committee’s assessment, in the exercise of its discretion, of the NEOs’ attainment of those 2021 goals.

The independent directors of the Board review and approve compensation decisions for the CEO and other NEOs after careful review and upon recommendation of the HR Committee. The HR Committee’s independent compensation consultant, Frederick W. Cook & Co., Inc. (“FW Cook”) provides advice, information and objective opinions to the HR Committee with respect to Fulton’s executive compensation programs, policies and practices.

Below is a summary of certain of Fulton’s executive compensation and related corporate governance practices. The HR Committee believes the governance and compensation practices below reflect appropriate governance and are closely aligned with shareholder interests.

Governance and Compensation Practices

●   HR Committee comprised exclusively of independent directors

●   Annual say-on-pay vote

●   Independent executive compensation consultant whose independence is reviewed annually

●   Link pay to performance with a majority of performance-based incentive compensation awarded to NEOs

●   Executive long-term incentive compensation aligned with shareholder returns through performance share units

●   Stock ownership requirements for NEOs

●   Comprehensive clawback policy

●   Insider trading policy, including anti-hedging and anti-pledging provisions

●   “Double trigger” change in control provisions

●   Cap on incentive compensation payments for the NEOs

●   Annual incentive compensation risk assessment

●   No springloading with respect to equity awards

Management’s Discussion and Analysis of Financial Condition and Results of Operations in Fulton’s Annual Report includes an overview of Fulton’s 2021 performance. Key 2021 accomplishments and financial highlights are set forth below:

●	Earnings per share of $1.62;
●	Continued rationalization of Fulton’s physical branch footprint by completing the consolidation of 21 branch locations and opened new locations in strategically important markets of Baltimore, Maryland and Philadelphia, Pennsylvania;
●	Growth in average deposit balances of $2.3 billion, or 12.0%;
●	Growth in average loan balances of $357 million, or 2.0%; and
●	Repurchased 2.8 million shares at an average cost of $15.65 per share in the year.

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The HR Committee took a number of 2021 NEO compensation actions as summarized in the table below:

Element	HR Committee Actions
Salaries	● Mr. Wenger did not receive an annual base salary increase for 2021. ● The other NEOs received a 2.5% base salary increase effective in April 2021.
VCP Awards

●   2021 target VCP Award amounts set as a percentage of salary for Messrs. Wenger, Myers and McCollom at 100%, 85% and 70%, respectively, and 50% for each of the other NEOs.

●   Approved 2021 scorecard performance criteria used to determine VCP Award amounts.

●   The threshold payout opportunity set at 50% of target and maximum payout opportunity set at 200% of target.

●   VCP Awards conditioned on Fulton having a minimum return on average equity (“ROE”) of 5.952% and positive net income for 2021.

●   Evaluated Fulton and the NEOs’ performance relative to the 2021 performance criteria and determined that the NEOs should receive 2021 VCP Awards, as a percentage of base salary, and as a percentage of target opportunity, as follows:

	NEO	Actual VCP Awards as a % of base salary	Actual VCP Awards as a % of target
	Mr. Wenger	166%	166%
	Other NEOs	Ranged from 83% to 141%	166%

Equity Awards

●   Approved the 2021 Performance Shares in the form of performance-based restricted stock units (the “2021 Performance Shares”).

●   Target award opportunity set at 125% of Mr. Wenger’s base salary, 100% of the base salary for Messrs. Myers and McCollom, and 75% of the base salary for the other NEOs.

●   Actual number of shares of Fulton common stock, if any, that the NEOs may receive upon vesting on May 1, 2024 (the “2021 Performance Period”) may be higher or lower than the target number granted.

●   2021 Performance Shares included two components, and each 2021 Performance Share component utilized different vesting terms as detailed below:

●   TSR component, representing 65% of the target dollar amount for the NEOs. The number of shares that may be received upon vesting of the total shareholder return (“TSR”) component is based on Fulton’s TSR for the 2021 Performance Period measured relative to Fulton’s 2021 peer group; and

●   Profit Trigger component (the “Profit Trigger”), representing 35% of the target dollar amount for the NEOs. The number of shares that may be received upon vesting of the Profit Trigger component will not vary and is subject to the Profit Trigger requirement. The Profit Trigger is determined based on positive Fulton net income for the 2021 Performance Period.

Shareholder Say-on-Pay Proposal Historical Results

Fulton views the results of past say-on-pay proposals as support for its historical compensation policies and decisions. The Board and HR Committee considers the non-binding vote a barometer of shareholder support for Fulton’s compensation programs. Fulton’s shareholders have consistently approved its say-on-pay proposal with an average of approximately 97.51% of shares voted being cast “FOR” the say-on-pay proposals over the last 5 years as highlighted below:

	Shares Voted FOR as a Percentage of total vote (excluding abstentions) FOR Fulton’s say-on-pay Proposal
Year	2021	2020	2019	2018	2017
% Voted FOR	97.17%	97.45%	97.57%	97.73%	97.63%

These prior votes confirm shareholder support of Fulton’s compensation philosophy and objective of linking executive compensation to Fulton’s operating objectives and the enhancement of shareholder value.

In 2017, shareholders approved Fulton’s recommendation that the say-on-pay proposal should be submitted to shareholders on an annual basis. Fulton’s HR Committee and Board will continue to evaluate the frequency of the non-binding say-on-pay proposal. Fulton intends to submit a new say-when-on-pay proposal at the Fulton annual meeting in 2023.

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Compensation Philosophy

Fulton’s executive compensation philosophy and programs are intended to achieve three objectives:

Align NEOs’ interests with shareholder interests	The interests of the NEOs should be closely aligned with its shareholders using key financial measures that result in long-term shareholder value.
Link pay to performance	A close link should exist between the NEOs’ pay and the overall performance of Fulton on both a short-term and long-term basis. Fulton seeks to reward the NEOs for their contributions to Fulton’s financial and non-financial achievements and to differentiate rewards to the NEOs based on their individual contributions.
Attract, motivate and retain talent	Fulton’s success is closely tied to the attraction, motivation and retention of highly talented employees and a strong management team.

To achieve these three objectives, Fulton provides the following elements of executive compensation:

Base Salary	Fulton generally targets the NEOs’ base salaries near the market median of comparable peer companies based on individual job responsibilities, experience and individual performance in making base salary determinations.
Annual Cash Incentive Awards	VCP Awards are designed to focus the NEOs’ attention on the achievement of Fulton’s business goals. Fulton’s at-target performance awards are designed to position total cash compensation near the market median of comparable peers. The VCP Awards provide the NEOs with the opportunity to earn awards above the market median for superior performance.
Equity Awards	Long-term incentives are awarded in the form of Performance Shares to focus the NEOs’ attention on delivering long-term performance results that increase shareholder value.

Pay for Performance

Fulton’s compensation philosophy is to align pay to performance on both a short-term and long-term basis. Annual VCP Awards are “at-risk” and subject to financial performance thresholds. The VCP Award funding level is determined by scorecard performance factors, and awards can be adjusted further by the HR Committee in its discretion using a corporate modifier. The VCP awards and Performance Shares ensure that the interests of the NEOs, both short- and long-term, are aligned with Fulton’s shareholders.

The following charts show the compensation mix for Mr. Wenger and the other NEOs. For 2021, Mr. Wenger’s “performance pay” was 72% of total compensation, and the average “performance pay” for the other NEOs was 63% of total compensation.

2021 Compensation Mix– Performance Based Pay

CEO and Average for Other Executives

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HR Committee Membership and Role

The HR Committee is comprised of seven independent directors all of whom are appointed annually. The HR Committee reviews and approves, or makes recommendations to the Board with respect to, the base salaries and other compensation paid or awarded to the NEOs and administers Fulton’s equity and other compensation plans. The HR Committee relies upon performance data, statistical information and other data regarding executive compensation programs, including information provided by Fulton’s Human Resources department, Fulton’s officers and outside advisors. The HR Committee has unrestricted access to individual members of management and employees and may ask them to attend any HR Committee meeting or to meet with any member of the HR Committee. The HR Committee has the power and discretion to retain, at Fulton’s expense, such independent counsel and other advisors or experts as it deems necessary or appropriate to carry out its duties.

Fulton does not have an exact formula or policy with regard to the allocation of compensation between cash and non-cash elements, and the HR Committee established a methodology and an award matrix for annual cash incentive compensation payments, including short and long-term incentives. The HR Committee determines the amount, and type, of the NEOs’ compensation considering: (i) publicly available executive compensation information of peer group companies; (ii) advice from outside advisors and experts; (iii) the complexity, scope and responsibilities of the individual’s position; (iv) the CEO’s recommendations with respect to the other NEOs; (v) possible demand by competitors and other companies for the NEOs and (iv) compensation appropriate to attract executives to Fulton’s headquarters in Lancaster, Pennsylvania.

Role of Management

Members of Fulton’s executive management team attend regular meetings in which executive compensation, company performance, individual performance and competitive compensation levels and practices are discussed and evaluated.

As part of the performance evaluation process, all the NEOs meet individually with the CEO to discuss their respective performance. The CEO reviews the performance of the other NEOs with the HR Committee and shares comments and recommendations with respect to the performance of the other NEOs. The HR Committee, without the CEO present, reviews the CEO’s overall performance and regularly has executive sessions without management present. The NEOs are not present for the HR Committee’s discussions, deliberations and decisions with respect to their individual compensation. The Board, in executive session, with only the independent directors present, makes all final determinations regarding the CEO’s and other NEOs’ compensation after considering recommendations made by the HR Committee.

Use of Consultants

In 2021, the HR Committee retained FW Cook as its independent compensation consultant. FW Cook performed a variety of assignments during 2021, including: (i) conducting a compensation market analysis with respect to Fulton’s NEOs; (ii) compensation policy and scorecard reviews; (iii) work related to the design of Fulton’s incentive compensation plans; (iv) a comprehensive review of Fulton’s director compensation programs and (v) general compensation advice regarding Fulton’s NEOs. As part of the 2021 engagement, the HR Committee instructed FW Cook to compare Fulton’s current compensation practices and executive compensation programs with those of Fulton’s peers, evolving industry best practices and regulatory guidance. Based on that comparison, FW Cook recommended changes in Fulton’s executive compensation practices that were consistent with Fulton’s executive compensation philosophy and objectives, as described above. The specific instructions given to the consultant and fees to be paid were generally outlined in engagement letters that described the scope and performance of duties under each project. Fulton does not have a policy that limits the other services that an executive compensation consultant may perform. FW Cook reported to the HR Committee that it and its affiliates did not provide additional services to Fulton or its affiliates in 2021.

The HR Committee considered the independence of FW Cook for the 2021 engagement in light of the SEC rules and Nasdaq listing standards related to compensation committee consultants. The HR Committee concluded that the work performed by FW Cook and its consultants did not raise any conflict of interest, and it further concluded that FW Cook satisfies the applicable rules and standards related to the independence of compensation committee consultants.

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Use of a Peer Group

On an annual basis, FW Cook assists the HR Committee in reviewing the suitability of Fulton’s peer group. The HR Committee approved the 2021 19-member peer group (the “2021 Peer Group”). The HR Committee examined the compensation practices of the 2021 Peer Group companies and other relevant data from FW Cook in establishing 2021 base salaries for the NEOs and the 2021 Performance Shares. Certain members of the 2021 Peer Group were dropped during the year because they announced they were being acquired or were involved in significant merger and acquisition transactions. The 2021 Peer Group members dropped in 2021 are noted in the table below. Evaluation and selection of the 2021 Peer Group was based on a number of factors, including asset size, revenue composition, number of employees, market capitalization, geographic location, business model, and ownership profile.

The 2021 Peer Group is set forth below:

2021 Peer Group
Atlantic Union Bankshares Corp	Provident Financial Services, Inc.
BancorpSouth Bank*	Trustmark Corp.
Commerce Bancshares, Inc.	UMB Financial Corp.
First Midwest Bancorp, Inc.*	Umpqua Holdings Corp.*
F.N.B. Corp.	United Bankshares, Inc.
Hancock Whitney Corporation	United Community Banks, Inc.
Investors Bancorp, Inc.*	Valley National Bancorp
Northwest Bancshares, Inc.	Webster Financial Corp.*
Old National Bancorp	Wintrust Financial Corp.
Prosperity Bancshares, Inc.

*	Peer was dropped during 2021 upon the announcement of a significant merger and acquisition transaction.

Elements of Executive Compensation

Fulton’s executive compensation program currently provides for a mix of base salary, short-term cash incentive and long-term equity-based incentives as follows:

Base Salary: Fulton sets the NEOs’ base salaries in line with market median and based upon the NEOs’ positions, experience, responsibilities and performance. Below are the 2020 and 2021 base salaries, effective April 1 of each year, for each of the NEOs:

NEO	2020 Base Salary	2021 Base Salary	2021 Base Salary Increase
E. Philip Wenger	$1,048,822	$1,048,822	0.0%
Curtis J. Myers	$561,000	$575,025	2.5%
Mark R. McCollom	$435,625	$446,516	2.5%
Angela M. Snyder	$394,625	$404,491	2.5%
Meg R. Mueller	$394,625	$404,491	2.5%

VCP Awards: VCP Awards are designed to reward the NEOs for achieving fiscal year financial, risk management and business goals. No VCP Award is paid unless Fulton achieves a predetermined ROE performance threshold and a net income goal. The scorecard performance results determine overall 2021 VCP Award payouts with potential adjustment for positive or negative performance based on factors not reflected in the scorecards.

In March 2021, the HR Committee approved the scorecard performance metrics for the 2021 VCP Awards. The 2021 scorecard consisted of six subcategories that were allocated among Financial Results, Risk Management and Business Objectives categories with weightings of 65%, 20% and 15% respectively. The HR Committee retains discretion to adjust any VCP Award up or down, up to 35%, as the HR Committee may deem appropriate by applying a corporate modifier.

The HR Committee increased the 2021 payout opportunity for Messrs. Wenger and Myers. The 2021 scorecard included scores ranging from 0 to 5.

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Below is the 2021 VCP Awards matrix, including threshold, target and maximum payout percentages:

2021 VCP Award Matrix
NEO	Payment as a % of Eligible 2021 Base Salary [1]
	VCP Threshold (50% of Target) Scorecard Result	VCP Target (100% of Target) Scorecard Result	VCP Maximum (200% of Target) Scorecard Result
E. Philip Wenger	50.0%	100%	200%
Curtis J. Myers	42.5%	85%	170%
Mark R. McCollom	35.0%	70%	140%
Angela M. Snyder	25.0%	50%	100%
Meg R. Mueller	25.0%	50%	100%

1 For purposes of determining VCP Awards, the eligible earnings utilized is the actual base salary paid to the NEOs during 2021.

In February 2022, the HR Committee determined that the threshold VCP Award performance criteria was attained:

●	The 2021 ROE threshold of 5.952% (80% of Fulton’s 2021 budgeted ROE of 7.440%) had been achieved as Fulton had an actual 2021 ROE of 10.64%; and
●	The 2021 positive net income goal had been achieved as Fulton had 2021 actual positive net income in excess of $265.2 million.

The HR Committee reviewed the NEOs’ overall 2021 performance and scorecard results and determined that the NEOs qualified for a VCP Award.

The following is a summary of the 2021 NEO scorecard results:

Final 2021 NEO Scorecard
Performance Categories	Performance Sub-categories [1]

Financial Results	Score Rating	0	1	2 Threshold	3 Target	4	5 Max	Weight	Weighted Score
	● EPS	< = $0.981	$1.039	$1.096	$1.154	$1.212	= > $1.269	30%	1.50
	● ROE	< = 6.324%	6.696%	7.068%	7.440%	7.812%	= >8.184%	20%	1.00
	● Operating Expense/ Average Assets	= > 2.364%	2.309%	2.254%	2.199%	2.144%	< = 2.089%	15%	0.35

Risk Management								Weight	Weighted Score
	● Capital, Liquidity, Management, and Market Risk							10%	0.50
	● Asset Quality: Non-performing Assets to Total Assets							10%	0.50

Business Objectives								Weight	Weighted Score
	● Employee Engagement Index							15%	0.46
								Total Score	4.32

[1]	Where scorecard results fall in between the scores for threshold, target and maximum award levels, the VCP Award is interpolated on a straight-line basis.

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The final 2021 scorecard result for all the NEOs yielded a 166% VCP Award payout.

Below is the NEOs’ 2021 VCP Award target, final scorecard payout, the actual VCP Award paid for 2021 and the VCP Award as a percentage of eligible base salary:

NEO	Eligible 2021 Salary	VCP Award Target for 2021	VCP Award Paid for 2021[1]	VCP Award as a % of eligible salary
E. Philip Wenger	$1,048,822	$1,048,822	1,741,045	166%
Curtis J. Myers	$571,788	$486,020	806,793	141%
Mark R. McCollom	$444,002	$310,802	515,931	116%
Angela M. Snyder	402,214	$201,107	333,838	83%
Meg R. Mueller	402,214	$201,107	333,838	83%
[1]	Scorecard Payout Calculation was 166% of target based on a final scorecard result of 4.32.

Equity Awards: The number of 2021 Performance Shares awarded to each of the NEOs was based on a target dollar amount that may be varied by the HR Committee from 0% to 125% of the target for each NEO. For 2021, the award opportunity was 125% of base salary for Mr. Wenger, 100% of base salary for Messrs. Myers and McCollom and 75% of base salary for the other NEOs.

The 2021 Performance Shares were granted to the NEOs on May 1, 2021. The actual number of shares of Fulton common stock, if any, that the NEOs may receive upon vesting of the 2021 Performance Shares at the end of the 2021 Performance Period may be higher or lower than the number of Performance Shares granted to the NEOs. Prior awards included a return on average assets (“ROA”) component, but since the ROA component was only a 1-year performance metric, the HR Committee restructured the metrics for the 2021 Performance Period, by dividing the 2021 Performance Shares into two components, as detailed below.

The 2021 performance goals and potential payouts for the 65% weighted TSR component are a percentage of target and paid at 25% of target for a 25th percentile TSR result, 100% of target for a 50th percentile TSR result, and at 150% of target for a 75th percentile TSR result during the 2021 Performance Period. The number of shares that may be received upon vesting of the 35% weighted Profit Trigger component will not vary and is subject to the Profit Trigger requirement. The two 2021 Performance Share components are summarized below:

Performance Shares that vest, together with dividend equivalents accrued during the 2021 Performance Period, are settled in shares of Fulton common stock on a one-for-one basis and the satisfaction of vesting criteria under the 2013 Plan. The dividend equivalents will not be paid unless the awards vest. Unless waived by the HR Committee, if the NEO does not satisfy the continuous service requirement at the end of the 2021 Performance Period, then the 2021 Performance Shares awarded are forfeited.

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The grant date fair value of the 2021 Performance Shares for the NEOs, the total number of 2021 Performance Shares at target performance, and the allocation of the 2021 Performance Shares are set forth below:

NEO	2021 Grant Date Fair Value of Performance Shares[1]	2021 Total Performance Shares Awarded[2]	TSR Component Shares Awarded	Profit Trigger Component Shares Awarded
E. Philip Wenger	$1,305,528	76,893	49,981	26,912
Curtis J. Myers	$558,644	32,903	21,387	11,516
Mark R. McCollom	$433,784	25,549	16,607	8,942
Angela M. Snyder	$294,713	17,358	11,283	6,075
Meg R. Mueller	$294,713	17,358	11,283	6,075
[1]	Based on the May 1, 2021 grant date fair value of 2021 Performance Shares. See footnote 4 to the Summary Compensation Table on Page 37 for additional information regarding the grant date fair value of the Performance Shares.
[2]	Shares listed do not include accrued dividend equivalents.

2018 Equity Award Structure: Fulton granted performance share awards to the NEOs on May 1, 2018 (the “2018 Performance Share Award”) and the 2018 Performance Share Award vested on May 1, 2021 (the “2018 Performance Period”). The performance metric targets and results are as follows:

2018 Performance Period Metrics	Weighting	Performance Period Targets	Actual Results	% of Payment
3-year TSR	37.5%	TSR Relative to 2018 Peer Group	31.58 Percentile	26.32%
1-year ROA	37.5%	ROA Goal of 1.086%	1.033%	81.44%
Profit Trigger	25.0%	Subject to profit requirement	100.00%	100.00%

The amounts below include accrued dividend equivalent units. The number of shares and value of the original award and May 1, 2021 vesting values are as follows:

NEO	Total Number of 2018 Performance Shares Awarded	Grant Date Fair Value of 2018 Performance Shares Awarded	Total Number of 2018 Performance Shares upon Vesting	Total Value of 2018 Performance Shares upon Vesting[1]
E. Philip Wenger	73,187	$1,134,491	53,762	$916,644
Curtis J. Myers	29,912	$463,373	21,973	$374,637
Mark R. McCollom	24,926	$386,381	18,308	$312,156
Angela M. Snyder	16,935	$262,512	12,438	$212,074
Meg R. Mueller	16,935	$262,512	12,438	$212,074
[1]	Vesting shares valued at $17.05 per share on the May 1, 2021 vesting date.

Employment Agreements

Fulton has a policy that, in general, provides for severance benefits to be paid upon a reduction in force or position elimination for certain employees. These severance arrangements are intended to provide the employees with a sense of security in making the commitment to dedicate their professional careers to the success of Fulton. With respect to the NEOs and certain other employees, the severance benefits provided reflect the fact that it may be difficult for them to find comparable employment within a reasonable period of time. The levels of these benefits for the NEOs in the event of a change in control of Fulton are discussed in footnote 6 in the “Potential Payments Upon Termination and Golden Parachute Compensation Table” on Page 42 under “Termination Without Cause or for Good Reason – Upon or After a Change in Control”.

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Fulton has entered into employment agreements with certain of its key employees, including each of the NEOs. Mr. Wenger entered into an employment agreement with Fulton on June 1, 2006, as amended on November 12, 2008. Fulton entered into separate employment agreements and change in control agreements with the other NEOs, all effective as of January 1, 2018. The employment agreements and change in control agreements with the other NEOs (individually, an “Employment Agreement,” and collectively, the “Employment Agreements”) continue until terminated, and the Employment Agreements provide for the following with respect to the NEOs: (i) the receipt of base salary; (ii) the participation in Fulton’s incentive bonus programs and (iii) the participation in Fulton’s retirement plans, welfare benefit plans and other benefit programs.

The Employment Agreements contain restrictions on the sharing of confidential information as well as non-competition and non-solicitation covenants that continue for one year following termination of employment. The non-competition and non-solicitation covenants will not apply if the NEO terminates employment for good reason or if the NEO’s employment is terminated without cause as detailed below. The Employment Agreements do not contain an excise tax gross-up for taxes applicable to termination payments as a result of an NEO’s termination, except that the Employment Agreement executed with Mr. Wenger, provides for an excise tax gross up. The Employment Agreements with the other NEOs provide that, in the event a payment is required to be made in connection with their termination of employment resulting in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, as amended (the “Tax Code”), such payment would be retroactively reduced, if necessary, to the extent required to avoid such excise tax imposition and, if any portion of the amount payable the NEO is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Tax Code (“Section 280G”), Fulton is required to pay to the NEO only the amount determined to be deductible under Section 280G.

Compensation Plan Risk Review

At its January 2022 meeting, the HR Committee conducted its annual risk assessment of all Fulton incentive compensation plans. At this meeting, the HR Committee received a summary of the incentive risk assessment report prepared by Willis Towers Watson and concluded Fulton’s incentive compensation design and plans do not appear to promote undue risk-taking. The HR Committee reviewed and considered the annual risk assessment conclusions and determined that Fulton’s compensation policies and practices do not create risks that will have a material adverse effect on Fulton.

Other Compensation Elements

Employee Stock Purchase Plan: The ESPP is designed to advance the interests of Fulton and its shareholders by encouraging Fulton employees to acquire a stake in the future of Fulton by purchasing shares of Fulton common stock. Fulton limits payroll deduction and annual employee participation in the ESPP to $15,000. The NEOs participating in the ESPP are eligible to purchase shares through the ESPP at a discount, currently 15%, on the same basis as other Fulton employees participating in the ESPP.

Defined Contribution Plan – 401(k) Plan: Fulton provides a 401(k) Plan to the NEOs and other employees that provides for employer matching contributions equal to 100% of each dollar a participant elects to contribute to the 401(k) Plan, up to 5% of eligible compensation.

Deferred Compensation Plan: Fulton’s nonqualified Deferred Compensation Plan (the “DCP”) permits non-employee directors and non-employee advisory board members to elect to defer receipt of cash director fees. The DCP also enables Fulton to credit certain senior officers, including the NEOs, with full employer matching contributions each year equal to the contributions they would have otherwise been eligible to receive under the 401(k) Plan, notwithstanding the contribution limits imposed by the Tax Code. 2021 NEO deferred compensation contributions are detailed in footnote 6 of the “Summary Compensation Table” on Page 37.

Death Benefits: Each of the NEOs are eligible for a payment from Fulton equal to two times base salary (plus an amount equal to applicable individual income taxes due on such amounts) pursuant to individual Death Benefit Agreements between Fulton and each NEO in the event an NEO dies while actively employed by Fulton. Upon the NEO’s retirement, the post-retirement benefit payable is reduced to $5,000 for each of Messrs. Wenger and Myers and Ms. Snyder. The other NEOs are not eligible for any post-retirement death benefit.

Health, Dental and Vision Benefits: Fulton offers a comprehensive benefits package for health, dental and vision insurance coverage to all full-time employees, including the NEOs and their eligible spouses and children. Fulton pays a portion of the premiums for the coverages selected, and the amount paid varies with each health, dental and vision plan.

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Other NEO Benefits: Fulton provides the NEOs with a variety of other perquisites and other personal benefits that the HR Committee believes are necessary to facilitate Fulton’s business operations, including company-owned automobiles or a car allowance, club memberships and other executive benefits. These benefits enable Fulton to attract and retain talented senior officers for key positions. The 2021 amounts are included in the “All Other Income” column of the “Summary Compensation Table” on Page 37 of this Proxy Statement.

Stock Hedging and Pledging Policy and Stock Trading Procedures: Fulton has an Insider Trading Policy (the “ITP”) that requires all directors, officers, and employees of Fulton and its affiliates to adhere to certain rules when trading in Fulton securities. Among other requirements, directors, officers and employees of Fulton and its subsidiaries that know of Fulton material, non-public information may not: (i) buy or sell Fulton securities while the information remains non-public or (ii) disclose the information to relatives, friends or any other person. In addition, the NEOs and directors of Fulton and Fulton’s banking subsidiaries and certain other officers are prohibited from engaging in hedging and other speculative transactions involving Fulton’s securities. This prohibition encompasses “short sales,” “puts,” and other similar trading. Fulton’s ITP also prohibits the pledging of Fulton securities.

Stock Ownership Guidelines: Fulton’s Governance Guidelines require that each director own at least $300,000 of eligible Fulton common stock within the later of: (i) five calendar years of first becoming a director or (ii) five calendar years after the adoption of the revised Governance Guideline. Similar stock ownership guidelines exist for the NEOs. Ownership guideline amounts are calculated as a multiple of the NEO’s annual base salary as follows:

NEO Position	CEO	President	CFO	Other NEOs
Fulton Common Stock Ownership Guideline as a Multiple of Annual Base Salary	3.0	1.5	1.5	1.0

Compliance with the Governance Guidelines is determined annually. Ownership excludes stock options and other unvested restricted stock or Performance Share awards, but includes all other shares beneficially owned and reported on an individual’s Form 3, Form 4 or Form 5 filed with the SEC, including shares owned individually, deferred vested stock unit awards, shares held in retirement accounts, indirect ownership and jointly held shares of Fulton common stock. As of December 31, 2021, except for Mr. McCollom and Ms. Snyder, all of the NEOs satisfied the stock ownership guidelines. As of December 31, 2021, except for Ms. Craighead Carey and Messrs. Martin and Snyder, all of Fulton’s current non-employee directors satisfied the stock ownership guidelines.

Management Succession: Management succession is discussed and reviewed annually at Fulton. At the December 2021 meeting of the Board, during an executive session of the Board of Directors, senior officers in Fulton’s Human Resources Department discussed and reviewed the succession planning processes used by management to identify successors for each of the NEOs.

Clawback Policies: Fulton’s Compensation Recovery Clawback Policy (the “Clawback Policy”) contains clawback provisions for all participants, including the NEOs, with respect to VCP Awards and Performance Shares and, subject to limited exceptions, other incentive compensation plans. The Clawback Policy identifies the events that may give rise to a clawback, including: (i) a restatement of Fulton or any affiliate’s financial statements (other than a restatement caused by a change in applicable accounting rules or interpretations); (ii) the discovery that a performance metric or calculation used in determining performance-based compensation was materially inaccurate; (iii) a violation of Fulton’s Code of Conduct, the result of which creates a significant financial or reputational impact for Fulton and (iv) violation by a departing or departed employee of a non-competition and non-solicitation restriction set forth in Fulton’s employment policies or an employee’s employment agreement.

HR Committee Report

The HR Committee reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on the review and discussions, the HR Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated in Fulton’s Annual Report and this Proxy Statement.

HR Committee
Mark F. Strauss, Chair
Denise L. Devine, Vice Chair
Lisa Crutchfield
Steven S. Etter
George W. Hodges
James R. Moxley, III
Ronald H. Spair

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SUMMARY COMPENSATION TABLE

Name and Principal Position [1]	Year	Salary [3] ($)	Bonus ($)	Stock Awards [4] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation [5] ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation [6] ($)	Total ($)
E. Philip Wenger Chairman and Chief Executive Officer of Fulton	2021	1,048,822	0	1,305,528	0	1,741,045	0	112,499	4,207,894
	2020	1,048,822	0	1,292,385	0	630,735	0	112,553	3,084,495
	2019	1,042,919	0	1,274,798	0	627,185	0	98,654	3,043,556
Curtis J. Myers President and Chief Operating Officer of Fulton	2021	571,788	0	558,644	0	806,793	0	67,705	2,004,930
	2020	561,000	0	555,828	0	277,835	0	68,725	1,463,388
	2019	549,231	0	508,305	0	272,006	0	61,013	1,390,555
Mark R. McCollom Senior Executive Vice President and Chief Financial Officer of Fulton	2021	444,002	0	433,784	0	515,931	0	66,112	1,459,829
	2020	435,625	0	431,603	0	215,743	0	65,419	1,148,390
	2019	433,173	0	423,585	0	214,529	0	39,710	1,110,997
Angela M. Snyder Senior Executive Vice President and Head of Consumer Banking[2]	2021	402,214	0	294,713	0	333,838	0	33,940	1,064,705
	2020	394,625	0	295,703	0	139,599	0	35,183	865,110
	2019	392,404	0	287,788	0	138,813	0	44,495	863,500
Meg R. Mueller Senior Executive Vice President and Head of Commercial Business	2021	402,214	0	294,713	0	333,838	0	21,589	1,052,354
	2020	394,625	0	295,703	0	139,599	0	12,193	842,120
	2019	392,404	0	287,788	0	138,813	0	11,510	830,515

1 Titles and positions listed are as of December 31, 2021.

2 Ms. Snyder was promoted to Senior Executive Vice President and Chief Banking Officer effective January 1, 2022.

3 This column represents the base salary amounts paid to and earned by each of the NEOs named in this table for the years indicated. On February 9, 2022, the HR Committee set the 2022 annual base salaries, effective for the April 1, 2022 pay period for Messrs. Wenger, Myers and McCollom, Ms. Snyder and Ms. Mueller of $1,080,287, $661,279, $459,911, $463,500 and $416,625, respectively.

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4 Amounts represent the grant date fair values of Performance Shares. There were no forfeitures of Performance Shares during 2021, 2020 and 2019. The following is a summary of the grant date fair values of the Performance Shares granted to the NEOs in 2021, 2020 and 2019.

Name	Grant Date	Performance Share Grant Date Fair Value Assuming Highest Performance Level Achieved ($)	Number of Performance Shares Granted to NEO (#)	Per Share Grant Date Fair Value With Non-Market Conditions ($)	Per Share Grant Date Fair Value With Market Conditions ($)	Weighted Average Per Share Grant Date Fair Value ($)
E. Philip Wenger	5/1/2021	1,728,867	76,893	17.05	16.94	16.98
	5/1/2020	1,761,599	119,610	11.18	10.16	10.81
	5/1/2019	1,758,687	75,327	16.98	16.83	16.92
Curtis J. Myers	5/1/2021	739,791	32,903	17.05	16.94	16.98
	5/1/2020	756,605	51,433	11.18	10.16	10.81
	5/1/2019	701,240	30,035	16.98	16.83	16.92
Mark R. McCollom	5/1/2021	574,445	25,549	17.05	16.94	16.98
	5/1/2020	587,513	39,938	11.18	10.16	10.81
	5/1/2019	584,367	25,029	16.98	16.83	16.92
Angela M. Snyder	5/1/2021	390,280	17,358	17.05	16.94	16.98
	5/1/2020	401,624	27,355	11.18	10.16	10.81
	5/1/2019	397,026	17,005	16.98	16.83	16.92
Meg R. Mueller	5/1/2021	390,280	17,358	17.05	16.94	16.98
	5/1/2020	401,624	27,355	11.18	10.16	10.81
	5/1/2019	397,026	17,005	16.98	16.83	16.92

The per share grant date fair value for the Profit Trigger Performance Shares is the closing price of Fulton common stock on the date the shares are granted. The per share grant date fair value for TSR Performance Shares is estimated based on a Monte Carlo valuation methodology.

5 The amounts reported in this column are VCP Awards detailed under “VCP Awards” beginning on Page 31.

6 All other compensation includes: (i) qualified retirement plan company contribution to the 401(k) Plan; (ii) nonqualified deferred compensation plan company contribution to the DCP; (iii) company paid club memberships; (iv) automobile perquisites and (v) other benefits that individually are less than the greater of $25,000, or 10% of all perquisites.

Name	Year	Qualified Retirement Plan Company Contribution ($)	Nonqualified Deferred Compensation Plan Company Contribution ($)	Club Memberships ($)	Automobile Perquisites ($)	Other Compensation and Perquisites ($)	Total All Other Compensation ($)
E. Philip Wenger	2021	14,500	69,478	18,964	7,513	2,044	112,499
	2020	14,250	69,550	18,907	7,716	2,130	112,553
	2019	14,000	66,448	12,070	3,546	2,590	98,654
Curtis J. Myers	2021	14,500	27,981	18,370	4,990	1,864	67,705
	2020	14,250	27,400	18,859	7,316	900	68,725
	2019	14,000	25,451	11,071	3,313	7,178	61,013
Mark R. McCollom	2021	14,500	18,487	13,600	18,000	1,525	66,112
	2020	14,250	18,258	14,011	18,000	900	65,419
	2019	14,000	0	6,810	18,000	900	39,710
Angela M. Snyder	2021	14,500	12,590	3,859	2,091	900	33,940
	2020	14,250	12,422	4,917	2,694	900	35,183
	2019	13,982	12,226	8,589	1,965	7,733	44,495
Meg R. Mueller	2021	3,889	0	6,512	11,188	0	21,589
	2020	0	0	4,524	7,669	0	12,193
	2019	0	0	4,404	5,258	1,848	11,510

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GRANTS OF PLAN-BASED AWARDS

	Grant Date	Estimated Future or Possible Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future or Possible Payouts Under Equity Incentive Plan Awards [2]			Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards [3] ($)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
E. Philip Wenger	5/1/2021	-	-	-	24,990	76,893	101,883	17.05	1,305,528
E. Philip Wenger	-	524,411	1,048,822	2,097,644	-	-	-	-	-
Curtis J. Myers	5/1/2021	-	-	-	10,694	32,903	43,596	17.05	558,644
Curtis J. Myers	-	243,010	486,020	972,040	-	-	-	-	-
Mark R. McCollom	5/1/2021	-	-	-	8,304	25,549	33,853	17.05	433,784
Mark R. McCollom	-	155,401	310,802	621,603	-	-	-	-	-
Angela M. Snyder	5/1/2021	-	-	-	5,642	17,358	23,000	17.05	294,713
Angela M. Snyder	-	100,553	201,107	402,214	-	-	-	-	-
Meg R. Mueller	5/1/2021	-	-	-	5,642	17,358	23,000	17.05	294,713
Meg R. Mueller	-	100,553	201,107	402,214	-	-	-	-	-

1 VCP Award amounts are calculated based on 2021 base salary paid.

2 Represents the number of Performance Shares granted to the NEOs on May 1, 2021 based on Fulton’s closing price of $17.05. Performance Shares are earned and vested based on the actual performance level achieved with respect to the following performance measures: (i) TSR component and (ii) Profit Trigger component, in each case, for the 2021 Performance Period. With respect to the TSR component the actual number of 2021 Performance Shares earned and vested will be interpolated on a straight-line basis.

3 See footnote 4 to the Summary Compensation Table on Page 37 for additional information regarding the grant date fair value of the Performance Shares. The grant date fair value of each equity award is computed in accordance with FASB ASC Topic 718.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[1]
E. Philip Wenger [2]	-	-	-	-	-	70,583	1,199,910
E. Philip Wenger [3]	-	-	-	-	-	131,956	2,243,247
E. Philip Wenger [4]	-	-	-	-	-	104,182	1,771,087
Curtis J. Myers	11,263	0	0	10.475	3/31/2022	-	-
Curtis J. Myers	10,877	0	0	11.580	3/31/2023	-	-
Curtis J. Myers [2]	-	-	-	-	-	28,144	478,445
Curtis J. Myers [3]	-	-	-	-	-	56,733	964,467
Curtis J. Myers [4]	-	-	-	-	-	44,580	757,858
Mark R. McCollom [2]	-	-	-	-	-	23,452	398,685
Mark R. McCollom [3]	-	-	-	-	-	44,054	748,910
Mark R. McCollom [4]	-	-	-	-	-	34,616	588,473
Angela M. Snyder [2]	-	-	-	-	-	15,934	270,879
Angela M. Snyder [3]	-	-	-	-	-	30,166	512,826
Angela M. Snyder [4]	-	-	-	-	-	23,518	399,811
Meg R. Mueller	11,400	0	0	10.475	03/31/2022	-	-
Meg R. Mueller	11,554	0	0	11.580	03/31/2023	-	-
Meg R. Mueller [2]	-	-	-	-	-	15,934	270,879
Meg R. Mueller [3]	-	-	-	-	-	30,166	512,826
Meg R. Mueller [4]	-	-	-	-	-	23,518	399,811

1 Market value of Performance Shares shown is based on the Fulton closing price of $17.00 on December 31, 2021. The number of Performance Shares includes dividend equivalents through December 31, 2021. As of December 31, 2021, the relative TSR performance that determined the number of Performance Shares allocated to the TSR component of the 2019 and 2020 awards was below the target performance levels and amounts are shown at target. As of December 31, 2021, the 2021 award was at target performance and amounts are shown at maximum relative TSR performance.

2 Performance Shares granted on May 1, 2019. If the performance criteria are achieved, then these Performance Shares will vest on May 1, 2022.

3 Performance Shares granted on May 1, 2020. If the performance criteria are achieved, then these Performance Shares will vest on May 1, 2023.

4 Performance Shares granted on May 1, 2021. If the performance criteria are achieved, then these Performance Shares will vest on May 1, 2024.

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OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting [2] ($)
E. Philip Wenger	0	0	53,762	916,644
Curtis J. Myers [1]	12,375	68,186	21,973	374,637
Mark R. McCollom	0	0	18,308	312,156
Angela M. Snyder	0	0	12,438	212,074
Meg R. Mueller	11,250	76,514	12,438	212,074

1 Mr. Myers exercised options granted in 2011 by paying cash for the full amount of the exercise price.

2 Vesting shares valued at $17.05 per share on the May 1, 2021 vesting date.

NONQUALIFIED DEFERRED COMPENSATION

Name	NEO Contributions in Last FY ($)	Registrant Contributions in Last FY [1] ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE [2] ($)
E. Philip Wenger	$143,752	69,478	$397,727	0	$3,832,446
Curtis J. Myers	$72,016	27,981	$75,771	0	$877,823
Mark R. McCollom	$17,174	18,487	$6,959	0	$90,005
Angela M. Snyder	$76,913	12,591	$114,048	0	$983,516
Meg R. Mueller	0	0	$1	0	$2,714

1 Amounts listed as Registrant Contributions to the DCP are also included as part of the NEOs’ “Total All Other Compensation” in the Summary Compensation Table on Page 37.

2 Balances include the 2021 DCP contributions made by Fulton and credited to the NEOs’ accounts. The aggregate balances as of the 2021 fiscal year end include the following amounts that were previously reported in the Summary Compensation Table for prior fiscal years for Messrs. Wenger, Myers and McCollom, Ms. Snyder and Ms. Mueller of $774,036, $115,716, $18,258, $36,599 and $0, respectively.

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POTENTIAL PAYMENTS UPON TERMINATION AND GOLDEN PARACHUTE
COMPENSATION TABLE

Potential Payments as of December 31, 2021 [1]
NEO	Voluntary Termination [2] or Termination for Cause [3]	Termination Without Cause or for Good Reason – Before a Change in Control 4 5	Termination Without Cause or for Good Reason – Upon or After a Change in Control 6 7 8	Termination Due to Retirement [9]	Termination Due to Disability 10 11	Termination Due to Death 12 13
E. Philip Wenger
Cash ($)	0	1,048,822	5,579,734	0	1,153,704	2,097,644
Equity ($)	0	0	4,779,822	0	4,779,822	4,779,822
Pension/NQDC($)	0	0	278,987	0	0	0
Perquisites and Benefits($)	0	12,000	74,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	1,342,798
TOTAL ($)	0	1,060,822	10,712,543	0	5,951,526	8,220,264

Curtis J. Myers
Cash ($)	0	1,381,818	2,225,257	0	632,528	1,150,050
Equity ($)	132,444	132,444	2,147,324	132,444	2,147,324	2,147,324
Pension/NQDC($)	0	0	138,182	0	0	0
Perquisites and Benefits($)	0	12,000	34,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	736,200
TOTAL ($)	132,444	1,526,262	4,544,762	132,444	2,797,852	4,033,574

Mark R. McCollom
Cash ($)	0	962,447	1,556,144	0	491,168	893,032
Equity ($)	0	0	1,591,725	1,591,725	1,591,725	1,591,725
Pension/NQDC($)	0	0	96,245	0	0	0
Perquisites and Benefits($)	0	12,000	34,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	571,671
TOTAL ($)	0	974,447	3,278,114	1,591,725	2,100,893	3,056,428

Angela M. Snyder
Cash ($)	0	738,329	1,244,720	0	444,940	808,982
Equity ($)	0	0	1,085,447	0	1,085,447	1,085,447
Pension/NQDC($)	0	0	73,833	0	0	0
Perquisites and Benefits($)	0	12,000	34,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	517,866
TOTAL ($)	0	750,329	2,438,000	0	1,548,388	2,412,295

Meg R. Mueller
Cash ($)	0	738,329	1,476,658	0	444,940	808,982
Equity ($)	0	0	1,222,455	0	1,222,455	1,222,455
Pension/NQDC($)	0	0	73,833	0	0	0
Perquisites and Benefits($)	0	12,000	34,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	517,866
TOTAL ($)	0	750,329	2,806,946	0	1,685,395	2,549,303

1 All amounts listed under Equity in this table are the value of the NEOs’: (i) Performance Shares and (ii) and vested and “in the money” stock options valued based on the closing price of Fulton’s common stock of $17.00 on December 31, 2021.

2 Voluntary Termination: In the event an NEO’s employment is voluntarily terminated by the NEO other than for “Good Reason,” Fulton’s obligations are limited to the payment of the NEO’s base salary, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plans. No other payments are required and any unexercised stock options and Performance Shares are immediately forfeited by the NEO. The amount listed under Equity is the value of the NEO’s vested and “in the money” stock options.

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3 Termination for Cause: If an NEO’s employment is terminated for “Cause,” Fulton is not obligated to make any further payments to the NEO, other than accrued amounts (including salary, expense reimbursement, etc.). Unexercised stock options and Performance Shares are forfeited by an NEO terminated for Cause. The value listed under Equity is the value of the NEO’s vested and “in the money” stock options.

4 Termination Without Cause or for Good Reason – Before a Change in Control: If an NEO terminates his or her employment for “Good Reason” or the NEO’s employment is terminated by Fulton “Without Cause,” the NEO is entitled to receive the NEO’s base salary for a period of one year and a cash bonus for the fiscal year in which the termination date occurs at the target payout level, pro-rated to the date of termination, except that for Mr. Wenger, both the payment and the amount of the cash bonus shall be at the discretion of the HR Committee and the Board. The NEO also would continue to participate in employee health and other benefit plans for which the NEO is eligible during this one year period. If the NEO is not eligible to continue to participate in any employee benefit plan, the NEO will be compensated on an annual basis in an amount equal to the cost Fulton would have incurred had the NEO been eligible to participate in the plan plus any permitted gross-up for any applicable taxes. Unexercised stock options are forfeited by an NEO terminated Without Cause or for Good Reason. “Good Reason” is defined as: (i) a breach by Fulton of its material obligations without remedy; (ii) a significant change in the NEO’s authority, duties, compensation or benefits or (iii) a relocation of the NEO outside a specified distance from where the NEO previously was based. “Without Cause” is defined as any reason other than for Cause.

5 Cash amount listed for each NEO includes a severance payment based on the NEO’s 2021 base salary. The amounts listed under Cash assume no discretionary bonus was paid to Mr. Wenger, but the payments to the other NEOs assume the payment of their VCP Awards for the prior year. Equity amounts include the value of unexercised stock options. Perquisites/Benefits include a monthly estimate of $1,000 for the value of health and other benefit expenses paid by Fulton for the one-year severance period for each NEO.

6 Termination Without Cause or for Good Reason – Upon or After a Change in Control: A “Change in Control” with respect to Mr. Wenger is defined as: (i) the acquisition of the beneficial ownership of more than 50% of the total fair market value or voting power of the stock of Fulton by any one person or group of persons acting in concert; (ii) a change in the composition of the Board during any period of 12 consecutive months such that a majority of the Board is replaced by directors whose appointment or election was not endorsed by a majority of the Board before such appointment or election or (iii) the acquisition by any person or group of persons acting in concert during any 12 month period of 30% or more of the total voting power of the stock of Fulton, or of 40% or more of the total assets (on a gross fair market value basis) of Fulton.

With respect to the other NEOs, a Change in Control is defined in the Employment Agreements as: (i) during any period of not more than 36 months, the individuals that constituted Fulton’s Board at the beginning of such period, with certain exceptions, cease to constitute at least a majority of Fulton’s Board; (ii) beneficial ownership of more than 30% of the outstanding voting power of the stock of Fulton is acquired by any person, with certain exceptions; (iii) a merger or consolidation involving Fulton is consummated, unless at least 50% of the voting power of the resulting entity is represented by Fulton voting securities outstanding prior to such merger or consolidation, no person beneficially has the power to vote 30% or more of the voting power of the resulting entity, and at least a majority of the members of the board of directors of the resulting entity were members of Fulton’s Board prior to the execution of the agreement which effectuated such merger or consolidation; (iv) the sale of all or substantially all of the assets of Fulton is consummated or (v) Fulton’s shareholders approve a plan of liquidation or dissolution.

If, during the period beginning 90 days before a Change in Control and ending two years after such Change in Control, an NEO is terminated by Fulton Without Cause or an NEO resigns for Good Reason, Fulton is required to pay the NEO two times the sum of the NEO’s: (i) annual base salary immediately before the Change in Control and (ii) the highest annual cash bonus or other incentive compensation awarded to the NEO over the prior three years. The NEO is also entitled to receive: (i) an amount equal to that portion of Fulton’s retirement plan, 401(k) plan or deferred compensation plan contributions for the NEO which were not vested, plus the amount of any federal, state or local income taxes due on such amount; (ii) an amount equal to two years of Fulton retirement plan contributions to each tax qualified or nonqualified retirement plan in which the NEO was a participant immediately prior to the NEO’s termination or resignation; (iii) payment of up to $10,000 for outplacement services and (iv) continuation of other employee welfare benefits for a period of two years. With respect to Mr. Wenger, if he would not be eligible to continue to participate in any employee welfare benefit plan, he would be compensated on an annual basis, in advance, for such plan in an amount equal to the cost Fulton would have incurred had he been eligible to participate in such plan plus any permitted gross-up for any taxes applicable thereto. In addition, for a period of two years after the Change in Control, Mr. Wenger would be entitled to receive continuation of other executive perquisites, such as club memberships and an employer-provided automobile. The other NEOs are not entitled to receive continuation of other executive perquisites, but, the other NEOs have the ability to purchase, at book value, any employer-provided automobile used by the NEO at the time of their termination.

Mr. Wenger’s Employment Agreement provides that, in the event any payment or distribution by Fulton to or for the benefit of Mr. Wenger is subject to excise tax, Mr. Wenger is entitled to receive an additional payment equal to the total excise tax imposed. The agreements with the other NEOs do not contain a “gross-up provision.” Instead, each of other NEOs total payments are reduced to the extent required to avoid a federal excise tax imposed under Section 280G of the Tax Code.

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With respect to Performance Shares, in the event of a Change in Control, all incomplete performance periods with respect of such Performance Shares in effect on the date the Change in Control occurs shall end on the date of such Change in Control, and the HR Committee shall: (i) determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information and (ii) cause such portion or all of the Performance Shares to vest with respect to performance goals for each such performance period based upon the HR Committee’s determination of the degree of attainment of performance goals or, if not determinable, the values assume the applicable target levels of performance have been attained.

7 Cash amounts listed are two times 2021 base salary as of year-end and the highest VCP Awards paid for the last three years for each NEO. Except for Messrs. Myers and McCollom, and Ms. Snyder, no cash payments have been reduced in the table to limit a payment pursuant to the terms of the NEO’s Employment Agreement, which represents the reduction required to avoid a federal excise tax imposition pursuant to the regulations promulgated under Section 280G of the Tax Code.

Equity amount is the value of all “in the money” stock options, unvested time-based stock unit awards and unvested Performance Shares that would vest as described in the last paragraph of footnote 6 above as of December 31, 2021. Perquisites and benefits include: (i) $10,000 for outplacement services; (ii) $1,000 per month during the severance period for the estimated value of health and other benefit expenses paid by Fulton attributed to each NEO and (iii) with respect to Mr. Wenger, during his severance period, an additional $20,000 per year for club memberships, vehicle and other expenses paid by Fulton.

8 Amount listed under Pension/NQDC represents the aggregate dollar value of Fulton’s contributions to the 401(k) Plan, the DCP and other retirement benefits.

9 Termination Due to Retirement: In the event an NEO terminates his employment due to retirement, Fulton is obligated to pay the NEO’s base salary through the effective date of the NEO’s retirement, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plans. Performance Shares awarded in 2019 and 2020 do not automatically vest upon retirement and continuous service is required, but, subject to review and approval by the HR Committee, performance continues to be measured and the shares may vest based on the original vesting schedule according to the performance level actually achieved. Performance shares awarded in 2021 provide that the continuous service requirement is waived if an NEO is retirement eligible, performance continues to be measured and the shares may vest based on the original vesting schedule according to the performance level actually achieved. Assuming that all the NEOs achieved the earlier of (i) age 60 with at least 10 years of service to Fulton or any affiliate or (ii) age 62 with at least five years of service to Fulton or any affiliate and retired as of December 31, 2021, the NEOs have one or two years from the date of retirement, but not beyond the original option expiration date, to exercise their stock options.

10 Termination Due to Disability: Following an NEO’s “Disability,” defined in the Employment Agreements to have the meaning set forth in Fulton’s long-term disability policy applicable to the NEO, which generally is a medically determinable physical or medical impairment that is expected to result in death or to last for at least 12 months, and that either renders the NEO unable to engage in any substantial gainful activity or qualifies the NEO for benefits under a Fulton disability plan, the employment of the NEO would terminate automatically, in which event Fulton is not thereafter obligated to make any further payments under the Employment Agreement, other than amounts (including salary, expense reimbursement, etc.) accrued as of the date of such termination, plus an amount equal to at least six months’ base salary as in effect immediately prior to the date of the Disability. After this six month salary continuation period, for as long as the NEO continues to be disabled, the NEO will continue to receive at least 60% of the NEO’s base salary until the earlier of the NEO’s death or December 31 of the calendar year in which the NEO attains age 65. To the extent it does not duplicate benefits already being provided, an NEO will also receive those benefits customarily provided by Fulton to disabled former employees, including, but not limited to, life, medical, health, accident insurance and a survivor’s income benefit.

11 Cash amount for all the NEOs is six months at full salary, then 60% of salary for an assumed period of 12 months. Perquisites include a monthly estimate of $1,000 for the value of health and other benefit expenses paid by Fulton for an assumed period of 18 months. Equity amount is the value of all the “in the money” stock options and Performance Shares that would vest as described in the last paragraph of footnote 6 above. In the event an NEO terminates employment due to disability, unvested options, Performance Shares and time-based restricted stock units automatically vest. The NEOs have one year from the date of disability, but not beyond the original option expiration date, to exercise stock options.

12 Termination Due to Death: In the event of a termination of employment as a result of an NEO’s death, the NEO’s dependents, beneficiaries or estate, as the case may be, receive such survivor’s income and other benefits as they may be entitled to under the terms of Fulton’s benefit programs, including the life insurance benefit of two times base salary amount plus a tax reimbursement due as a result of the payment under the Death Benefits described on Page 35.

13 In the event an NEO terminates employment due to death, unvested options, Performance Shares would automatically vest, and Performance Shares vesting as described in the last paragraph of footnote 6 above. The estate of the NEO has one year from the date of death to, but not beyond the original option expiration date, exercise stock options.

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CEO PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Item 402(u) of Regulation S-K, Fulton is providing the following information in connection with the ratio of the annual total compensation paid to our “median employee” and the annual total compensation of our CEO for the year ended December 31, 2021.

Pay Ratio Summary
● For 2021, the annual total compensation of our selected median employee was $60,288.
● The 2021 annual total compensation of our CEO, as reported in the Summary Compensation Table on Page 37, was $4,207,894.
● Based on this information, for 2021 we reasonably estimate that the ratio of the annual total compensation of our CEO to our median employee was 70 to 1.
● Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

For 2021, the median employee that was used for purposes of calculating the 2021 ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is the same median employee that was identified for purposes of our 2020 pay ratio disclosure, and the median employee is still employed by Fulton. As of December 31, 2020, to identify the 2020 median employee from our employee population at that time, we compared the total compensation in Box 5 on the 2020 W-2 tax statements for our employee population. We identified our median employee using this consistently applied compensation measure that excluded our CEO as well as any temporary employees and employees that departed our workforce during 2020. In making this determination, we annualized the compensation of our permanent full-time employees who were hired in 2020 and did not work for Fulton for the entire fiscal year but were still employed as of December 31, 2020. There were no changes in 2021 that would significantly affect the pay ratio by using the same median employee.

For the 2021 pay ratio, using the same median employee as 2020, we combined all of the elements of such employee’s compensation for 2021 consistent with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, the same process and amount reported in the “Total” column of our 2021 Summary Compensation Table included in this Proxy Statement on Page 37 was used.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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NON-BINDING SAY-ON-PAY PROPOSAL TO APPROVE THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS – PROPOSAL TWO

Pursuant to the Dodd-Frank Act, Fulton is providing its shareholders with the opportunity to vote on an advisory (non-binding) proposal at the Annual Meeting to approve the compensation of Fulton’s NEOs for 2021 as described in the Compensation Discussion and Analysis and the tabular disclosures of the NEOs’ compensation in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse Fulton’s executive pay program. At Fulton’s 2021 Annual Meeting, Fulton presented a similar proposal to its shareholders, and approximately 97.17% of the shareholders who cast a vote on this proposal voted in favor of, and approved, Fulton’s say-on-pay proposal. The HR Committee considered the number of votes cast in favor of Fulton’s prior say-on-pay proposal to be a positive endorsement of Fulton’s current pay programs and practices. Fulton will continue to monitor the level of support for each say-on-pay proposal. Because the shareholder vote is not binding, the outcome of this year’s vote, or any future vote, may not be construed as overruling any decision by Fulton’s Board or the HR Committee regarding executive compensation. Fulton is providing shareholders with this opportunity pursuant to Section 14A of the Securities Exchange Act.

As further described in the Compensation Discussion and Analysis section of this Proxy Statement, starting on Page 26, Fulton’s executive compensation philosophy and program are intended to achieve three objectives: (i) align the interests of the NEOs with shareholder interests; (ii) link the NEOs’ pay to performance and (iii) attract, motivate and retain executive talent. Fulton’s executive compensation program currently includes a mix of base salary, incentive bonus, and equity-based plans. Fulton believes that its compensation program, policies and procedures are reasonable and appropriate and compare favorably with the compensation programs, policies and procedures of its peers.

The Board recommends that shareholders, in a non-binding proposal, vote “FOR” the following proposal:

“RESOLVED, that the compensation paid to Fulton’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the disclosure rules of the SEC, including the Compensation Discussion and Analysis and the Compensation Tables contained in this Proxy Statement, is hereby APPROVED.”

Recommendation of the Board

The Board of Directors recommends that the shareholders vote FOR the non-binding proposal to approve the compensation of the Named Executive Officers.

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APPROVAL OF THE 2022 AMENDED AND RESTATED EQUITY AND
CASH INCENTIVE COMPENSATION PLAN – PROPOSAL THREE

The 2022 Plan is an important compensation tool designed to: (i) align the interests of key individuals with Fulton’s shareholders by encouraging and creating ownership of shares of Fulton common stock; (ii) enable Fulton to be competitive among its peers and attract and retain qualified individuals who contribute to Fulton’s success by their efforts, service, ability and ingenuity; (iii) provide long-term equity and cash-based rewards and incentive opportunities to key individuals who are responsible for the success of Fulton and who are in a position to make significant contributions toward its objectives and (iv) reward individual performance.

Background

The 2022 Plan will replace the existing 2013 Plan, that expires on April 29, 2023. The 2022 Plan amends and restates the 2013 Plan. Any awards made by Fulton under the 2013 Plan after March 1, 2022 will reduce the shares to be awarded under the 2022 Plan. If the 2022 Plan is approved by shareholders at the Annual Meeting, Fulton will not make any additional awards under the 2013 Plan. In the event that the 2022 Plan is not approved by shareholders at the Annual Meeting, then the 2022 Plan shall terminate and Fulton will continue to make grants under the 2013 Plan.

The 2022 Plan, among other things: (i) reduces the shares available for new awards after May 17, 2022 from 9,575,000 to 5,806,000; (ii) provides that dividends (or dividend equivalents) will (A) be withheld by Fulton, (B) will remain subject to vesting requirements to the same extent as the applicable award and (C) will only be paid at the time the vesting requirements are satisfied; (iii) allows for the recycling of shares in certain cases; (iv) clarifies that all awards shall have a minimum one year vesting and (v) expires on May 17, 2032.

As of December 31, 2021, there were 2,302,330 shares of common stock outstanding underlying outstanding stock options, stock unit and restricted stock awards under the 2013 Plan. In addition, of such date, there were 9,634,000 shares available for future awards under the 2013 Plan. Upon approval of the 2022 Plan, the shares available for awards will be reduced to 5,806,000.

As of December 31, 2021, there were 160,490,000 shares of Fulton common stock outstanding.

Fulton’s equity-based compensation model, including the broad-based participation of Fulton’s employees and directors, and the portion of equity compensation paid to the NEOs, results in an annual usage of plan shares, known as the “burn rate” as indicated in the chart below. Burn rate is the calculation for measuring the annual usage of shares.

		2019	2020	2021	Average
(a)	Time-vested restricted stock units granted (1)	169,459	374,255	275,011	272,908
(b)	Director restricted stock units granted (2)	51,164	77,916	50,040	59,707
(c)	Performance-based stock units granted	314,244	508,940	324,693	382,626
(d)	Performance-based stock units vested (3)	234,940	245,467	255,353	245,253
(e)	Shares underlying options granted (1)	0	0	0	0
(f)	Weighted-average basic shares outstanding	166,901,579	162,372,183	162,232,864	163,835,542
(g)	Burn rate (a)+(b)+(d)+(e)/(f) (4)	0.27%	0.43%	0.36%	0.35%

1 Reflects the gross number of shares and shares underling awards made to employees during the respective year.

2 Reflects the gross number of shares and shares underlying awards made to non-employees directors during the respective year from the 2019 Director Equity Plan.

3 Reflects the number of shares vested upon actual performance achieved and dividend equivalents that accrued and vested with the performance-based awards.

4 Not adjusted for forfeitures, withholding and expirations, which would reduce the burn rate if taken into account.

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As commonly calculated, the total potential dilution or “overhang” resulting from the adoption of the 2022 Plan would be 5.13%. The overhang is calculated as follows as of March 1, 2022 assuming the 2022 Plan is approved:

(a)	Remaining Shares available under 2013 Plan (1)	9,575,000
(b)	Shares available under the 2022 Plan if approved	5,806,000
(c)	Shares available under the 2019 Director Equity Plan	108,000
(d)	Shares underlying outstanding awards under 2019 Director Equity Plan (2)	160,316
(e)	Shares underlying outstanding time-vested restricted stock unit awards	783,283
(f)	Shares underlying outstanding performance stock units (based on target performance)	1,170,647
(g)	Shares underlying outstanding stock option awards under 2013 Plan (3)	208,677
(h)	Total shares authorized for or outstanding under employee awards (b+c+d+e+f+g) (4)	8,236,923
(i)	Total shares outstanding	160,590,000
(j)	Overhang (h/i)	5.13%

1 The 2013 Plan will be replaced by the 2022 Plan and no new awards will be made under the 2013 Plan upon shareholder approval of the 2022 Plan. Shares listed represent the shares available for new awards in the 2013 Plan as of March 1, 2021.

2 The outstanding shares are director stock units and time-based awards.

3 The weighted average stock option exercise price is approximately $11.66 and the weighted average remaining contractual term is approximately 1.24 years.

4 The remaining shares available under 2013 Plan are not included.

Key Terms of the 2022 Plan

The 2022 Plan is attached to this Proxy Statement as Exhibit A. A summary of the 2022 Plan is set forth below. Do not rely solely on this summary for information about the 2022 Plan.

Participants

The 2022 Plan is available for future equity-based and cash-based awards to the approximate 3,200 officers and other employees of Fulton and its affiliates and to eligible consultants. The Board anticipates that 2022 Plan awards will be made to approximately 500 officers and other employees, although awards may be made to additional participants at the discretion of the HR Committee once the 2022 Plan is approved. No awards have been made under the 2022 Plan, and no awards have been granted that are contingent on Fulton shareholder approval of the 2022 Plan. Future awards under the 2022 Plan would be made at the discretion of the HR Committee. Therefore, the awards or number of shares of common stock subject to awards that may be granted in the future to employees, including executive officers, and other eligible participants under the 2022 Plan are not determinable at this time. The table below on Page 53, however, sets forth the value of benefits that would have been received or allocated to each of the following persons or groups, in each case, under the 2022 Plan with respect to the 2021 fiscal year if the 2022 Plan had been in effect and the 2013 Plan had not been in effect, in each case, based on awards made under the 2013 Plan.

Administration

The 2022 Plan is administered by the HR Committee. The HR Committee will determine 2022 Plan participants, vesting schedules and the expiration date of awards.

Shares Available for Grant

Subject to adjustment as described below, and excluding any awards granted prior to May 17, 2022 (the “Effective Date”), the total number of shares available that may be granted under the 2022 Plan shall not exceed 5,806,000. During the term of the 2022 Plan, Fulton will keep reserved at all times the number of shares of common stock required to satisfy all such awards.

Types of Awards Available under the 2022 Plan

Under the 2022 Plan, the HR Committee can make equity-based performance or time-based restricted stock and restricted stock unit awards, stock options, stock appreciation rights (“SARs”), and cash-based incentive compensation awards. The HR Committee can make different awards to the same participant during any calendar year.

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Restricted Stock Awards

The 2022 Plan authorizes the HR Committee to grant restricted stock to participants. Restricted stock awards are subject to forfeiture. Forfeiture restrictions can be time-based and/or performance based. Restriction periods are not less than one year.

During the restriction period, the participant is the owner of the underlying shares of common stock and is entitled to vote the shares. The HR Committee has the discretion to award dividends associated with the restricted stock, but the dividends are credited to the participant’s account and paid only upon the release of the restrictions. Upon the lapse of any forfeiture restrictions, the issued shares of Fulton’s common stock are then owned by the participant.

A participant may forego delivery of an applicable number of shares upon the vesting of a restricted stock award to pay any withholding tax due.

Restricted Stock Units

The HR Committee has authority to grant restricted stock units to participants with such terms and conditions as the HR Committee deems appropriate. A restricted stock unit is the right to receive a share of common stock at some point in the future and common stock is not issued and outstanding at the time of award. Restricted stock units are subject to forfeiture. A restriction period must be a minimum of one year and can: (i) be an established number of years; (ii) last until the end of continuous service of the participant; (iii) be based on the performance criteria described below or (iv) be based on a combination of time and performance criteria.

During the restriction period, the participant is not the owner of the shares of common stock, but may be entitled to receive “dividend equivalents.” Dividend equivalents are credited to the participant’s account and paid only upon the release of the restrictions on such restricted stock unit award.

Upon the lapse of any forfeiture restrictions, the participant will be issued shares of Fulton’s common stock.

A participant may forego delivery of an applicable number of shares upon the lapse of forfeiture restrictions on a restricted stock units award to pay any withholding tax due.

Performance Share Awards

The HR Committee may grant performance based stock and stock unit awards (“PSU”). A performance period cannot be less than one fiscal quarter, and is generally expected to range from one to three years. PSUs are granted subject to a risk of forfeiture that lapses as the participant vests in the stock or units granted. Subject to the minimum vesting limitations set forth in the 2022 Plan, the participant vests in the common stock or units underlying such performance-based stock award, in whole or in part, if certain goals established by the HR Committee are achieved over a designated period of time, but in no event more than 10 years after the grant date. If the performance goals are not satisfied within the designated period of time, the performance-based stock award will automatically be forfeited.

Dividend Equivalents on Equity Awards

If authorized by the HR Committee, upon the granting of a time-based restricted stock award and the vesting of a performance-based restricted stock award, the participant has the rights of a stockholder with respect to the voting of the common stock underlying such award, subject to the conditions contained in the award agreement. The award agreement may require or permit the waiver, deferral or investment of dividends or dividend equivalents paid on the shares of common stock underlying a restricted stock award or performance-based stock award.

As a practice, dividends are not paid on unvested performance-based stock awards or unvested time-based restricted stock awards. Instead, dividends will be accrued and paid when the performance-based stock award or unvested time-based restricted stock awards vests.

Stock Options

Under the 2022 Plan, the HR Committee may from time to time grant stock options, either as incentive stock options (“ISOs”), as defined in section 422 of the Tax Code, or as non-statutory stock options, to acquire shares of Fulton’s common stock to eligible participants. ISOs are subject to certain limitations not applicable to non-ISOs. The exercise price of all stock options will be determined by the HR Committee but may not be less than 100% of the fair market value of Fulton’s common stock on the date of grant. The exercise price for any ISO granted to any

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eligible employee owning more than 10% of the total combined voting power of all classes of Fulton’s stock may not be less than 110% of the fair market value of Fulton’s common stock on the date of grant and the term of such ISO may not exceed five years from the date of grant.

The exercise price may be adjusted in the event of changes in the capitalization of Fulton. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by an employee that vest in any single calendar year cannot exceed $100,000.

SARs

The 2022 Plan permits the HR Committee to grant SARs. The exercise price of all SARs will be determined by the HR Committee, but the price may not be less than the fair market value of Fulton’s common stock on the date of grant. Upon exercise of a SAR, the participant shall receive an amount equal to the amount by which the fair market value of a share on the date of surrender exceeds the exercise price of such SAR. Fulton pays this amount in the form of common stock, cash, or any combination thereof as determined by the HR Committee. Subject to the minimum vesting limitations set forth in the 2022 Plan, all SARs will be exercisable and will vest at such times and under such conditions as determined by the HR Committee and set forth in the relevant SAR agreement. Upon the occurrence of a vesting event as described below under Treatment of Awards Upon a Change in Control, all SARs that are outstanding on such date will become exercisable whether they are vested or not.

Cash-Based Awards

The 2022 Plan permits the HR Committee to make cash-based performance compensation awards. The Committee shall have full discretion to select: (i) the length of such performance period; (ii) the type of performance compensation awards to be issued; (iii) the performance criteria that will be used to establish the performance goals and (iv) the kind and level of the performance goals that apply to the performance formula.

Unless otherwise provided in the applicable award agreement, a participant must be employed by Fulton on the last day of a performance period to be eligible for payment in respect of a cash-based performance compensation award. A cash-based performance compensation award will only be eligible for payment to the extent that the selected performance goals are achieved during the performance period. The HR Committee may use its discretion to reduce or eliminate the amount of the performance compensation award earned under the performance formula. The HR Committee does not have the discretion to allow payment with respect to a cash-based performance compensation award if the performance goals for such performance period have not been attained.

Vesting – General

Time-Based Awards

Subject to acceleration, stock options, SARs, restricted stock and restricted stock unit awards will vest and become exercisable, or have lapse of forfeiture restrictions, on the third anniversary of the date of grant.

Clawback of Awards

Any awards made under the 2022 Plan are subject to clawback by Fulton as required by law, regulation or stock exchange listing requirement or any Fulton policy.

Acceleration of Vesting in Certain Events

Certain events accelerate the vesting schedule for outstanding awards under the 2022 Plan or provide a longer period for the participant to exercise vested stock options. Such events include:

A Change in Control of Fulton

Upon a termination of a participant’s service within 12 months following a change in control, all stock options vest and are eligible for exercise by the participant, and the forfeiture restrictions lapse on all time-based restricted stock and restricted stock units awards. A change in control generally means: (i) a consolidation or merger

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of Fulton into another company; (ii) a sale of all the assets of Fulton; (iii) one person, group or entity acquiring at least 50% of the voting securities of Fulton or (iv) a majority of Board changing within one year (without the approval of the then-existing directors).

The Death or Disability of a Participant

In the case of death or disability of a participant, all stock options of a participant become immediately exercisable and, if the stock options do not otherwise expire by reaching the end of their term, a participant who dies or becomes disabled has one year after the participant’s end of continuous service to exercise his or her stock options. In addition, all forfeiture restrictions lapse on all outstanding restricted stock and restricted stock unit awards upon death or disability of a participant.

The Retirement of a Participant

The 2022 Plan defines “retirement” as retirement from service to Fulton, or an affiliate of Fulton, after attaining age 60 with at least ten years of continuous service or attaining age 62 with at least five years of continuous service. In the case of retirement, all stock options become immediately exercisable, and the participant has the shorter of: (i) one year or (ii) the end of the stock option term to exercise such stock options. The forfeiture restrictions on time-based restricted stock units awards lapse upon retirement, however, if such retirement would constitute a “separation from service” under the Tax Code then the awards are not paid until six months after retirement.

Separation from Service Resulting from Layoff or Position Elimination

In the event a participant loses his or her position resulting from a layoff or position elimination, the exercise period for all outstanding, vested stock option awards will be extended for 90 days. All time-based equity awards that are unvested or that remain subject to risk of forfeiture will terminate and expire.

Performance-Based Awards

The 2022 Plan contains special rules for the impact of a change in control, or the death, disability or retirement of the participant with respect to performance-based awards.

In the event of a change in control, all incomplete performance periods in respect of such award in effect on the date the change in control occurs shall end on the date of such change and the HR Committee will: (i) determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable participants partial or full awards with respect to performance goals for each such performance period based upon the HR Committee’s determination of the degree of attainment of performance goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained. In addition, the 2022 Plan provides the HR Committee with the discretion to cancel existing awards and to pay to the participants the value of such cancelled awards in cash or stock.

The HR Committee will determine the impact of the death or disability of the participant on stock- or cash-based performance awards.

Upon retirement, for each performance compensation award (cash-based) and performance share award (stock-based), the HR Committee has the ability to: (i) determine the extent to which performance goals with respect to such performance period have been met during or with respect to the period of the participant’s active employment, and (ii) cause to be paid to the applicable participant partial or full awards for such future performance period based upon the HR Committee’s determination of the degree of attainment of performance goals. Alternatively, the HR Committee may waive the continuous service requirement upon termination for retirement and allow a performance award to vest, or lapse, in accordance with its original terms.

Adjustments

In the event of a merger, consolidation, recapitalization, stock dividend or stock split, the HR Committee will make an appropriate proportional adjustment in connection with: (i) the number of shares available for award under the 2022 Plan; (ii) the maximum number of shares that can be awarded to one participant in a calendar year; (iii) the number of shares and exercise price of stock options and SAR and (iv) the number of shares underlying restricted stock and restricted stock units awards. Fulton will recycle awards as a result of award forfeitures or vested awards used for the payment of taxes on performance based and time-based restricted stock unit and restricted stock awards, but Fulton does not recycle shares with respect to options or SARs.

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Amendments to the 2022 Plan

The Board may at any time amend, alter, suspend or discontinue the 2022 Plan in its discretion, but no amendment, alteration, suspension or discontinuation may be made which would impair the rights of any participant under any grants theretofore made without his or her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Tax Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which Fulton’s common stock is then listed), Fulton will obtain stockholder approval of any amendment to the 2022 Plan: (i) that increases the maximum number of shares to be granted under the 2022 Plan; (ii) changes the class of participants; (iii) effects a repricing transaction; (iv) materially increases the benefits under the 2022 Plan to a participant or (v) otherwise requires the approval of shareholders under applicable laws or listing standards for the shares.

Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of stock options, SARs and restricted stock awards. This summary is not intended to (and does not) constitute tax advice to participants in the 2022 Plan and is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Participants are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of awards under the 2022 Plan, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.

Stock Options and SARs

The grant of a stock option or SAR will generally create no tax consequences for the participant or Fulton at the grant date. A participant will generally not recognize taxable income upon exercising an ISO except that the alternative minimum tax may apply (depending on the participant’s individual circumstances). Upon exercising a stock option (other than an ISO) or SAR, the participant will recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable common stock (and cash or other property) acquired on the date of exercise over the exercise price.

Performance-Based Restricted Stock and Time-Based Restricted Stock Awards

Generally, the recipient of an award of performance stock or restricted stock will not recognize ordinary income at grant. Instead, the participant generally will recognize ordinary income when the performance-based restricted stock or units or time-based restricted stock or units vest equal to the fair market value of the common stock on the vesting date. Fulton will generally receive a tax deduction equal to the amount of ordinary income recognized by the recipient.

Section 409A

Section 409A of the Tax Code governs the taxation of deferred compensation. Awards received under the 2022 Plan are intended to be exempt from the requirements of Section 409A where possible. However, there can be no assurance that awards designed to be exempt from Section 409A will in fact be exempt. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, an interest penalty and an additional 20% tax on the amount underlying the award.

Share Recycling

Shares of common stock underlying awards will be available for reissuance under the 2022 Plan in the event that an award expires or is canceled or otherwise terminated. In addition, to the extent that shares issued under the 2022 Plan are withheld by Fulton for taxes on performance shares and time-based stock awards, such shares will again be available for reissuance under the 2022 Plan. Shares that are withheld or tendered to Fulton to pay taxes or to pay the exercise price of options will not become available for reissuance under the 2022 Plan, and shares subject to a SAR that are not issued in connection with the stock settlement of that SAR will not become available for reissuance under the 2022 Plan.

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Adjustments and Extraordinary Events

The 2022 Plan provides that if there is any increase or decrease in the number of issued and outstanding shares of common stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of Fulton’s common stock, any extraordinary cash dividend, or any other increase or decrease in the number of issued and outstanding shares of common stock, effected without the receipt of consideration by the Fulton, then the number of shares that pertain to each outstanding award and the exercise price of each option and SAR will be proportionately adjusted.

Transferability

Generally, awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, by the laws of descent and distribution or pursuant to a domestic relations order entered into by a court of competent jurisdiction and may be exercised, during the lifetime of the participant, only by the participant.

Term of the 2022 Plan

Unless previously terminated by the Board, the 2022 Plan shall terminate on, and no award shall be granted after May 17, 2032.

2021 Equity Awards

The following table provides a summary of the 2021 equity awards granted under the 2013 Plan:

Awards Granted in 2021 Under the 2013 Plan
Name and Position	Dollar Value ($)(1)	Number of Shares/Units(2)
E. Philip Wenger, Chairman and Chief Executive Officer of Fulton	$ 1,305,528	76,893
Curtis J. Myers, President and Chief Operating Officer of Fulton	$ 558,644	32,903
Mark R. McCollom, SEVP and Chief Financial Officer of Fulton	$ 433,784	25,549
Angela M. Snyder, SEVP and Head of Consumer Banking	$ 294,713	17,358
Meg R. Mueller, SEVP and Head of Commercial Business	$ 294,713	17,358
Executive officers as a group (includes NEOs)	$ 4,812,603	232,200
Non-employee directors as a group	$ 0	0
Employees other than executive officers as a group	$ 6,199,216	367,504

1 Dollar value reflects the 2021 grant date fair value of all stock awards granted in 2021.

2 Includes performance awards and restricted stock units granted in 2021. For performance-based stock units, shares granted are based on the target number of shares.

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Equity Compensation Plan Information

The following table provides information about options outstanding under all of Fulton’s equity plans, and the number of securities remaining available for future issuance under the 2013 Plan and 2019 Director Equity Plan as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation Plans (excluding securities reflected in first column)(3)
Equity compensation plans approved by security holders	2,302,330	$11.57	9,743,000
Equity compensation plans not approved by security holders	—	—	—
Total	2,302,330	$11.57	9,743,000

1 The number of securities to be issued upon exercise of outstanding options, warrants and rights includes 1,162,030 PSUs, which is the target number of PSUs that are payable under the 2013 Plan, though no shares will be issued until achievement of applicable performance goals, 239,591 stock option units, 738,201 time-vested restricted stock units granted under the 2013 and 162,508 time-vested restricted stock units granted under the 2019 Director Equity Plan.

2 The weighted-average exercise price of outstanding options, warrants and rights does not take into account outstanding PSUs and restricted stock units granted under the 2013 Plan and the 2019 Director Equity Plan.

3 Consists of 9,634,000 shares that may be awarded under the 2013 Plan and 109,000 shares that may be awarded under the 2019 Director Equity Plan. Does not include the 1,330,621 shares that may be purchased under the ESPP.

Recommendation of the Board

The Board recommends a vote FOR the approval of the 2022 Amended and Restated Equity and Cash Incentive Compensation Plan.

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RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

For the years ended December 31, 2021 and December 31, 2020, Fulton engaged KPMG LLP (“KPMG”), independent registered public accountants, to audit Fulton’s financial statements. The fees incurred for services rendered by KPMG for the years ended December 31, 2021 and 2020 are summarized in the following table:

Services and Fees	2021	2020
Audit Fees – Annual Audit and Quarterly Reviews [1]	$2,116,000	$1,725,000
Audit Fees – Issuance of Comfort Letters and Consents	0	300,000
Audit Fees – Statutory Audit	54,000	52,000
Audit Fees Subtotal	2,170,000	2,077,000
Audit Related Fees	—	—
Tax Fees [2]	58,000	63,225
All Other Fees	—	—
TOTAL	$2,228,000	$2,140,225

1 Amounts presented for 2021 are based upon the audit engagement letter and additional fees paid. Final billings for 2021 may differ.

2 Fees paid for tax services relating to federal and state tax matters.

On February 22, 2022, Fulton’s Audit Committee approved the appointment of KPMG for the fiscal year ended December 31, 2022. The Audit Committee carefully considered whether the provision of the 2021 and 2020 non-audit services performed by KPMG described above are incompatible with maintaining the independence of KPMG in performing its audit services and determined that the independence of KPMG has not been compromised.

The Audit Committee pre-approved all fees paid to KPMG in 2021 and 2020. The Audit Committee pre-approves all auditing and permitted non-auditing services, including the fees and terms thereof, to be performed by its independent auditor, subject to the de minimus exceptions for non-auditing services permitted by the Exchange Act. These types of services, however, are approved prior to completion of the services. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services. Any decisions of such subcommittees to grant pre-approvals are presented to the Audit Committee for ratification at its next scheduled meeting.

Based on its review and discussion of the audited 2021 financial statements of Fulton with management and KPMG, the Audit Committee recommended to the Board that the financial statements be included in the Annual Report for filing with the SEC. Attached as Exhibit B is a copy of the report of the Audit Committee findings as a result of its financial reporting oversight responsibilities.

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RATIFICATION OF INDEPENDENT AUDITOR – PROPOSAL FOUR

Fulton’s Audit Committee has selected the firm of KPMG to continue as Fulton’s independent auditor for the fiscal year ending December 31, 2022. Although shareholder approval of the selection of KPMG is not required by law, the Board believes that it is advisable to give shareholders an opportunity to ratify this selection as it is consistent with sound corporate governance practices. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the votes cast is required to ratify the appointment of KPMG as Fulton’s independent auditor for the fiscal year ending December 31, 2022.

If Fulton’s shareholders do not approve this proposal at the Annual Meeting, the Audit Committee will consider the results of the shareholder vote on this proposal when selecting an independent auditor for 2023. No determination has been made as to what other specific action, if any, the Audit Committee would take in the event Fulton shareholders do not ratify the appointment of KPMG at the Annual Meeting.

KPMG has conducted the audit of the financial statements of Fulton and its subsidiaries for the years ended December 31, 2002 through December 31, 2021. Representatives of KPMG are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

Recommendation of the Board

The Board recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2022.

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ADDITIONAL INFORMATION

Annual Report

A copy of Fulton’s Annual Report for the year ended December 31, 2021, as filed with the SEC, including financial statements, is available without charge to shareholders upon written request addressed to the Corporate Secretary: Fulton Financial Corporation, Attention Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604.

The Fulton Annual Report for the year ended December 31, 2021 and this Proxy Statement are available on Fulton’s website at www.fultonbank.com. Copies of the current governance documents and future updates, including but not limited to the Fulton Code of Conduct, Audit Committee Charter, HR Committee Charter, NCG Committee Charter, Risk Committee Charter and Fulton’s Governance Guidelines are available on Fulton’s website at www. fultonbank.com. The contents of Fulton’s website are not incorporated into this Proxy Statement.

Householding of Proxy Materials

Only one Proxy Statement is being delivered to multiple security holders sharing an address unless Fulton has received contrary instructions from one or more of the security holders. Fulton will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement to a security holder at a shared address. If you are eligible for householding and wish to receive only a single copy for all eligible shareholders in your household you may request a single copy. Such requests should be made to the Corporate Secretary: Fulton Financial Corporation, Attention Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604, (717) 291-2411.

Sign Up for Electronic Delivery

If you would like to save paper and reduce the costs incurred by Fulton in printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com and have your proxy card and control number when you access the website, then follow the instructions at www.proxyvote.com to obtain your records and to create an electronic voting instruction form. Follow the instructions for voting by Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

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OTHER MATTERS

The Fulton Board knows of no matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, then any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board.

BY ORDER OF THE BOARD Natasha R. Luddington Senior Executive Vice President, Chief Legal Officer and Corporate Secretary
Lancaster, Pennsylvania April 1, 2022

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EXHIBIT A

FULTON FINANCIAL CORPORATION

2022 AMENDED AND RESTATED

EQUITY AND CASH INCENTIVE COMPENSATION PLAN

Plan Effective Date: May 17, 2022

Article 1. Purpose of the Plan		1

Article 2. Definitions		1
2.01	“Affiliate”	1
2.02	“Applicable Laws”	1
2.03	“Award”	1
2.04	“Award Agreement”	1
2.05	“Board”	1
2.06	“Business Combination”	1
2.07	“Cause”	1
2.08	“Change in Control”	2
2.09	“Code”	3
2.10	“Code of Conduct”	3
2.11	“Committee”	3
2.12	“Common Stock”	3
2.13	“Company”	3
2.14	“Consultant”	3
2.15	“Continuous Service”	3
2.16	“Date of Grant”	3
2.17	“Date of Exercise”	4
2.18	“Disability”	4
2.19	“Disqualifying Disposition”	4
2.20	“Director”	4
2.21	“Effective Date”	4
2.22	“Employee”	4
2.23	“Exchange Act”	4
2.24	“Exercise”	4
2.25	“Fair Market Value”	4
2.26	“Incentive Stock Option”	4
2.27	“Independent” or “Independence”	4
2.28	“Non-Employee Director”	4
2.29	“Non-Qualified Stock Option”	4
2.30	“Option”	4
2.31	“Optionee”	5
2.32	“Option Exercise Price”	5
2.33	“Participant”	5
2.34	“Performance Compensation Award”	5
2.35	“Performance Criteria”	5
2.36	“Performance Formula”	6
2.37	“Performance Goals”	6
2.38	“Performance Period”	6
2.39	“Performance Share Award”	6
2.40	“Performance Share”	7
2.41	“Plan”	7
2.42	“Repricing”	7
2.43	“Restricted Award”	7
2.44	“Restricted Period”	7
2.45	“Restricted Stock”	7
2.46	“Restricted Stock Unit”	7
2.47	“Retirement”	7
2.48	“Securities Act”	7
2.49	“Shares”	7
2.50	“Stock Appreciation Right”	7
2.51	“Ten Percent Shareholder”	7

Article 3. Administration of the Plan		7
3.01	Committee Composition	7
3.02	Delegation	7
3.03	Authority of Committee	8
3.04	Indemnification	8
Article 4. Shares Subject to the Plan		9
4.01	Shares Subject to the Plan	9
4.02	Recycling of Shares	9
Article 5. Eligibility		9
5.01	General	9
5.02	Eligibility for Specific Awards	9
5.03	Ten Percent Shareholders	9
Article 6. Option Provisions		9
6.01	General	9
6.02	Termination of Continuous Service	10
6.03	Incentive Stock Option Limitation	11
6.04	Incentive Stock Option Qualifying Disposition	11
Article 7. Stock Appreciation Rights		11
7.01	General	11
7.02	Term	11
7.03	Exercise and Payment	11
7.04	Exercise Price	11
7.05	Stock Appreciation Right Transferability	12
7.06	Termination of Continuous Service	12
Article 8. Restricted Awards		12
8.01	General	12
8.02	Restricted Stock	12
8.03	Dividend Equivalents on Restricted Stock	12
8.04	Restricted Stock Units	13
8.05	Dividend Equivalents on Restricted Stock Units	13
8.06	Restrictions on Awards	13
8.07	Delivery of Restricted Stock and Settlement of Restricted Stock Units	13
8.08	Stock Certificate Restrictions	14
8.09	Restricted Award Transferability	14
8.10	Termination of Continuous Service	14
Article 9. Performance Share Awards		14
9.01	Grant of Performance Share Awards	14
9.02	Earning Performance Share Awards	14
9.03	Dividend Equivalents on Performance Share Awards	14
9.04	Termination of Continuous Service	14
Article 10. Performance Compensation Awards		15
10.01	General	15
10.02	Eligibility	15
10.03	Discretion of Committee with Respect to Performance Compensation Awards	15
10.04	Payment of Performance Compensation Awards	15

Article 11. Vesting and Dividend Equivalents		16
11.01	General	16
11.02	Time-Vested Awards and Dividend Equivalents	16
11.03	Performance Awards	16
11.04	Treatment of Dividends and Dividend Equivalents on Unvested Awards	17
Article 12. Changes in Capital Structure		17
12.01	Adjustment Upon Changes in the Common Stock	17
12.02	Adjustment Binding	17
12.03	Adjustment to Grants	17
Article 13. Effect of Change in Control		18
13.01	General	18
13.02	Committee Discretion	18
13.03	Successors	18
Article 14. Registration of Stock		18
14.01	General	18
14.02	Restrictions	18
Article 15. Tax Withholding		19
Article 16. Amendment or Termination of the Plan		19
16.01	Amendment of the Plan	19
16.02	Amendments Pertaining to Qualification	19
16.03	Term of the Plan	19
16.04	No Impairment of Rights	19
Article 17. General Provisions		19
17.01	Non-Uniform Treatment	19
17.02	Shareholders	20
17.03	Employment or Service	20
17.04	Other Compensation Arrangements	20
17.05	Clawback	20
17.06	Recapitalizations	20
17.07	Delivery	20
17.08	Deferral of Awards	20
17.09	Section 409A	20
17.10	Section 16 Compliance	20
17.11	Beneficiary Designation	21
17.12	Unfunded Plan	21
17.13	Acceptance of Terms and Conditions	21
17.14	Liability	21
17.15	Choice of Law	21
17.16	Severability	21
17.17	Headings	21
Article 18. Effective Date		21

FULTON FINANCIAL CORPORATION

2022 AMENDED AND RESTATED

EQUITY AND CASH INCENTIVE COMPENSATION PLAN

Article 1. Purpose of the Plan.

The purposes of the 2022 Amended and Restated Equity and Cash Incentive Compensation Plan (the “Plan”) of Fulton Financial Corporation (the “Company”) are to: (i) align the interests of key individuals with those of the Company’s shareholders by encouraging and creating ownership of Shares of Common Stock of the Company; (ii) enable the Company to be competitive among its peers and attract and retain qualified individuals who contribute to the Company’s success by their efforts, service, ability and ingenuity; (iii) provide long-term equity and cash-based rewards and incentive opportunities to key individuals who are responsible for the success of the Company and who are in a position to make significant contributions toward its objectives; and (iv) reward individual performance. The Plan amends and restates the Company’s 2013 Amended and Restated Equity and Cash Incentive Compensation Plan (the “2013 Plan”). The 2022 Plan is not a new equity plan but amends and restates the 2013 Plan. Any awards made by the Company under the 2013 Plan after March 1, 2022 will reduce the shares to be awarded under the 2022 Plan.

All outstanding awards granted under the Plan prior to its amendment and restatement shall remain subject to the terms of the Plan; provided, that no Awards granted or awarded prior to the effectiveness of this amendment and restatement that are materially adversely affected by the changes in the Plan shall be subject to such provisions without the prior consent of the applicable Participant.

Article 2. Definitions.

For purposes of the Plan, the following words or phrases shall have the meanings assigned to them below:

2.01 “Affiliate” means a parent or subsidiary corporation of the Company, as defined in Section 424 (e) and (f) of the Code.

2.02 “Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, and any stock exchange or quotation system on which the Shares of Common Stock are listed or quoted.

2.03 “Award” means an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award or a Performance Compensation Award. Each Award shall be subject to the terms and conditions of the Plan and to such other terms and conditions included by the Committee in the Award Agreement, to the extent not inconsistent with the Plan.

2.04 “Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan.

2.05 “Board” means the Board of Directors of the Company.

2.06 “Business Combination” has the meaning set forth in Section 2.08(c).

2.07 “Cause” means with respect to any Employee:

(a) Employee shall have committed a felony, or misdemeanor resulting or intending to result directly or indirectly in gain or personal enrichment to the Employee;

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(b) Employee’s use of alcohol or other drugs which interferes with the performance by the Employee of Employee’s duties;

(c) Employee shall have deliberately and intentionally refused or otherwise failed (for reasons other than incapacity due to accident or physical or mental illness) to substantially perform any of Employee’s duties to the Company or an Affiliate, with such refusal or failure continuing for a period of at least thirty (30) consecutive days following the receipt by Employee of written notice from the Company or Affiliate setting forth in detail the facts upon which the Company or Affiliate relies in concluding that Employee has deliberately and intentionally refused or failed to perform such duties;

(d) Employee’s conduct that brings public discredit on or injures the reputation of the Company and/or its Affiliates, in the reasonable opinion of the Board or a committee of the Board; or

(e) the Company or an Affiliate is legally precluded from employing Employee for the position and duties described in the Employee’s employment agreement with the Company or an Affiliate.

Notwithstanding the above definition, if an Employee is party to an employment agreement with the Company or any Affiliate that has a different definition of “Cause,” then the definition in such employment agreement will control.

The Committee may determine that a Consultant is terminated for Cause as a result of a violation of the Company’s Code of Conduct (or similar code of conduct maintained by an Affiliate). For purposes of the Plan, the Committee shall determine the effect of all matters and questions relating to whether an Employee has been discharged for Cause, including but not limited to terminations pursuant to the Company’s Code of Conduct.

2.08 “Change in Control” of the Company shall be deemed to have occurred when:

(a) during any period of not more than thirty-six (36) months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that (i) any person becoming a director subsequent to the beginning of the period, whose nomination for election or appointment was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the Company’s proxy statement in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; and (ii) no individual initially nominated or appointed as a result of an actual or publicly threatened election contest or pursuant to a negotiated agreement with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) the acquisition by any person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) of beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), of the Company’s capital stock entitled to thirty percent (30%) or more of the outstanding voting power of all capital stock of the Company eligible to vote for the election of the Board (“Voting Securities”); provided, however, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Voting Securities: (i) by the Company or an Affiliate, including purchases pursuant to a stock repurchase plan; (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate; (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) of this definition);

(c) the consummation of a merger, consolidation, division, statutory share exchange, or any other transaction or a series of transactions outside the ordinary course of business involving the Company (a “Business Combination”), unless immediately following such Business Combination: (i) more than fifty percent (50%) of the total voting power of (x) the entity resulting from such Business Combination, or (y) if applicable, the ultimate

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parent corporation that directly or indirectly has beneficial ownership of at least ninety-five percent (95%) of the voting power of such resulting entity (either, as applicable, the “Surviving Entity”), is represented by Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity), is or becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity and (iii) at least a majority of the members of the board of directors of the Surviving Entity following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) of this paragraph (c) will be deemed to be a “Non-Qualifying Transaction”);

(d) the consummation of a sale of all or substantially all of the assets of the Company (other than to a wholly owned subsidiary of the Company); or

(e) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.

Actions taken by the Company to merge, consolidate, liquidate or otherwise reorganize one or more of its subsidiaries or affiliates shall not constitute a Change in Control for purposes of this Agreement.

2.09 “Code” means the Internal Revenue Code of 1986, and any regulation, as amended from time to time.

2.10 “Code of Conduct” means the Company’s Code of Conduct approved by the Board, as amended from time to time.

2.11 “Committee” means the Human Resources Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.

2.12 “Common Stock” means the common stock of the Company, par value $2.50 per share.

2.13 “Company” means Fulton Financial Corporation a Pennsylvania business corporation, and any successor thereto.

2.14 “Consultant” means any former director, employee or advisory board member of the Company or an Affiliate who is subsequently engaged by the Company or an Affiliate to render consulting or advisory services, or an independent contractor pursuant to a consulting agreement.

2.15 “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director or Consultant of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

2.16 “Date of Grant” means the date the Committee grants an Award to a Participant or, if a later date is set forth in a resolution, the date as is set forth in such resolution.

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2.17 “Date of Exercise” means, in respect of any Option granted under the Plan, the date on which the Participant’s written notice of Exercise is received by the Company pursuant to procedures prescribed by the Committee.

2.18 “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Article 6 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. If necessary, whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Article 6 hereof, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates. If an Employee has an employment agreement with the Company or any Affiliate with a different definition of “Disability,” then such employment agreement definition shall control.

2.19 “Disqualifying Disposition” has the meaning set forth in Section 6.04.

2.20 “Director” means a member of the Board.

2.21 “Effective Date” is described in Article 18.

2.22 “Employee” means any person employed by the Company or an Affiliate.

2.23 “Exchange Act” has the meaning set forth in Section 2.08(b).

2.24 “Exercise” means, in respect of an Option, the delivery by the Participant to the Secretary of the Company of a written notice of exercise in the form specified by the Committee, accompanied by payment in full of the Option Exercise Price.

2.25 “Fair Market Value” means, as of any date, the following value of a share of the Common Stock: (a) if the Common Stock is listed on any national stock exchange, the Fair Market Value shall be the closing price on the trading day of the Date of Grant (or if no sales of shares were reported on any stock exchange on that day, the closing price on the immediately preceding trading day on which such price was reported), as reported by Nasdaq on www.Nasdaq.com, in the Wall Street Journal or such other source as the Committee deems reliable; and (b) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

2.26 “Incentive Stock Option” means an Option issued pursuant to the Plan that meets the requirements of Section 422 of the Code.

2.27 “Independent” or “Independence” means, with respect to a Director who is a Committee member, the independence requirements applicable to a Committee member under the rules and regulations of the U.S. Securities and Exchange Commission and the national securities exchange or national interdealer quotation system on which the Common Stock is then listed or quoted.

2.28 “Non-Employee Director” means a non-employee director of the Board within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.29 “Non-Qualified Stock Option” means an Option issued pursuant to the Plan that is not intended to be an Incentive Stock Option.

2.30 “Option” means a right granted to a Participant to purchase Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

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2.31 “Optionee” means a Participant to whom an Option has been awarded.

2.32 “Option Exercise Price” means the price at which a Share of Common Stock may be purchased upon the date of Exercise of an Option.

2.33 “Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.34 “Performance Compensation Award” means any Award granted by the Committee pursuant to Article 10 of the Plan.

2.35 “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Share Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) and may include, either individually or in ratios or other combinations:

(a) basic earnings per share;

(b) basic cash earnings per share;

(c) diluted earnings per share;

(d) core earnings per share;

(e) diluted cash earnings per share;

(f) earnings before taxes;

(g) net income;

(h) net interest income;

(i) non-interest income;

(j) revenue;

(k) efficiency ratio;

(l) salaries and benefits efficiency ratio;

(m) return on average assets;

(n) core return on average assets;

(o) core return on equity;

(p) return on average shareholders’ equity;

(q) return on average tangible shareholders’ equity;

(r) core earnings;

(s) operating income;

(t) net interest margin;

(u) net interest rate spread;

(v) growth in assets, loans or deposits;

(w) loan production volume;

(x) sales;

(y) net charge-offs;

(z) nonperforming/classified assets;

(aa) classified loans;

(bb) cash flow;

(cc) capital level (core or risk-based);

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(dd) interest rate risk exposure-net portfolio value;

(ee) interest rate risk-sensitivity;

(ff) liquidity;

(gg) strategic business objectives, cost control, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;

(hh) objective customer service measures or indices,

(ii) stock price (including, but not limited to, growth measures and total shareholder return);

(jj) operating expense as a percentage of average assets;

(kk) core deposits as a percentage of total deposits;

(ll) net charge-off percentage;

(mm) loan delinquency rates;

(nn) market share;

(oo) pre-provision net revenue; and

(pp) environmental, social and governance metrics.

Any one or more of the Performance Criteria may be used on an absolute or relative basis in any combination or ratio, or year-over-year change to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, or as compared to the performance of a group of comparable companies, or published or special index.

2.36 “Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Share Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Award has been earned for the Performance Period.

2.37 “Performance Goals” means, for a Performance Period, the one or more goals for the Performance Period based upon the Performance Criteria. The Committee may adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants based on corporate events beyond the control of a Participant, including the following events:

(a) asset write-downs;

(b) litigation or claim judgments or settlements;

(c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

(d) any reorganization and restructuring programs;

(e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year;

(f) acquisitions or divestitures;

(g) environmental, social and governance metrics;

(h) any other specific unusual or nonrecurring events, or objectively determinable category thereof; and

(i) a change in the Company’s fiscal year.

2.38 “Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to any the payment of a Performance Compensation Award.

2.39 “Performance Share Award” means any Award granted pursuant to Article 9 under the Plan.

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2.40 “Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period.

2.41 “Plan” means this Fulton Financial Corporation Amended and Restated Equity and Cash Incentive Compensation Plan.

2.42 “Repricing” means any transaction performed with the intent or effect of:

(a) reducing the exercise price of any outstanding Option or Stock Appreciation Right Awards;

(b) cancelling or exchanging outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or replacement Options and/or Stock Appreciation Rights, including through a tender offer process, with exercise prices that are less than the exercise price of the cancelled or exchanged Options and/or Stock Appreciation Rights; or

(c) any similar share exchange transaction involving outstanding Awards.

2.43 “Restricted Award” means any Award granted pursuant to Article 8.

2.44 “Restricted Period” has the meaning set forth in Section 8.01.

2.45 “Restricted Stock” has the meaning set forth in Section 8.01.

2.46 “Restricted Stock Unit” has the meaning set forth in Section 8.01.

2.47 “Retirement” means retirement from employment with the Company or any Affiliate at the earlier of:

(a) achieving age 60 with at least 10 years of service to the Company or any Affiliate; or

(b) achieving age 62 with at least 5 years of service to the Company or any Affiliate.

2.48 “Securities Act” has the meaning set forth in Section 14.02.

2.49 “Shares” means shares of Common Stock subject to Awards or available for future Awards under the Plan.

2.50 “Stock Appreciation Right” means a right granted under Article 7 of the Plan.

2.51 “Ten Percent Shareholder” means the owner of stock as determined by Section 424(d) of the Code, possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any one of its Affiliates.

Article 3. Administration of the Plan.

3.01 Committee Composition. The Plan shall be administered by the Committee, or, in the Board’s sole discretion, by the Independent Directors on the Board. Each member of the Committee shall be Independent.

3.02 Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and reference in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Within the scope of such authority, the Board or the Committee may also delegate to a committee of one or more members of the Board or to senior management the authority to grant Awards to eligible individuals who are not subject to Section 16 of the Exchange Act.

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3.03 Authority of Committee. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall be vested with full authority:

(a) to adopt, amend and rescind such rules and regulations as it deems necessary or desirable to administer the Plan;

(b) to construe, interpret and apply the provisions of the Plan;

(c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d) to delegate its authority to one or more officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;

(e) to determine when Awards are to be granted under the Plan and the applicable Date of Grant;

(f) from time to time to select, subject to the limitations set forth in the Plan, those Participants to whom Awards shall be granted;

(g) to determine the number of Shares to be made subject to each Award;

(h) to determine whether an Option is to be an Incentive Stock Option or a Non-Qualified Stock Option;

(i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price, medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j) to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the Performance Criteria that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;

(k) to designate an Award (including a cash bonus) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals;

(l) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(m) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment or service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies, subject to the requirements of Section 409A of the Code;

(n) to make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments;

(o) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(p) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a Repricing, shareholder approval shall be required before the Repricing is effective. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon the Company and all Participants and any person claiming under or through a Participant.

3.04 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, no member of the Committee or of the Board shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Award granted under the Plan.

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Article 4. Shares Subject to the Plan.

4.01 Shares Subject to the Plan. Subject to adjustment as provided in Article 12 and excluding any Awards granted prior to the Effective Date, the total number of Shares available that may be granted under the Plan shall not exceed 5,806,000 Shares as of the Effective Date. During the term of each Award, the Company shall keep reserved at all times the number of Shares of Common Stock required to satisfy all such Awards. As the Committee may determine from time to time, the Shares available for distribution under the Plan may consist either in whole or in part of authorized but unissued Common Stock or Common Stock held in treasury.

4.02 Recycling of Shares. Any Shares subject to an Award that are cancelled, forfeited or expire prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Shares delivered to or withheld by the Company to satisfy any tax withholding obligation on a Performance Share Award or a Restricted Award shall again become available for issuance under the Plan. Any Shares that are issued upon the exercise or vesting of an Award, except for eligible shares to satisfy a tax withholding obligation, shall be deducted from the available Shares under the Plan as one (1) Share for each Share issued under the Award. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are:

(a) Shares tendered in payment of the Option Exercise Price;

(b) Shares covering an Option or a stock-settled Stock Appreciation Right;

(c) Shares withheld by the Company to satisfy a tax withholding obligation covering an Option or stock-settled Stock Appreciation Right; or

(d) other Awards that were not issued upon the settlement of the Award.

Article 5. Eligibility.

5.01 General. All Employees and Consultants of the Company or any of its Affiliates are eligible to participate in the Plan, whether now existing as an Affiliate or later become an Affiliate. The Committee shall determine which such eligible persons shall be granted Awards and become Participants in the Plan.

5.02 Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees and Consultants and those individuals whom the Committee determines are reasonably expected to become Employees and Consultants following the Date of Grant.

5.03 Ten Percent Shareholders. An Incentive Stock Option shall not be granted to a Ten Percent Shareholder unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five (5) years from the Date of Grant.

Article 6. Option Provisions.

6.01 General. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option granted shall be subject to the conditions set forth in this Article 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Each Option shall specify the number of Shares that may be purchased pursuant to the Option, the Option Exercise Price, the term of the Option, vesting schedule and such other terms, conditions and limitations established by the Committee as are consistent with the terms of the Plan. The Award Agreement shall identify the Option as a Non-Qualified Stock Option or an Incentive Stock Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

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(a) Term. Subject to the provisions of Section 5.03 regarding Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten (10) years from the Date of Grant.

(b) Option Exercise Price of an Option. Subject to Section 5.03 regarding Ten Percent Shareholders, the Option Exercise Price of each Option shall not be less than 100% of the Fair Market Value of the Shares subject to the Option on the Date of Grant. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) and 409A of the Code, and a Non-Qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

(c) Consideration. Each Participant who elects to Exercise an Option granted pursuant to the Plan shall be required to give written notice to the Company of such election and of the number of Shares he or she has elected to purchase, in such form as the Committee shall have prescribed or approved. At the time of Exercise of the Option, the price of the Shares purchased shall become immediately due and payable: (i) in cash or by check; (ii) by tendering to the Company Shares of the Company that have been held by the Participant for at least six months, having a Fair Market Value as of the Date of Exercise equal to the Option Exercise Price; (iii) by any method established by the Committee to facilitate ownership of Shares, including so-called “cashless exercise”; (iv) by reduction in the number of Shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of Exercise; (v) by any combination of the methods of payment described in (i), (ii) , (iii) or (iv), or (vi) in any other form of legal consideration that may be acceptable to the Committee. Notwithstanding the foregoing, during any period for which the Shares are publicly traded (i.e., the Common Stock is listed on any national stock exchange) an Exercise by a Participant that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under the Plan.

(d) Option Transferability. An Option shall not be transferable except by will, by the laws of descent and distribution, or pursuant to a domestic relations order entered into by a court of competent jurisdiction, and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to Exercise the Option.

6.02 Termination of Continuous Service. Unless otherwise provided in the terms of an Award Agreement, a vested Option may be exercised and paid only: (a) while the Participant is an Employee, a Director or a Consultant to the Company, or an Affiliate, and (b) has maintained Continuous Service as an Employee, a Director or a Consultant since the Date of Grant of the Option, provided however, if the Continuous Service of an Optionee is terminated:

(a) as a result of the Optionee’s Disability, such Optionee may, but only within a one (1) year period from the date of such termination of Continuous Service (and no later than the date that the Option would otherwise expire), Exercise the Option to the extent the Optionee was entitled to Exercise it at the date of such termination of Continuous Service;

(b) as a result of the Optionee’s death, to the extent the Optionee was entitled to Exercise the Option immediately prior to the Optionee’s death, such Option of the deceased Optionee may be Exercised, but only within one (1) year from the date of the Optionee’s death (and no later than the date on which such Option would otherwise expire), by the person or persons (including the Optionee’s estate) to whom the Optionee’s rights under such Option shall have passed by will or by the laws of descent and distribution;

(c) as a result of the Optionee’s Retirement, the Optionee may Exercise his or her currently exercisable Options for up to one year from the date of his or her Retirement (but not beyond the date when the Option would

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otherwise expire); however, if exercisable Incentive Stock Options are not Exercised within 90 days of Retirement, they will convert automatically to Non-Qualified Stock Options; and

(d) as a result of termination without Cause, layoff or position elimination, the Optionee may Exercise vested Options for up to 90 days (but no later than the date the Option would expire) following the date of such termination.

On the date of termination of Continuous Service, all unvested Options shall be cancelled.

6.03 Incentive Stock Option Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and its Affiliates) exceeds the limitation imposed by Section 422 of the Code (currently $100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

6.04 Incentive Stock Option Qualifying Disposition. With respect to Shares acquired as a result of the Exercise of an Incentive Stock Option, any disposition of such Shares other than by will or by the laws of descent and distribution before the later of the expiration of the two (2) year period beginning on the Date of Grant of such Incentive Stock Option, or the expiration of the one (1) year period beginning on the date of the transfer of such Shares pursuant to such Exercise, will not be prohibited by the Plan, but may disqualify the disposition from receiving favorable tax treatment under Section 421(a) of the Code. The Committee may require an Optionee to give prompt notice (as described below) to the Company concerning any disposition of Shares received upon the Exercise of an Incentive Stock Option within: (i) two (2) years from the date of granting such Incentive Stock Option to such Optionee; (ii) one (1) year from the transfer of such shares of Stock to such Optionee or (iii) such other period as the Committee may from time to time determine. The Committee may direct in the applicable Award Agreement that an Optionee with respect to an Incentive Stock Option undertake to give such notice described in the preceding sentence at such time and containing such information as the Committee may prescribe, and/or that the certificates or book entry registration evidencing Shares acquired by Exercise of an Incentive Stock Option refer to such requirement to give such notice. Notice means written notification actually received by the Company at its executive offices on a day when the Company’s executive offices are open for business, or, if received after such time, such notice shall be deemed received on the next such day, which notice may be delivered in such manner as may be prescribed from time to time by the Committee.

Article 7. Stock Appreciation Rights.

7.01 General. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Article 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

7.02 Term. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Date of Grant.

7.03 Exercise and Payment. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive from the Company in cash (unless otherwise provided) an amount equal to the number of Shares subject to the Stock Appreciation Right that is being Exercised multiplied by the excess of: (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right. Payment shall be made in the form of Shares (with or without restrictions as to substantial risk of forfeiture and transferability, cash or a combination thereof, as determined by the Committee.

7.04 Exercise Price. The exercise price of a Stock Appreciation Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one Share on the Date of Grant of such Stock Appreciation Right. A Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per Share subject to the Stock Appreciation Right exceeds the exercise price per Share thereof.

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7.05 Stock Appreciation Right Transferability. A Stock Appreciation Right shall not be transferable except by will, by the laws of descent and distribution, or pursuant to a domestic relations order entered into by a court of competent jurisdiction, and shall be exercisable during the lifetime of the Participant.

7.06 Termination of Continuous Service. Unless otherwise provided in the terms of an Award Agreement, a vested Stock Appreciation Right may be exercised and paid only: (a) while the Participant is an Employee, a Director or a Consultant to the Company, or an Affiliate, and (b) has maintained Continuous Service as an Employee, a Director or a Consultant since the Date of Grant of the Stock Appreciation Right, provided however, if the Continuous Service of a Participant is terminated:

(a) as a result of the Participant’s Disability, such Participant may, but only within a one (1) year period from the date of such termination of Continuous Service (and no later than the date that the Stock Appreciation Right would otherwise expire), Exercise the Stock Appreciation Right to the extent the Participant was entitled to Exercise the Stock Appreciation Rightat the date of such termination of Continuous Service;

(b) as a result of the Participant’s death, to the extent the Participant was entitled to Exercise the Stock Appreciation Right immediately prior to the Participant’s death, such Stock Appreciation Right of the deceased participant may be Exercised, but only within one (1) year from the date of the Participant’s death (and no later than the date on which such Stock Appreciation Right would otherwise expire), by the person or persons (including the Participant’s estate) to whom the Participant’s rights under such Stock Appreciation Agreement shall have passed by will or by the laws of descent and distribution;

(c) as a result of the Participant’s Retirement, the Participant may Exercise his or her currently exercisable Stock Appreciation Rights for up to one year from the date of his or her Retirement (but not beyond the date when the Stock Appreciation Rights would otherwise expire); and

(d) as a result of termination without Cause, layoff or position elimination, the Participant may Exercise vested Stock Appreciation Rights for up to 90 days (but no later than the date the Stock Appreciation Right would expire) following the date of such termination.

On the date of termination of Continuous Service, all unvested Stock Appreciation Rights shall be cancelled.

Article 8. Restricted Awards.

8.01 General. A Restricted Award is an Award of actual Shares (“Restricted Stock”) or Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of Shares that shall provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation (the “Restricted Period”). Each Restricted Award so granted shall be subject to the conditions set forth in this Article 8, and to such other conditions not inconsistent with the Plan, as may be reflected in the applicable Award Agreement.

8.02 Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an Award Agreement evidencing a Restricted Stock Award and, if applicable, an escrow agreement and stock power, or such other agreements and documents, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock.

8.03 Dividend Equivalents on Restricted Stock. At the discretion of the Committee, a Participant may be granted the right to receive dividends; provided that any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends withheld shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if

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applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

8.04 Restricted Stock Units. The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No Shares shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.05 Dividend Equivalents on Restricted Stock Units. At the discretion of the Committee, each Restricted Stock Unit (representing one Share) may be credited with cash, Shares or other property equivalent to all or a portion of the dividends paid with respect to the outstanding Common Stock paid by the Company in respect of one Share (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

8.06 Restrictions on Restricted Awards.

(a) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate, or exercise control over a book entry account; (B) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement or the Plan; (C) the Shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such Shares are forfeited, the stock certificates shall be returned to the Company, or book entry positions cancelled, and all rights of the Participant to such Shares and as a shareholder with respect to such Shares shall terminate without further obligation on the part of the Company.

(b) A Restricted Stock Units Award shall be subject to forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement. If the Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company.

(c) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

8.07 Delivery of Shares for Restricted Stock and Settlement of Restricted Stock Units.

(a) Delivery of Shares for Restricted Stock. Upon the expiration of the Restricted Period with respect to any Shares of Restricted Stock, the restrictions set forth in Section 8.04 and the applicable Award Agreement shall be of no further force or effect with respect to such Shares. If an escrow arrangement is used, upon such expiration, the Company shall cause a book entry notation to be made or deliver to the Participant, or his or her beneficiary, without charge, the stock certificate or book entry notation evidencing the Shares of Restricted Stock that have been released from forfeiture restrictions, plus any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.

(b) Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one Share for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 8.03 hereof and the

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interest thereon or, at the discretion of the Committee, in Shares having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay part cash and part Shares in lieu of delivering only Shares for Vested Units. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Restricted Period lapsed with respect to each Vested Unit.

8.08 Stock Certificate Restrictions. Each certificate, or book entry account, representing Restricted Stock awarded under the Plan shall bear a legend in such form, or be subject to transfer restrictions, as the Company deems appropriate.

8.09 Restricted Award Transferability. A Restricted Award shall not be transferable except by will, by the laws of descent and distribution, or pursuant to a domestic relations order entered into by a court of competent jurisdiction.

8.10 Termination of Continuous Service. Unless otherwise provided in the terms of an Award Agreement, a time-vested Restricted Award may vest and be paid only: (a) while the Participant is an Employee, a Director or a Consultant to the Company, or an Affiliate, and (b) has maintained Continuous Service as an Employee, a Director or a Consultant since the Date of Grant of the Restricted Award, unless the Participant’s Continuous Service ceases by reason of the Participant’s termination without Cause, layoff, position elimination, death, Disability or Retirement.

Article 9. Performance Share Awards.

9.01 Grant of Performance Share Awards. Each Performance Share Award granted under the Plan, in Common Stock or share units based upon the performance of the Company during a Performance Period, shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Article 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

9.02 Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the Performance Goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

9.03 Dividend Equivalents on Performance Share Awards. At the discretion of the Committee, each Performance Share Award (representing one Share) may be credited with Dividend Equivalents. Dividend Equivalents shall be withheld by the Company for the Participant’s account, and interest (for cash-settled Dividend Equivalents) or additional Dividend Equivalents (for stock-settled Dividend Equivalents) may be credited on the amount of Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Performance Share Award (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Performance Share Award and, if such Performance Share Award is unearned or is forfeited, the Participant shall have no right to such Dividend Equivalents.

9.04 Termination of Continuous Service. Unless otherwise approved by the Committee at time of grant or in the Award Agreement, if the Continuous Service of a Participant is terminated for any reason a Performance Share Award will not vest and will be forfeited as provided in accordance with Article 11.

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Article 10. Performance Compensation Awards.

10.01 General. The Committee shall have the authority, at the time of grant of any Award described in the Plan, to designate an Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation”. In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under the Plan.

10.02 Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period the Participants that are eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Article 10.

10.03 Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Performance Formula. Within the first 90 days of a Performance Period, the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 10.03 and record the same in writing.

10.04 Payment of Performance Compensation Awards.

(a) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(b) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and/or (B) the Performance Formula, as applied against such Performance Goals indicates that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(c) Certification. Following the completion of a Performance Period, the Committee shall review and approve whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and approve the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award for the Performance Period.

(d) Use of Discretion. In determining the amount of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained.

(e) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Article 10, but in no event earlier than the end of the Performance Period or later than June 30 of the calendar year following the calendar year during which the Performance Period is completed. Payment of Awards to an individual Employee may be subject to an election to defer receipt under a nonqualified deferred compensation plan maintained by the Company.

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Article 11. Vesting.

11.01 General. The Committee shall specify the vesting schedule or conditions of each Award. It shall be a condition to the vesting of any Award made under the Plan, whether or not set forth in an Award Agreement, that the Participant render Continuous Service to the Company or an Affiliate through the applicable vesting date or dates.

Notwithstanding any other provision of the Plan, Awards granted under the Plan, other than cash-based awards, shall vest no earlier than the first anniversary of the date on which the Award is granted (the “Minimum Vesting Requirement”); provided, that the following Awards shall not be subject to the foregoing: (i) any substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Affiliates; (ii) Shares delivered in lieu of fully vested cash obligations and (iii) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available Share reserve authorized for issuance under the Plan pursuant to Section 4.01; and, provided further, that the Minimum Vesting Requirement does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award in cases of Retirement, death, Disability, a Change in Control, termination without Cause, layoff or position elimination as set forth in the Plan.

11.02 Time-Vested Awards and Dividend Equivalents.

(a)  Three Year Cliff Vesting Standard. Awards that have a time or service-based vesting schedule and are not subject to performance vesting requirements (“Time-Vested Awards”) will vest and become Exercisable, or have lapse of forfeiture restrictions, as applicable, (unless the Committee provides otherwise in the Award Agreement) on the third anniversary of the Date of Grant.

(b)  Accelerated Vesting of Time-Vested Awards. All Stock Option and Stock Appreciation Rights Time-Vested Awards shall (unless the Committee provides otherwise in the Award Agreement) automatically vest upon termination without Cause, layoff, position elimination, death, Disability or Retirement. Forfeiture restrictions on Restricted Stock Time-Vested Awards shall (unless the Committee provides otherwise in the Award Agreement) automatically lapse upon termination without Cause, layoff, position elimination, death or Disability, but shall not automatically lapse upon Retirement. Forfeiture restrictions on Restricted Stock Unit Time-Vested Awards shall (unless the Committee provides otherwise in the Award Agreement) automatically lapse upon termination without Cause, layoff, position elimination, death, Disability or Retirement; provided, however, if a Restricted Stock Unit Time-Vested Award becomes payable upon Retirement (and such Retirement constitutes a separation from service within the meaning of Code Section 409A), such Restricted Stock Unit Time-Vested Award will not be paid until the date that is six months following such date of Retirement.

(c) Minimum One Year Vesting for Time-Vested Awards. In no event will the Committee, establish an initial vesting period or initial term in an Award Agreement for a Restricted Stock or Restricted Stock Unit Time Vested Award that is less than one year after the Date of Grant and, provided further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability, a Change in Control, termination without Cause, layoff or position elimination, in the terms of the Award Agreement or otherwise.

(d)  Retirement Vesting. In the case of Restricted Stock Units that vest pursuant to Article 11 (and subject to the six-month delay for payment of Time-Vested Restricted Stock Units payable upon Retirement), such Awards shall be settled no later than two and a half months following the end of the year in which such Award vests.

11.03 Performance Awards.

(a)  General. Each Performance Share Award shall be subject to the Committee determination, based on Performance Goals for the Performance Periods to which such Award relates, as to whether the Award is earned and the extent to which it is earned.

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(b)  Minimum One Year Vesting for Performance Share Awards. In no event will the Committee, establish an initial vesting period or initial term in an Award Agreement for a Performance Award that is less than one year after the Date of Grant and, provided further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability, a Change in Control, termination without Cause, layoff or position elimination in the terms of the Award Agreement or otherwise.

(c)  Retirement Vesting. Upon a Participant’s Retirement prior to the end of a Performance Period, the Committee may (i) determine the extent to which Performance Goals with respect to such Performance Period have been met during or with respect to the period of the Participant’s active employment, and (ii) cause to be paid to the applicable Participant partial or full Awards for such future Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals. Unless otherwise approved by the Committee at time of grant or in the Award Agreement, if the Continuous Service of a Participant is terminated for any reason a Performance Award will not vest and will be forfeited.

11.04 Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an Award is outstanding, such dividends (or dividend equivalents) shall either: (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights under the Plan.

Article 12. Changes in Capital Structure.

12.01 Adjustment Upon Changes in the Common Stock. In the event of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the corporate structure of the Company, the Committee shall appropriately adjust the maximum number of Shares subject to the Plan, all Awards then currently outstanding, and the exercise price of Options and Stock Appreciation Rights, so that upon Exercise, the Participant shall receive the same number of Shares in exchange for the same aggregate exercise price he or she would have received had he or she been the holder of all Shares subject to his or her outstanding Options and Stock Appreciation Rights immediately before the effective date of such change in the capital structure of the Company, and the benefits, rights and features relating to Shares underlying Restricted Awards shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan. Any such adjustment shall not result in the issuance of fractional shares, and the Committee shall round down the number of Shares subject to any outstanding Award unless the transaction that resulted in the capital structure change specifically authorizes a rounding up of the shares. Each such adjustment shall be made in such manner so as not to constitute a “modification” in the case of Incentive Stock Options as defined in Section 424 of the Code and in the case of Non-Qualified Stock Options, in such manner so as not to constitute a “modification” within the meaning of Section 409A of the Code. Any adjustments made under this Section 12.01 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.

12.02 Adjustment Binding. Any adjustment by the Committee pursuant to this Article 12 in the number of Shares subject to the Plan or to any outstanding Award, or to the exercise price stated in any Option or Stock Appreciation Right, or to the benefits, rights and features relating to Restricted Awards, shall be final, binding and conclusive. Notice of any adjustment shall be given by the Company to each Participant holding an Award which shall have been so adjusted.

12.03 Adjustment to Grants. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

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Article 13. Effect of Change in Control.

13.01 General. Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary, in the event of a Participant’s termination of Continuous Service without Cause during the 12-month period following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the Shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of Continuous Service.

13.02 Committee Discretion. In the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company. In the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

13.03 Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

Article 14. Registration of Stock.

14.01 General. No Option granted pursuant to the Plan shall be exercisable, nor shall Restricted Stock vest, in whole or in part, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Shares subject to such Option or the Restricted Stock on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option (or the issuance of Shares thereunder) or the vesting of such Restricted Stock, unless such listing, registration, qualification, consent or approval may be effected or obtained free of any conditions not acceptable to the Committee.

14.02 Restrictions. If a registration statement under the Securities Act of 1933 (the “Securities Act”) with respect to the Shares issuable upon Exercise of any Option, Restricted Stock or other Award granted under the Plan is not in effect at the time of Exercise, as a condition of the issuance of the Shares, the Committee may require the Participant receiving Shares pursuant to an Award to give the Committee a written statement, satisfactory in form and substance to the Committee, that he or she is acquiring the Shares for his or her own account for investment and not with a view to its distribution. The Company may place upon any stock certificate issued in connection with an Award the following legend or such other legend as the Committee may prescribe to prevent disposition of the Shares in violation of the Securities Act or any other applicable securities law:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale in the absence of an effective registration statement covering such shares which has been filed under the Act or a written opinion of counsel for the Company that registration is not required.”

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Article 15. Tax Withholding.

To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant shall satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means:

(a) tendering a cash payment;

(b) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result of the Exercise or acquisition of Shares under the Award to the maximum extent permitted by law or regulation; or

(c) delivering to the Company previously owned and unencumbered Shares of the Company.

Article 16. Amendment or Termination of the Plan.

16.01 Amendment of the Plan. The Board or the Committee may, at any time, amend, modify or suspend the Plan or any provision thereof, or the Board may terminate the Plan; provided that, except as provided in Article 12, the Board or Committee may not, without the consent of the shareholders of the Company, make any amendment or modification which:

(a) increases the maximum number of Shares as to which Awards may be granted under the Plan;

(b) changes the class of eligible Participants;

(c) effects a Repricing transaction;

(d) increases materially the benefits accruing to a Participant under the Plan; or

(e) otherwise requires the approval of the shareholders of the Company under Applicable Laws (including the requirements of Section 422 of the Code) or listing requirements relating to the Shares.

16.02 Amendments Pertaining to Qualification. Notwithstanding the provisions of Section 16.01 above, the Board reserves the right to amend or modify the terms and provisions of the Plan and of any outstanding Awards granted under the Plan to the extent necessary to qualify any or all Options granted under the Plan for such favorable federal income tax treatment (including deferral of taxation upon Exercise) as may be afforded employee stock options under Section 422 of the Code, the regulations promulgated thereunder, and any amendments or replacements thereof.

16.03 Term of the Plan. Unless previously terminated by the Board, the Plan shall terminate on, and no Award shall be granted after, the tenth anniversary of the Effective Date of the Plan.

16.04 No Impairment of Rights. No amendment, modification or termination of the Plan (whether by action of the Board or by expiration of the Plan term) shall in any manner negatively affect any Award theretofore granted under the Plan without the consent of the Participant or any person claiming under or through the Participant.

Article 17. General Provisions.

17.01 Non-Uniform Treatment. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.

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17.02 Shareholders. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

17.03 Employment or Service. Nothing contained in the Plan or any applicable award agreement shall confer upon any employee or other person any right to continue in the employ or service of the Company or any Affiliate or to interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or service at any time or increase or decrease his or her compensation or fees from the rate in existence at the time of granting an Award.

17.04 Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

17.05 Clawback. Notwithstanding any other provisions in the Plan or an Award Agreement, any Award which is, or may become, subject to recovery or forfeiture under any law, regulation, Company policy, or stock exchange listing requirement, will be subject to such recovery, forfeiture, deductions and clawback as may be required to be made pursuant to any policy implemented by the Company, or to effect such law, regulation, Company policy or stock exchange listing requirement, to clawback and Award under the Plan.

17.06 Recapitalizations. Each Award Agreement shall be deemed to contain provisions required to reflect the provisions of Article 12.

17.07 Delivery. Upon exercise of a right granted under the Plan, the Company shall issue Shares or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company shall issue Shares or pay any amounts due within a reasonable period of time thereafter.

17.08 Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

17.09 Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Committee shall make a good faith effort to interpret and administer the Plan in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, (a) amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier), and (b) amounts payable upon the termination of a Participant’s Continuous Service shall only be payable if such termination constitutes a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

17.10 Section 16 Compliance. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section

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16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 17.10, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

17.11 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

17.12 Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon Exercise or payment of any Award. Proceeds from the issuance of Shares pursuant to Awards granted under the Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

17.13 Acceptance of Terms and Conditions. By accepting any benefit under the Plan, each recipient of an Award under the Plan and each person claiming under or through such recipient shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board, in any case in accordance with the terms and conditions of the Plan.

17.14 Liability. Any liability of the Company or any Affiliate to any recipient of an Award under the Plan with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company nor any Affiliate nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

17.15 Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to such state’s choice of law provisions, except as superseded by applicable federal law.

17.16 Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

17.17 Headings. The words “Article,” “Section” and “paragraph” shall refer to provisions of the Plan, unless expressly indicated otherwise. Wherever any words are used in the Plan or any Award agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

Article 18. Effective Date.

The Plan was approved by the Board on March 15, 2022, and shall be submitted to shareholders for approval at the 2022 Annual Meeting of Shareholders of the Company. The “Effective Date” of the Plan shall be the date on which such shareholder approval is obtained.

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EXHIBIT B

REPORT OF AUDIT COMMITTEE

February 22, 2022

To the Fulton Board:

We have reviewed and discussed with management Fulton’s audited financial statements as of, and for the year ended, December 31, 2021.

We have discussed with representatives of KPMG LLP, Fulton’s independent auditor, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

We have received and reviewed the written disclosures and the letter from the independent auditor required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as amended, by the PCAOB, and have discussed with KPMG the auditor’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board that the financial statements referred to above be included in Fulton’s Annual Report for the year ended December 31, 2021.

Ronald H. Spair, Chair
Denise L. Devine, Vice Chair
Steven S. Etter
George W. Hodges
Ernest J. Waters

ATTN: STOCK TRANSFER DEPARTMENT
P.O. BOX 4887
ONE PENN SQUARE
LANCASTER, PA 17604

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date for Registered Shareholders or May 12, 2022 for Plan Participants. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date for Registered Shareholders or May 12, 2022 for Plan Participants. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66188-P66487-Z81806                       KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FULTON FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Jennifer Craighead Carey	☐	☐	☐

	1b.	Lisa Crutchfield	☐	☐	☐

	1c.	Denise L. Devine	☐	☐	☐

	1d.	Steven S. Etter	☐	☐	☐

	1e.	George W. Hodges	☐	☐	☐

	1f.	George K. Martin	☐	☐	☐

	1g.	James R. Moxley III	☐	☐	☐

	1h.	Curtis J. Myers	☐	☐	☐

	1i.	Antoinette M. Pergolin	☐	☐	☐

	1j.	Scott A. Snyder	☐	☐	☐

	1k.	Ronald H. Spair	☐	☐	☐

			For	Against	Abstain

	1l.	Mark F. Strauss	☐	☐	☐

	1m.	E. Philip Wenger	☐	☐	☐

2.	NON-BINDING “SAY-ON-PAY” PROPOSAL TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.		☐	☐	☐

3.	A PROPOSAL TO APPROVE FULTON FINANCIAL CORPORATION’S 2022 AMENDED AND RESTATED EQUITY AND CASH INCENTIVE COMPENSATION PLAN.		☐	☐	☐

4.	THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS FULTON FINANCIAL CORPORATION’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Meeting Time, Date and Location

The meeting will be held at 10:00 a.m. on Tuesday, May 17, 2022 at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania 17603.

RSVP

Registered and beneficial shareholders must request an admission ticket on or before May 15, 2022 if you plan on attending the Annual Meeting in person. Shareholders can RSVP and print their admission tickets by accessing “Shareholder Meeting Registration” at www.proxyvote.com and following the instructions provided. You will need the 16-digit control number included on your proxy card, voter instruction form or “Notice of Internet Availability of Proxy Materials” that was sent to you. Each person attending the Annual Meeting must bring their printed ticket and a valid photo identification, such as a driver’s license or passport. Failure to follow these admission procedures may delay your entry into, or prevent you from being admitted to, the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Combined Document (Proxy Statement and Annual Report on Form 10-K)
is available at www.proxyvote.com.

D66189-P66487-Z81806

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FULTON FINANCIAL CORPORATION

This proxy appoints Steven R. Horst, Matthew Jozwiak and John R. Merva, or any one of them acting in the absence of the other proxies, with full power of substitution, to represent and vote, as designated on the reverse side, all of the Fulton Financial Corporation common stock: (i) held of record by the signer on March 1, 2022 and (ii) which the signer is otherwise entitled to vote, and, in their discretion, to vote upon such other business as may be properly brought before the Annual Meeting of Shareholders to be held on Tuesday, May 17, 2022, at 10:00 a.m. (the“Annual Meeting”), or any adjournment thereof.

This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR the election of the director nominees, FOR the “say-on-pay” proposal, FOR the 2022 Amended and Restated Equity and Cash Incentive Compensation Plan and FOR the ratification of the appointment of KPMG LLP.

If shares of Fulton Financial Corporation common stock are issued to, or held for the account of the person(s) signing on the reverse side (“Plan Participant”), under employee plans and voting rights are attached to such shares (any such plans, an “Employee Plan”), the Plan Participant directs the respective fiduciary (“Plan Trustee”) to vote all shares of Fulton Financial Corporation Common Stock in the Plan Participant’s name and/or account under such Employee Plan as of March 1, 2022 in accordance with the instructions herein, and, in the Plan Trustee’s discretion, to vote upon such other business as may be properly brought before the Annual Meeting, or any adjournments or postponements thereof.

Employee Plan shares will be voted by the Plan Trustee in the manner directed by the Plan Participant and, in the absence of direction by the Plan Participant, the Plan Trustee will abstain from voting such shares.

Please use the Internet or touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 16, 2022. Voting instructions for Employee Plan shares made through the Internet or telephone must be received by 11:59 p.m. Eastern Time on May 12, 2022.